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             CATERPILLAR INC.

       (INCORPORATED IN DELAWARE)

          100 NE Adams Street
        Peoria, Illinois 61629


                          NOTICE and PROXY STATEMENT

                        Annual Meeting of Stockholders

                                April 12, 1995

To Stockholders:

    You are cordially invited to attend the annual meeting of stockholders of Caterpillar Inc. (the "Company") to be held at the Loews Ventana Canyon Hotel, 7000 North Resort Drive, Tucson, Arizona, on Wednesday, April 12, 1995, at 10:30 a.m., for the following purposes:

    1. To elect three directors comprising the class of directors of the Company to be elected for a three-year term expiring in 1998;

    2. To approve amendments to the 1987 Stock Option Plan as set forth and described in the attached Proxy Statement;

    3. To approve the action of the Board of Directors in appointing Price Waterhouse LLP as independent auditors for 1995;

    4. To act upon two stockholder proposals, if properly presented to the meeting, which are set forth and described in the attached Proxy Statement; and

    5. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    The close of business on February 13, 1995 has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. The transfer books will not close.

     PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE ANNUAL MEETING. ATTENDANCE IS LIMITED TO STOCKHOLDERS OF RECORD AS OF THE RECORD DATE OR THEIR AUTHORIZED PROXY HOLDER. TICKETS MAY BE OBTAINED BY SENDING A WRITTEN REQUEST TO THE COMPANY SECRETARY. IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, YOU MUST INCLUDE IN YOUR REQUEST A LETTER FROM YOUR BROKER, BANK OR OTHER NOMINEE INDICATING THAT YOU ARE THE BENEFICIAL OWNER OF A STATED NUMBER OF SHARES OF STOCK AS OF THE RECORD DATE.

                                              By Order of the Board of Directors

                                                   R. RENNIE ATTERBURY III
Dated:  February 24, 1995                                  Secretary


                                   IMPORTANT

Please immediately review these proxy materials and sign and return your proxy in the enclosed stamped, addressed envelope. If you attend the meeting you may, if you desire, withdraw your proxy and vote in person. Please note that the Company's audited financial statements and certain other financial information are included as an Appendix to this Proxy Statement.

                        THANK YOU FOR ACTING PROMPTLY.

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                               TABLE OF CONTENTS


                                                                            Page

Notice of Annual Meeting.................................................  Cover

Matters to be Brought Before the Meeting.................................      1

Voting Rights............................................................      2

Proposal 1 - Election of Directors.......................................      2

    Nominees for Election as Directors for Terms Expiring in 1998........      3
    Directors Continuing in Office in the Class of 1996..................      4
    Directors Continuing in Office in the Class of 1997..................      5

Board of Directors' Meetings and Committees..............................      7

Compensation of Directors................................................      9

Equity Security Ownership of Management and Certain Other Beneficial
  Owners.................................................................     10

Report of the Compensation Committee on Executive Compensation...........     11

Performance Graph........................................................     16

Compensation Committee Interlocks and Insider Participation..............     16

Executive Compensation...................................................     17

Pension Program..........................................................     19

Certain Relationships and Related Transactions...........................     20

Proposal 2 - Approval of Amendments to the 1987 Stock Option Plan........     21

Proposal 3 - Approval of the Appointment of Independent Auditors.........     21

Proposal 4 - Stockholder Proposal........................................     22

Proposal 5 - Stockholder Proposal........................................     23

Filings Pursuant to Section 16 of the Securities and Exchange Act of
  1934...................................................................     24

Stockholder Proposals for the 1996 Annual Meeting........................     25

Stockholder Nominations..................................................     25

Solicitation.............................................................     25

Stockholder List.........................................................     25

Revocability of Proxy....................................................     25

Exhibit A - Caterpillar Inc. 1987 Stock Option Plan, as amended..........     26

Appendix - General and Financial Information - 1994......................    A-1

                                       i
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Caterpillar Inc.
100 NE Adams Street, Peoria, Illinois 61629                    February 15, 1995


PROXY STATEMENT

    This statement is being mailed on or about February 24, 1995, to all stockholders of record at the close of business on February 13, 1995, the record date for the determination of stockholders entitled to vote at the annual meeting of stockholders of Caterpillar Inc. (the "Company") to be held on April 12, 1995. This statement is furnished in connection with the solicitation by the Board of Directors of proxies for the annual meeting and is accompanied by the Annual Report of the Company for the year ended December 31, 1994, including certain financial information.

MATTERS TO BE BROUGHT BEFORE THE MEETING

    The Board intends to present to the meeting: (i) the election of three directors comprising the class of directors of the Company to be elected for a three-year term expiring in 1998 or until their successors have been elected and qualified; (ii) a proposal to amend the 1987 Stock Option Plan to permit the issuance of restricted stock awards to outside directors; and (iii) a proposal to approve the appointment of Price Waterhouse LLP as independent auditors for 1995. In addition, notice has been given by certain stockholders of their intention to present two proposals at the meeting.

    Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to vote your shares by signing and returning the enclosed proxy card. Your vote is important. If you wish to give your proxy to a person or persons other than those listed on the enclosed proxy card, a signed proxy card, with the two names listed on the card crossed out and replaced with the name or names of the other person or persons (but no more than two), must be presented by you or your authorized proxy holder at the meeting along with an admission ticket provided to the stockholder by the Company. The proxy card also serves as a voting instruction card with respect to shares held by an individual through the Company's Employee Investment Plans.

    The representation in person or by proxy of at least one-third of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Pursuant to the Company's bylaws and consistent with the laws of the State of Delaware, abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders except with respect to the election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

    In accordance with the Company's confidential voting policy, all proxies, ballots and voting materials will be kept confidential except for the independent third parties engaged to receive, tabulate and certify the votes. No vote of any stockholder will be disclosed to the Company or its employees, or to any third party, except (i) as may be required by law, (ii) as requested by a particular stockholder, or (iii) in certain circumstances such as the event of a contested election or initiation of other concerted action with respect to voting at a stockholder meeting.

                                                                               1
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    The Board does not know of any other matter to be acted upon at the meeting.
If any other matter should come before the meeting, holders of the proxies solicited hereby (the "proxy holders") will vote thereon in their discretion.
The Company's bylaws prescribe that matters may be brought before the meeting by a stockholder only by giving advance written notice to the Company. For purposes of the 1995 annual meeting, such notice regarding matters other than nominations for director must be received by the Secretary at the Company address not later than March 13, 1995.

VOTING RIGHTS

    Only holders of common stock of record at the close of business on February 13, 1995, are entitled to vote at the 1995 annual meeting. Each share of stock so held entitles the holder to one vote upon each matter to be voted upon. As of February 13, 1995, there were 200,400,594 shares of common stock of the Company (the "Common Stock") outstanding.

PROPOSAL 1--ELECTION OF DIRECTORS

    The Board of Directors is classified into three classes whose terms are staggered to expire in different years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a full three-year term. The terms of three of the present directors are expiring at this annual meeting. Directors elected at the annual meeting will hold office for a three-year term expiring in 1998 or until their successors are elected and qualified. The other directors will continue in office for the remainder of their terms.

    If any nominee in this Proxy Statement should for any reason become unavailable for election, the proxy holders will vote for such other nominee as may be proposed by the Board of Directors or, alternatively, the Board of Directors may reduce the number of directors to be elected at the meeting.

    Two directors in the class of 1995 are not standing for re-election. As previously announced, Mr. Charles F. Knight, chairman and chief executive officer of Emerson Electric Co. resigned from the Board effective November 23, 1994, upon acquisition by Emerson of a competitor of the Company in certain markets. Effective January 1, 1995, Mr. Gordon R. Parker was elected by the Board to replace Mr. Knight. Pursuant to Board policy regarding mandatory retirement, Mr. Walter H. Helmerich, III is retiring from the Board effective April 12, 1995. The number of directors is being reduced accordingly.

    Information about the three nominees and other directors continuing in office follows.

2
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         NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 1998

                  Principal Occupation and Other Information


[Photo of Jerry R. Junkins appears to the left of the following paragraph]

JERRY R. JUNKINS, 57, Chairman, President and chief executive officer of
Texas Instruments Incorporated, one of the world's leading high-technology companies. Mr. Junkins joined Texas Instruments in 1959. He became President and chief executive officer in 1985, and Chairman of the Board in 1988. In addition to his Texas Instruments duties, he is a member of the Dallas Citizens Council; the Board of Trustees of Southern Methodist University; The Business Roundtable; and the Business Council. He is a presidential appointee to The Advisory Committee on Trade Policy and Negotiations. He serves as a member of the Board of Directors of Proctor & Gamble Company and 3M. Mr. Junkins has been a director of the Company since 1988.


[Photo of Gordon R. Parker appears to the left of the following paragraph]

GORDON R. PARKER, 59, Retired Chairman of Newmont Mining Corporation and Newmont Gold Company. Mr. Parker joined Newmont in 1981 and served as Chief Executive Officer of Newmont Mining and Newmont Gold from 1986 through October 1993, and as Chairman from 1986 through December 1994. Mr. Parker is a director of The Williams Companies, Inc., Phelps Dodge Corporation, and Gold Fields of South Africa. He was the inaugural Chairman of the World Gold Council. Mr. Parker serves on the Board of Trustees of the Colorado Symphony Association, the Denver Area Council of the Boy Scouts of America and is Chairman of the Rocky Mountain Regional Advisory Board of the Institute of International Education. Mr. Parker has been a director of the Company since 1995.


[Photo of George A. Schaefer appears to the left of the following paragraph]

GEORGE A. SCHAEFER, 66, former Caterpillar Inc. Chairman of the Board and chief executive officer. Mr. Schaefer joined Caterpillar in 1951 and subsequently advanced through various management positions in auditing and accounting. He was named chief accountant at the San Leandro Plant in 1960 and was finance and accounting manager of Caterpillar France S.A. from 1962 to 1968. He was Manager of Corporate Accounting in General Offices in 1968 and was Manager of Manufacturing Systems Development from 1969 until being appointed Manager of the Decatur Plant in 1973. In June of 1976 he was elected Vice President in charge of the Company's financial and data processing functions. He was elected an Executive Vice President in 1981, Vice Chairman of the Board in 1984 and Chairman of the Board and chief executive officer effective February 1, 1985. Mr. Schaefer is a director of Aon Corporation; Helmerich & Payne, Inc.; McDonnell Douglas Corporation; and Morton International, Inc. Mr. Schaefer has been a director of the Company since 1983.

              DIRECTORS CONTINUING IN OFFICE IN THE CLASS OF 1996

                  Principal Occupation and Other Information


[Photo of James P. Gorter appears to the right of the following paragraph]

JAMES P. GORTER, 65, Chairman of the Board of Baker, Fentress & Company. Mr. Gorter joined Goldman, Sachs & Co. in 1956 and became a General Partner in 1965. He served as a member of Goldman Sachs Management Committee from 1976 to 1988 and served as Co-Head of the Investment Banking Division and Managing Partner of the Chicago office. He became a Limited Partner in 1988. He is a director of Consolidated-Tomoka Land Co. and American Electronic Components, Inc. He is a Trustee of Lake Forest College and a member of the Advisory Council of the Kellogg School of Management at Northwestern University. Mr. Gorter was elected a director of the Company in 1990.


[Photo of Peter A. Magowan appears to the right of the following paragraph]

PETER A. MAGOWAN, 52, Chairman of Safeway Inc. and President and managing general partner of the San Francisco Giants. During his 26 years at Safeway, his responsibilities have included managing the company's international operations in Canada, the United Kingdom, West Germany and Australia. He has been chairman of Safeway since 1980. In addition to his position at Safeway, Mr. Magowan serves as a director of Chrysler Corporation and The Vons Companies. He is a former member of the Advisory Council of the School of Advanced International Studies of Johns Hopkins University and a public member of the Hudson Institute. Mr. Magowan has been a director of the Company since 1993.

[Photo of James W. Wogsland appears to the right of the following paragraph]

JAMES W. WOGSLAND, 63, Vice Chairman of Caterpillar Inc. Mr. Wogsland joined Caterpillar in 1957 and subsequently advanced through various management positions in finance. He transferred to Caterpillar Overseas in Geneva in 1964 and was named Secretary-Treasurer of that subsidiary in 1970. He was elected Treasurer of Caterpillar Tractor Co. in 1976, and held that position until being named Director-President of Caterpillar Brasil S.A. in Sao Paulo in 1981. He was elected an Executive Vice President in 1987 and Vice Chairman in 1990. Mr. Wogsland is a member of the Advisory Board of St. Francis Hospital, Peoria, Illinois; and a Trustee of Eureka College, Eureka, Illinois. Other directorships: Protection Mutual Insurance Company; CIPSCO Incorporated and Central Illinois Public Service Company, Springfield, Illinois; and First of America Bank Corporation, Kalamazoo, Michigan. Mr. Wogsland has been a director of the Company since 1987.

                  Principal Occupation and Other Information


[Photo of Clayton K. Yeutter appears to the left of the following paragraph]

CLAYTON K. YEUTTER, 64, Of Counsel to Hogan & Hartson, a Washington, D.C.
law firm. Mr. Yeutter served as Counselor for Domestic Affairs to President George Bush in 1992. Mr. Yeutter was appointed chairman of the Republican National Committee in 1991 after serving as Secretary of Agriculture from 1989. From 1985 to 1989, Mr. Yeutter served as U.S. Trade Representative. Prior to that, he was President and Chief Executive Officer of the Chicago Mercantile Exchange since 1978. He was a senior partner of the law firm of Nelson, Harding, Yeutter & Leonard in Lincoln, Nebraska during 1977-78. He served as Deputy Special Trade Representative, Executive Office of the President from 1975 to 1977. Earlier, Mr. Yeutter held several additional positions with the Department of Agriculture and also spent several years as a faculty member of the Department of Agricultural Economics at the University of Nebraska. Other directorships: ConAgra, Texas Instruments Incorporated, Oppenheimer Funds, FMC, B.A.T. Industries, Vigoro Corporation and Lindsay Manufacturing Co. Mr. Yeutter was a director of the Company from June 1991 to February 1992 and he was reelected a director of the Company in December 1992.


              DIRECTORS CONTINUING IN OFFICE IN THE CLASS OF 1997

                  Principal Occupation and Other Information


[Photo of Lilyan H. Affinito appears to the left of the following paragraph]

LILYAN H. AFFINITO, 63, retired in 1991 as Vice Chairman of Maxxam Group
Inc. (formerly Simplicity Pattern Co. Inc.). Ms. Affinito joined Simplicity Pattern Co. Inc. in 1968, following a number of years with a national accounting firm. She was elected President and Treasurer in 1976 and Vice Chairman in 1987. She is an Emeritus Trustee of Cornell University and a member of the Board of Directors of the National Multiple Sclerosis Society; Mayo Foundation; and the Metropolitan Transportation Authority. Other directorships:
Chrysler Corporation; Tambrands, Inc.; Jostens Inc.; Kmart Corporation; Lillian Vernon Corporation; and New York Telephone Company and New England Telephone Company (subsidiaries of Nynex Corporation). Ms. Affinito has been a director of the Company since 1980.

                  Principal Occupation and Other Information


[Photo of Donald V. Fites appears to the right of the following paragraph]

DONALD V. FITES, 61, Chairman and chief executive officer of Caterpillar
Inc. Mr. Fites joined Caterpillar in 1956 and subsequently advanced through various management positions in marketing, residing in Africa and Europe for several years. In 1971, he was elected a director of Caterpillar Mitsubishi with responsibilities for marketing and sales. In 1976, he was named manager of Products Control Department in General Offices, and in 1979 became President of Caterpillar Brasil S.A. He was elected a Vice President of Caterpillar Tractor Co. in 1981, in charge of the Company's pricing, scheduling, product source planning, products control and economic forecasting functions. In 1985, he was elected as Executive Vice President, and effective June 1, 1989, was elected President and chief operating officer. He was elected Chairman of the Board and chief executive officer effective July 1, 1990. He is a trustee of the Farm Foundation and a member of The Business Council; the Advisory Committee for Trade Policy and Negotiations; the Competitiveness Policy Council; and the Business Roundtable Policy Committee. He is a director and past chairman of both the Equipment Manufacturers Institute and The National Foreign Trade Council. He is Chairman of the U.S.-Japan Business Council. He is also a trustee of The Methodist Medical Center of Illinois, Peoria; a trustee of Knox College, Galesburg, Illinois; and a member of the Salvation Army National Advisory Board. Other directorships: First Chicago Corporation; Georgia-Pacific Corporation; Mobil Corporation; Valparaiso University; Keep America Beautiful and National Association of Manufacturers. Mr. Fites has been a director of the Company since 1986.


[Photo of John W. Fondahl appears to the right of the following paragraph]

JOHN W. FONDAHL, 70, Civil Engineer, retired as Charles H. Leavell Professor of Civil Engineering at Stanford University, Stanford, California, in 1990. Mr. Fondahl joined the Stanford University faculty in 1955. He has served as Visiting Professor of Construction Engineering at the University of Sydney; Kyoto University; the University of Cape Town; the Swiss Federal Institute; the Technical University of Denmark; the University of the Andes in Colombia; and the Catholic University of Chile. Mr. Fondahl has been a director of the Company since 1976.

                  Principal Occupation and Other Information


[Photo of David R. Goode appears to the left of the following paragraph]

DAVID R. GOODE, 54, Chairman, President and chief executive officer of
Norfolk Southern Corporation, a holding company (principal subsidiaries provide surface transportation services). Mr. Goode joined Norfolk and Western Railway Company, a predecessor of Norfolk Southern, in 1965. He was elected a Vice President in 1985, Executive Vice President in 1991, President later in 1991, and Chairman and chief executive officer in 1992. He is a director of Georgia-Pacific Corporation; Norfolk Southern Corporation; TRINOVA Corporation; Association of American Railroads; the Business Committee for the Arts, Inc.; and the Business Consortium for Arts Support; a trustee of General Douglas MacArthur Memorial Foundation; Hollins College; and the Virginia Foundation for Independent Colleges; and a member of the Board of Visitors, Fuqua School of Business at Duke University. Mr. Goode has been a director of the Company since 1993.


[Photo of Joshua I. Smith appears to the left of the following paragraph]

JOSHUA I. SMITH, 53, Chairman and chief executive officer of The MAXIMA Corporation, a computer systems and management information products and services firm. Mr. Smith joined MAXIMA in 1978. He serves as chairman of the Federal Communication Commission's Small Business Advisory Committee. Other directorships include Federal Express Corporation and Inland Steel Corporation. He was appointed by former President George Bush to the U.S. Commission on Minority Business Development, where he served as chairman; the Executive Committee of the 1990 Economic Summit of Industrialized Nations; and the Board of Trustees for The John F. Kennedy Center for the Performing Arts. He has received the Man of Achievement Award from the Anti-Defamation League of B'Nai B'Rith and is chairman of the National Urban Coalition. Mr. Smith has been a director of the Company since 1993.


                  BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

    During 1994, the Board of Directors held six meetings. For the incumbent Board of Directors as a whole, attendance was 100% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings of all committees of the Board on which they served (during the periods they served). In addition, the Company's directors frequently take part in the consideration of Company matters and documents and in communications with the Chairman of the Board and others wholly apart from such meetings.

    The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Public Policy Committee.

    The Audit Committee reviews management's recommendation for selection of the Company's independent public accountants and makes recommendations to the Board regarding retention or non-retention of the independent accountants. The Committee makes all necessary inquiries of management and the independent

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accountants concerning established standards of corporate conduct and performance with regard to accounting and reporting principles. The Committee also reviews with Company management, independent accountants, and the Vice President in charge of internal audit, the Company's general internal accounting and financial reporting policies and procedures. The Committee meets periodically with the public accountants and the internal auditor to review their respective audit plans for the current year and the status of their work, including the public accountants' audit fees. Prior to public release, management and independent public accountants review with the Committee: results of audits made by the independent accountants; the Company's consolidated financial statements; and significant transactions not a normal part of the Company's operations. The Committee also reviews the Management's Discussion and Analysis ("MD&A") contained in the Company's Form 10-K to ensure it is consistent with the financial statements and adequately describes the Company's business and financial affairs. In addition, the Committee reviews management's plans to engage the Company's public accountants to perform non-audit services; evaluates the cooperation received by independent accountants during their examination; and meets periodically in private session with the public accountants, the Company's Vice President in charge of internal audit and other persons the Committee deems appropriate. The Committee is composed exclusively of directors who are not employees and who are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a Committee member. Members of the Audit Committee for 1994 were Ms. Lilyan H. Affinito (chairperson) and Messrs. John W. Fondahl, David R. Goode, James P. Gorter, Charles F. Knight (through November 23, 1994) and George A. Schaefer. During 1994, the Committee held four meetings.

    The Compensation Committee reviews the Company's employee and management compensation practices. The Committee also approves standards for the Company's compensation programs and plans, including, but not limited to, the Company's various incentive compensation, retirement and other similar plans. The Committee administers the Company's 1977 and 1987 Stock Option Plans, including the granting of options thereunder. Annually, the Committee establishes objectives for the CEO and meets privately to evaluate his performance. The Committee is composed exclusively of directors who are not employees or former employees of the Company. Also, no officer of the Company serves on the compensation committee or as a director of a company of which a Committee member or Company director is an employee. The Committee has no authority with respect to the granting of options to directors eligible to receive stock options under the 1987 Stock Option Plan. Members of the Committee for 1994 were Messrs. James P. Gorter (chairman), David R. Goode, Walter H. Helmerich, III, Jerry R. Junkins, Peter A. Magowan, and Clayton K. Yeutter. During 1994, the Committee held four meetings.

    The Nominating Committee develops and recommends to the Board of Directors criteria for the selection of candidates for director, seeks out and receives suggestions concerning possible candidates, reviews and evaluates the qualifications of possible candidates and recommends to the Board candidates for vacancies and new director positions occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the Annual Meeting of Stockholders. The Committee also advises the Board concerning possible candidates for the position of Chairman of the Board and chief executive officer, as well as for other executive officer positions within the Company. The Committee considers nominees recommended by stockholders and procedures for such nomination are referenced on page 25. Members of the Committee for 1994 were Messrs. Walter H. Helmerich, III (chairman), Donald V. Fites, Peter A. Magowan, George A. Schaefer, and Joshua
I. Smith. During 1994, the Committee held three meetings.

    The Public Policy Committee is responsible for making recommendations to the Board with respect to matters of public and social policy affecting the Company, including charitable and political contributions of the Company or any political action committee or foundation affiliated with the Company, and consumer and community relations issues. The Committee also provides general oversight of the Company's Code of Worldwide Business Conduct and Operating Principles and Policy Letters, and of the Company's environmental, disclosure, Foreign Corrupt Practices Act and other specific and general programs regarding compliance with laws relating to the Company. The Committee is responsible for reviewing major litigation, legislative proposals, proposed regulations, and stockholder proposals involving matters not falling within the auspices of another committee of the Board, and Company responses to any such proposals. Members of the Committee for 1994 were Ms. Lilyan H. Affinito and Messrs. Clayton K. Yeutter (chairman), Donald V. Fites, John W. Fondahl, Jerry R. Junkins, and Joshua I. Smith. During 1994, the Committee held four meetings.

COMPENSATION OF DIRECTORS

    Upon election of the nominees proposed herein, the Board of Directors will consist of twelve members, of whom two are salaried employees of the Company. Those directors who are salaried employees receive no additional compensation for their service as directors. Directors who are not salaried employees of the Company ("non-employee directors") are paid a retainer of $30,000 per year and fee of $1,000 for each meeting of the Board of Directors and each meeting of any committee of the Board of Directors attended, together with the expenses of attendance. The chairman of each committee receives an additional annual stipend of $5,000.

    Non-employee directors are eligible to receive stock options pursuant to the 1987 Stock Option Plan. In 1994, an option for 1,000 shares of Common Stock was granted to each director under the 1987 Stock Option Plan. The number of shares underlying this option was effectively doubled as a result of the Company's two-for-one stock split in the form of a 100% stock dividend effective
August 9, 1994. The Board of Directors also has adopted a pension plan for non-employee directors. Under the directors' pension plan, all non-employee directors who are 70 years of age and who have served as directors for five years are eligible to retire and be paid retirement income equal to the annual retainer paid to them as directors at the time of their retirement. Fifty percent of the annual pension amount payable to a retired director shall be paid to a retired director's spouse who survives him or her.

    On an annual basis, each non-employee director is eligible to participate in the Directors' Deferred Compensation Plan which allows the deferral of fifty percent or more of the annual compensation (excluding expense reimbursement) payable from time to time as a result of services performed on behalf of the Company. Ms. Affinito and Messrs. Goode, Gorter and Yeutter have elected to defer their compensation for 1995. Directors participating in this Plan may elect to have the deferred compensation invested in an interest-bearing account, a share equivalent account representing the Company's common stock, or a combination of the two. The interest-bearing account accrues interest at the applicable prime rate. Deferred compensation in the share equivalent account is treated as though it were invested in Common Stock. If a participant makes a share election, dividend equivalents accrue to a participant's account quarterly and each account is adjusted to reflect share ownership changes resulting from events such as a stock split. Participants have no voting rights with respect to the share equivalent account. All distributions from accounts are made in cash.

    All directors of the Company participate in the Directors' Charitable Award Program ("Program"). The maximum amount of award payable with respect to each participant under the Program is $1 million and is based upon the director's length of service. A director continues to be eligible to participate in the Program after he or she terminates Board service. Payments under the Program are made in 10 annual installments and commence at the death of a director. The first five installments are paid to charities designated by the director and the last five installments are paid to the Company's Charitable Foundation. The program is financed through the purchase of life insurance policies. Directors derive no financial benefit from this Program since all charitable deductions accrue solely to the Company. The purpose of the program is to acknowledge the service of the Company's Directors, recognize the interest of the Company and its Directors in supporting worthy educational institutions and charitable organizations, provide an additional means of support to the Foundation, and enhance the Company's Director benefit program so that the Company is able to continue to attract and retain Directors of the highest caliber.

    An amendment to the 1987 Stock Option Plan has been submitted for stockholder approval that would permit annual awards of 200 shares of restricted stock to each non-employee director commencing April 14, 1995. See page 21 for a discussion of that proposed amendment.

EQUITY SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL OWNERS (as of December 31, 1994)

    The following table sets forth the beneficial ownership (as defined by the rules of the Securities and Exchange Commission) of Company Common Stock by all directors (including all nominees for director), the officers named in the Summary Compensation Table on page 17, and all directors and executive officers as a group. No director beneficially owns, directly or indirectly, more than one-tenth of one percent of Company Common Stock. All directors and executive officers as a group beneficially own less than one percent of Company Common Stock. The Company has no other class of equity securities outstanding.


         Table of Equity Ownership of Directors and Executive Officers


                                                             Shares
                                                          Beneficially
                                                              Owned
                                                          ------------
        Lilyan H. Affinito                                   10,400(1)
        Glen A. Barton                                       36,454(2)
        Vito H. Baumgartner                                  26,432(3)
        Donald V. Fites                                     203,524(4)
        Gerald S. Flaherty                                   85,693(5)
        John W. Fondahl                                      11,000(6)
        David R. Goode                                        1,000
        James P. Gorter                                       8,000(7)
        Walter H. Helmerich, III                             12,000(8)
        Jerry R. Junkins                                      8,400(9)
        Peter A. Magowan                                      2,700
        Gordon R. Parker                                      1,000
        George A. Schaefer                                   45,508(10)
        Joshua I. Smith                                           0(11)
        James W. Wogsland                                    31,054(12)
        Clayton K. Yeutter                                    1,266(13)
        All directors and executive officers as a group     984,008(14)

 (1) Includes 10,000 shares subject to outside director stock options exercisable within 60 days. In addition to the shares listed above, Ms. Affinito has deferred a portion of her director compensation pursuant to the Directors' Deferred Compensation Plan representing an equivalent value as if such compensation had been invested on December 31, 1994 in 2,500 shares of Common Stock.

 (2) Includes 20,306 shares subject to employee stock options exercisable within 60 days. In addition to the shares listed above, Mr. Barton has deferred a portion of his compensation pursuant to a supplemental employee investment plan representing an equivalent value as if such compensation had been invested on December 31, 1994 in 1,057 shares of Common Stock.

 (3) Includes 9,668 shares subject to employee stock options exercisable within 60 days.

 (4) Includes 152,932 shares subject to employee stock options exercisable within 60 days. Also includes 211 shares over which Mr. Fites does not have sole voting and investment power. In addition to the shares listed above, Mr. Fites has deferred a portion of his compensation pursuant to a supplemental employee investment plan representing an equivalent value as if such compensation had been invested on December 31, 1994 in 1,758 shares of Common Stock.

 (5) Includes 59,700 shares subject to employee stock options exercisable within 60 days. In addition to the shares listed above, Mr. Flaherty has deferred a portion of his compensation pursuant to a supplemental employee investment plan representing an equivalent value as if such compensation had been invested on December 31, 1994 in 1,098 shares of Common Stock.

 (6) Includes 10,000 shares subject to outside director stock options exercisable within 60 days. Also includes 1,000 shares over which Mr. Fondahl does not have sole voting or investment power. In addition to the shares listed above, Mr. Fondahl has deferred a portion of his director compensation pursuant to the Directors' Deferred Compensation Plan representing an equivalent value as if such compensation had been invested on December 31, 1994 in 1,353 shares of Common Stock.

 (7) Includes 6,000 shares subject to outside director stock options exercisable within 60 days. In addition to the shares listed above, Mr. Gorter has deferred a portion of his director compensation pursuant to the Directors' Deferred Compensation Plan representing an equivalent value as if such compensation had been invested on December 31, 1994 in 510 shares of Common Stock.

 (8) Includes 10,000 shares subject to outside director stock options exercisable within 60 days.

 (9) Includes 8,000 shares subject to outside director stock options exercisable within 60 days.

(10) Includes 4,000 shares subject to outside director stock options exercisable within 60 days.

(11) As of February 1, 1995, Mr. Smith holds 100 shares of Company Common Stock.

(12) Includes 7,800 shares subject to employee stock options exercisable within 60 days. In addition to the shares listed above, Mr. Wogsland has deferred a portion of his compensation pursuant to a supplemental employee investment plan representing an equivalent value as if such compensation had been invested on December 31, 1994 in 1,351 shares of Common Stock.

(13) Includes 666 shares subject to outside director stock options exercisable within 60 days. In addition to the shares listed above, Mr. Yeutter has deferred a portion of his director compensation pursuant to the Directors' Deferred Compensation Plan representing an equivalent value as if such compensation had been invested on December 31, 1994 in 444 shares of Common Stock.

(14) Includes 592,562 shares subject to employee and outside director stock options exercisable within 60 days. Also includes 5,181 shares for which voting and investment power is shared and 900 shares for which beneficial ownership has been disclaimed.

    Listed below are persons who, to the knowledge of the Company, own beneficially, as of December 31, 1994, more than five percent of the Company's Common Stock.

            Table of Equity Ownership of Certain Beneficial Owners

                                   Voting               Dispositive
                                  Authority              Authority          Total Amount     Percent
                             -------------------    ---------------------   of Beneficial      of
     Name and Address           Sole      Shared        Sole       Shared     Ownership       Class
     ----------------        ----------   ------    ------------   ------   --------------   -------
Joint filing by FMR Corp.       967,252       0       16,442,622      0       16,442,622      8.07%
  and Edward C. Johnson 3d
82 Devonshire Street
Boston, MA 02109

The Capital Group             1,627,250       0       11,739,250      0       11,739,250      5.79%
  Companies, Inc.
333 South Hope Street
Los Angeles, CA 90071




        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Policies

    The Compensation Committee ("Committee") establishes compensation guidelines and targets based upon the performance of the Company, of business units within the Company, and of individual executive officers. The Committee's goal is to establish a compensation program that: strengthens the commonality of interest between management and Company stockholders; links effectively executive compensation with Company performance over the long term; and attracts and retains executives of high caliber and ability. For 1994, that program consisted of base salary, short-term incentive compensation, stock options, and long-term incentive compensation.

    The Committee believes this compensation program was a significant factor contributing to the Company's success this past year. For 1994, the Company recorded a profit of $955 million or $4.70 per share, reflecting four consecutive quarters of record profit. The Company's stock price increased 24 percent, significantly outperforming the S&P 500 Composite Index and the Company's peer group, the S&P Machinery (Diversified) Index. The impact of that success on cumulative stockholder return is demonstrated in the performance graph on page 16.

Base Salary

Executive Officers
- ------------------

    Base salaries of individual executive officers and their applicable salary ranges are reviewed annually by the Committee. In determining adjustments to base salary and salary ranges for a particular year, the Committee relies on reports from consultants regarding total short-term compensation (midpoint of salary range plus applicable short-term incentive compensation) at companies comparable to the Company in size, market capitalization or principal undertaking. In making salary adjustments, the Committee also makes subjective determinations regarding the performance of individual officers, with the assistance of these officers' supervisors.

    As of year-end 1993, two surveys conducted by separate compensation consultants revealed that total short-term compensation of Company executive officers was below market average. All companies surveyed are included in the S&P 500 Composite Index and three companies surveyed, in addition to the Company, are included in the S&P Machinery (Diversified) Index.

    In response, the Committee increased salary ranges applicable to executive officers for 1994 by 5 percent. While this change made the short-term compensation opportunity for executive officers minimally competitive at the midpoint of the salary range, actual base salaries of executive officers and their corresponding potential awards under the Corporate Incentive Compensation Plan discussed below remained below market average for 1994 according to the surveys discussed above.

  In addition to this salary range adjustment, the Committee approved increases in the base salary of all executive officers for 1994. These increases were based upon a subjective analysis of each officer's individual performance.

Chief Executive Officer
- -----------------------

    Effective January 1, 1994, Mr. Fites' base salary was increased. In providing this increase, the Committee considered Mr. Fites' contributions to the Company and industry during his tenure, as well as consultant reports comparing his base salary to that of other chief executive officers.

    Since Mr. Fites became Chairman, the Company has maintained its position as the world's leading manufacturer of construction and mining equipment, despite substantial foreign and domestic competition. In fact, during Mr. Fites' tenure, the Company's competitive position has improved. Mr. Fites has spearheaded an organizational restructuring of the Company and a factory modernization program that have been substantial contributors to the Company's increasing profitability the past two years. During Mr. Fites' tenure, the Company has developed stronger relationships with its principal stockholders, dealers and employees. In addition, product lines have been improved and unproductive assets and operations have been eliminated. As discussed in more detail below, Mr. Fites has achieved these objectives while at the same time addressing a difficult labor situation involving the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the "UAW").

    As Chairman, Mr. Fites' accomplishments have not been limited to the Company. He has played an important role in several initiatives designed to benefit the industry as a whole. Specifically, Mr. Fites made significant contributions regarding the North American Free Trade Agreement and the General Agreement on Tariffs and Trade. He has served as a director and former chairman of the Equipment Manufactures Institute and the National Foreign Trade Council. He is also chairman of the U.S.-Japan Business Council and a director of the National Association of Manufacturers. Most recently, Mr. Fites was appointed by the United States House of Representatives to the Competitiveness Policy Council, a bi-partisan national commission that makes recommendations to the President and Congress to enhance the productivity and international competitiveness of U.S. industries.

    At the end of 1993, survey results revealed Mr. Fites' salary was below average with respect to surveyed companies. Surveys examined were those described above with respect to officer base salaries. To bring Mr. Fites' salary to a more competitive level and to reflect accurately his contributions noted above, the Committee believed the salary increase was warranted. With this increase, Mr. Fites' base salary remained below average with respect to surveyed companies.

Short-Term Incentive Compensation

Executive Officers
- ------------------

    In 1994, executive officers, together with most management and salaried employees, participated in the Company's Corporate Incentive Compensation Plan ("Incentive Plan"). Payouts under the Incentive Plan for 1994 were based on a team award incorporating Company return on assets ("ROA") for the year and an individual award based on a subjective determination of individual performance. In 1994, a total of approximately $190 million was earned by Company employees under corporate and business unit incentive plans.

    In 1994, the team award portion of the payout was calculated by multiplying
(a) annual base salary, (b) a specific percentage of base salary, which increases for higher positions within the Company ("Position Percentage"), thereby placing a greater percentage of compensation at risk for those with greater responsibilities and opportunity to affect Company performance, and (c) a performance factor based upon the Company's achievement of specific levels of ROA.

l2

    Before any amount could be awarded under the Incentive Plan for 1994, a minimum Company ROA level had to be achieved, with increasing amounts to be awarded for Company achievement up to the maximum ROA. For 1994, the target ROA level under the Incentive Plan was significantly exceeded (although the maximum was not achieved) and all executive officers received a team award.

    In 1994, the Position Percentage was adjusted upward by 5 percentage points for executives other than the chief executive (see discussion below regarding a Position Percentage adjustment for the chief executive). The Committee believed these adjustments were necessary to more closely align total short-term compensation of Company executive officers with those of executive officers at companies surveyed (see discussion above under Base Salary regarding the details of the comparison). As noted above, with this Position Percentage adjustment, executive officer short-term compensation remains below average in relation to companies surveyed.
    In addition to a team award, all executive officers received an individual award under the Incentive Plan in 1994 based on a subjective determination of individual performance. The aggregate of individual awards to all officers cannot exceed the amount available in a discretionary pool established for such awards. The discretionary pool amount is a specific percentage of team awards paid to all executive officers.

    In 1994, fifteen executive officers (including one named executive officer, Mr. Vito H. Baumgartner) participated in incentive plans applicable to the business unit for which they had primary responsibility. The Company has 168 incentive compensation plans applicable to business units and divisions within those units. Each business unit within the Company has its own criteria for determining incentive compensation for its employees. With the exception of eight business unit plans, for 1994, at least 25% of the payout under a business unit plan had to be based on Company achievement of ROA levels applicable to the Incentive Plan. Other factors determining business unit payout in 1994 included return on sales for the particular unit ("ROS"), unit ROA, unit profit, operating expenses, percentage of industry sales, and customer satisfaction. In addition, units providing administrative services to other units within the Company had a portion of their incentive compensation tied to the performance of those other units. The two most widely used factors determining payouts under the business unit plans in 1994 were unit ROS and unit ROA.

    In 1994, executive officers participating in their respective business unit incentive plans were eligible to receive fifty percent of the team award amount that would have been awarded if he or she had participated solely in the business unit plans, and fifty percent of the amount that would have been awarded had the officer participated solely in the Incentive Plan. Fifteen executive officers (including Mr. Baumgartner) received payments based on 1994 performance of their business units.

    Based on competitive concerns, the Company does not believe it is appropriate for purposes of this report to disclose specific performance factors applicable to each individual business unit. Because these factors reflect the Company's view regarding criteria essential for each unit's long-term success, disclosure of such factors on a unit by unit basis would be detrimental to the Company and its stockholders by giving competitors a comprehensive blueprint, dissected by business unit, for attacking the Company in the marketplace.

Chief Executive Officer
- -----------------------

    Mr. Fites participates in the Incentive Plan. Because the Company exceeded its target ROA level under the Incentive Plan for 1994, Mr. Fites received a team award under the Incentive Plan. In 1994, the Position Percentage for Mr. Fites' team award was adjusted upward by ten percentage points. The Committee believed this adjustment was necessary to more closely align Mr. Fites' short-term compensation with that of other chief executive officers at companies surveyed (see discussion above under executive officer base salary regarding the details of the comparison). Even with this Position Percentage adjustment, Mr. Fites' total short-term compensation remains below average with respect to short-term compensation of other chief executives surveyed.

    Mr. Fites also received an individual award under the Incentive Plan for 1994. In making that award, the Committee considered Company performance during 1994, in particular, sales, revenues and after tax profit, as well as Mr. Fites' individual performance during 1994.

    At the beginning of 1994, Mr. Fites discussed with the Committee his goals and expectations regarding 1994 sales and revenues and profit after tax for the Company. These goals were challenging and the Company well exceeded them under Mr. Fites' leadership.

    The Company achieved these results in the midst of a strike by the UAW commencing June 21, 1994. At the beginning of the strike, Mr. Fites implemented plans designed to meet the needs of Company customers and quickly ramped up production schedules. As a result, the average production rate at struck manufacturing facilities was 14% higher during the last six months of 1994 than during the first six months of that year.

    Under Mr. Fites' leadership, the strike had no impact on Company profit. For 1994, Company profit was significantly higher than for 1993, and sales and revenues increased by 23%. The Committee recognizes that these accomplishments also were due, in large part, to the dedication and teamwork of thousands of hourly, salaried and management employees and temporary and contract personnel.

Stock Options

Executive Officers
- ------------------

    In 1994, all executive officers, as well as other key employees, were granted incentive (as defined in Section 422A of the Internal Revenue Code) and non-qualified stock options under the Company's 1987 Stock Option Plan ("Option Plan"). Incentive stock options were granted up to the maximum number of shares which may be issued in accordance with U.S. tax law to an individual. The remaining portion of any option grant not issued as an incentive stock option was issued as a nonqualified stock option.

    The number of options granted to a particular officer in 1994 depended upon that officer's position in the Company and a subjective assessment of that officer's individual performance. Specifically, a base stock option award was determined for each officer level using position multiples for each level. The award was then adjusted based on individual performance. Company performance criteria were not considered.

    To ensure executive officers retain significant stockholdings in the Company, the Committee encourages them to own a number of shares at least equal to the average number of shares for which they received options in their last three option grants. For 1994, if seventy-five percent of the minimum ownership guideline was not met, significant progress had not been made to achieve the desired ownership level, or a satisfactory explanation for failure to meet the guideline had not been presented, the Committee would have reduced the number of shares included in the officer's grant. For 1994, no officer was penalized for low share ownership in receiving stock options.

Chief Executive Officer
- -----------------------

    In 1994, Mr. Fites received an option grant covering 60,000 shares of Company stock, as reflected in the Summary Compensation Table and Option Grants Table. Like other executive officers, Mr. Fites received this grant based upon his position in the Company and an assessment of his individual performance. Individual performance factors considered by the Committee are those discussed above with respect to Mr. Fites' base salary increase and individual Incentive Plan award.

Long-Term Incentive Compensation

Executive Officers
- ------------------

    The Company has a long-term incentive supplement to the Option Plan ("Supplement"). Under the Supplement, a three-year performance period ("cycle") is established each year, with participants receiving a payout (50% in cash and 50% in restricted stock) if certain minimum, target or maximum performance thresholds are achieved at the end of the cycle. The Committee has discretion to apply different performance criteria for different cycles. The Committee also has discretion during a cycle to adjust performance measures set for that period to reflect changes in accounting principles and practices; mergers, acquisitions or divestitures; major technical innovations; or extraordinary, nonrecurring or unusual items. The first cycle was established in 1993 pursuant to stockholder approval. Accordingly, the first payout under the Supplement will occur, if at all, in 1996.

    In 1994, the Committee established a cycle to end in 1996. Amounts that can be paid at the end of that cycle depend upon an executive's base salary at the end of the period, a predetermined percentage of that salary that varies based on an executive's position, and whether certain ROA thresholds have been achieved. For an executive to receive any payout under the cycle established in 1994, the Company must achieve a threshold ROA level for the cycle. If a target ROA level is achieved, a larger amount would be received, while attaining a certain maximum ROA level would yield the maximum amount payable under the cycle. The threshold ROA level is 70% of the target level, while the maximum ROA level is 130% of target. If applicable ROA levels are achieved, a payout under the cycle established in 1994 would occur in 1997.

Chief Executive Officer
- -----------------------

    Mr. Fites has the potential to receive in 1997 a payout under the Supplement for the 1994-1996 cycle based on the criteria established in 1994 and discussed above for executive officer awards under the Supplement. Specific reference to minimum, target, and maximum amounts that could be received by Mr. Fites under criteria for cycles established in 1993 and 1994 are referenced in the Long-Term Incentive Plans/Awards table on page 19.

Impact of Section 162 of the Internal Revenue Code

    Effective January 1, 1994, the Revenue Reconciliation Act of 1993 amended
Section 162 of the Internal Revenue Code to eliminate the deductability of certain compensation over $1 million paid to the chief executive officer and other named executive officers. In 1994, the Committee monitored interpretations under amended Section 162 to assess potential impact upon Company executive compensation. The Committee believes that based on transition rules under amended Section 162, the Option Plan and Long-Term Incentive Supplement would not be subject to the $1 million cap, if at all, until 1997. In the interim, the Committee will continue to monitor developments under
Section 162 and its impact on those plans. The Committee believes that while amounts under the Incentive Plan are currently subject to the cap, the impact of such amounts on deductability is nominal, such that a change to the Incentive Plan is not warranted at this time.

        James P. Gorter (Chairman)         Clayton K. Yeutter
        Walter H. Helmerich, III           David R. Goode
        Jerry R. Junkins                   Peter A. Magowan

PERFORMANCE GRAPH

    The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) of the Company's Common Stock for the five-year period from December 31, 1989 through December 31, 1994 with the Standard & Poor's 500 Composite Index and the Standard & Poor's Machinery (Diversified) Index. The comparisons are not intended to forecast or be indicative of possible future performance of the Company's stock. In addition, the Company's principal competitors are located outside the United States and are not included in published industry indexes.


             Comparison of Five Year Cumulative Total Stockholder
           Return Among Caterpillar Inc., S&P 500 Composite Index,
                     and S&P Machinery (Diversified) Index


                                    [GRAPH]



December 31,         1989    1990   1991    1992    1993    1994
- ------------         ----   -----  ------  ------  ------  ------
Caterpillar           100   83.13   79.62   98.42  164.74  205.77
S&P 500               100   96.89  126.28  135.88  149.52  151.55
S&P Machinery
  (Diversified)       100   86.26  102.55  104.65  154.93  150.84


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Members of the Compensation Committee during 1994 were Messrs. James P. Gorter (Chairman), David R. Goode, Walter H. Helmerich, III, Jerry R. Junkins, Peter A. Magowan, and Clayton K. Yeutter. Mr. Gorter also is a limited partner of Goldman, Sachs & Co. ("Goldman") which performed various investment banking services for the Company during 1994 and is anticipated to perform such services in 1995. As a limited partner, Mr. Gorter is not involved in the business operations of Goldman.

EXECUTIVE COMPENSATION

    The following table summarizes all compensation paid to the Company's chief executive officer and to each of the Company's four most highly compensated executive officers other than the chief executive officer for services rendered to the Company for the years ended December 31, 1994, 1993 and 1992.



                          Summary Compensation Table

                                                                  Long-Term
                                                                 Compensation
                                                                 ------------
                                Annual Compensation                 Awards
                        ----------------------------------------  -----------
                                                                  Securities
Name and                                            Other Annual  Underlying     All Other
Principal Position      Year     Salary   Bonus(2)  Compensation  Options(3)   Compensation(1)
- ------------------      ----    --------  --------  ------------  -----------  ---------------
D. V. Fites,            1994    $800,000  $772,800      $-0-        60,000         $38,400
 Chairman and Chief     1993     670,000   339,024       -0-        40,000          32,160
 Executive Officer      1992     550,000       -0-       -0-        84,000          26,400

J. W. Wogsland,         1994    $550,000  $487,025      $-0-        30,000         $26,400
 Vice Chairman          1993     490,000   246,928       -0-        23,400          23,520
                        1992     400,000       -0-       -0-        62,000          17,333

G.A. Barton,            1994    $360,000  $289,800      $-0-        20,000         $15,600
 Group President        1993     325,000   148,395       -0-        15,300          11,983
                        1992     285,000       -0-       -0-        36,000          11,400

G.S. Flaherty,          1994    $360,000  $289,800      $-0-        20,000         $16,560
 Group President        1993     325,000   148,395       -0-        15,300          13,000
                        1992     285,000       -0-       -0-        36,000          11,400

V. H. Baumgartner,(4)   1994    $393,264  $325,171      $-0-        10,200         $15,731
 Vice President         1993     335,762    87,968       -0-         9,000             -0-
                        1992     344,070       -0-       -0-        20,000             -0-

(1) Consists of matching Company contributions for the Employees' Investment Plan (EIP) and Supplemental Employees' Investment Plan (SEIP). For 1994, matching contributions for EIP and SEIP respectively were Messrs. Fites ($8,763 / $29,637), Wogsland ($8,750 / $17,650), Barton ($8,996 / $6,604),
    and Flaherty ($8,875 / $7,685). Mr. Baumgartner received $15,731 in Company contributions under a defined contribution plan established for employees of a foreign subsidiary. Mr. Baumgartner does not participate in a plan comparable to SEIP.

(2) Consists of cash payments made pursuant to the Corporate Incentive Compensation Plan in 1995 with respect to 1994 performance and in 1994 with respect to 1993 performance.

(3) Number of Options granted under the 1987 Stock Option Plan. Numbers for 1994, 1993, and 1992 have been adjusted to reflect a two-for-one stock split effective after the 1994 grant.

(4) Dollar amounts are based on compensation in Swiss Francs converted to U.S. dollars and are affected by fluctuating exchange rates.



    The following tables set forth certain information at December 31, 1994 and for the fiscal year then ended with respect to stock options and stock appreciation rights granted to and exercised by the individuals named in the Summary Compensation Table above. No options have been granted at an option price below fair market value on the date of grant. Although no outstanding options have been repriced, an exercise price adjustment was made to such options to reflect a two-for-one split in the Company's stock during 1994.

                             OPTION GRANTS IN 1994

                    ------------------------------------------------------------------------------
                                  Individual Grants
                    ---------------------------------------------  Potential Realizable Value
                    Number of   % of Total                          at Assumed Annual Rates
                    Securities   Options                           of Stock Price Appreciation
                    Underlying  Granted to  Exercise                   for Option Term(1)
                     Options    Employees     Price    Expiration  -------------------------------
Name                Granted(2)  In 1994(3)  Per Share     Date           5%             10%
- ----                ----------  ----------  ---------  ----------  --------------  ---------------
D. V. Fites           60,000       3.79     $53.5312   06/07/2004  $    2,019,930  $     5,118,895

J. W. Wogsland        30,000       1.90      53.5312   06/07/2004       1,009,965        2,559,448

G. A. Barton          20,000       1.26      53.5312   06/07/2004         673,310        1,706,298

G. S. Flaherty        20,000       1.26      53.5312   06/07/2004         673,310        1,706,298

V. H. Baumgartner     10,200        .64      53.5312   06/07/2004         343,388          870,212

Executive Group      331,600      20.97      53.5312   06/07/2004      11,163,481       28,290,428

All Stockholders(4)      N/A        N/A          N/A       N/A      6,847,518,474   17,352,940,933

Executive Group
Gain as % of all
Stockholder Gain         N/A        N/A          N/A       N/A               .16%             .16%


(1) The dollar amounts under these columns use the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates of appreciation would result in per share prices of $87.1967 and $138.8461, respectively. The Company expresses no opinion regarding whether this level of appreciation will be realized and expressly disclaims any representation to that effect.

(2) Options are exercisable upon completion of one full year of employment following the grant date (except in the case of death or retirement) and vest at the rate of one-third per year over the three years following the grant. Upon exercise, option holders may surrender shares to pay the option exercise price and satisfy tax withholding requirements. Numbers have been adjusted to reflect a two-for-one stock split effective after the date of the grant.

(3) In 1994, options for 331,600 shares were granted to all executive officers, as a group; options for 22,000 shares were granted to all directors who are not executive officers, as a group; and options for 1,249,940 shares were granted to all employees other than executive officers, as a group.

(4) For "All Stockholders" the potential realizable value is calculated from $53.5312, the price of Common Stock on June 7, 1994, based on the outstanding shares of Common Stock on that date.



                   AGGREGATED OPTION/SAR EXERCISES IN 1994,
                      AND 1994 YEAR-END OPTION/SAR VALUES

                                                     Number of Securities
                                                    Underlying Unexercised       Value of Unexercised
                                                       Options/SARs at          In-the-Money Options/
                                                        1994 Year-End          SARs at 1994 Year-End(2)
                    Shares Acquired     Value     --------------------------  --------------------------
Name                On Exercise(1)   Realized(2)  Exercisable  Unexercisable  Exercisable  Unexercisable
- ----                ---------------  -----------  -----------  -------------  -----------  -------------
D. V. Fites             12,000       $  191,625     152,932       114,668     $3,674,675    $1,270,069
J. W. Wogsland          66,134        1,515,100       7,800        66,266        137,232       842,802
G. A. Barton            48,934        1,065,976      20,306        42,200        517,676       513,583
G. S. Flaherty          22,300          508,553      59,700        42,200      1,484,570       513,583
V. H. Baumgartner       10,066          220,576       9,668        22,866        220,732       289,719

(1) Upon exercise, option holders may surrender shares to pay the option exercise price and satisfy tax withholding requirements. The amounts provided are gross amounts absent netting for shares surrendered. Numbers have been adjusted to reflect a two-for-one stock split effective in 1994.

(2) Calculated on the basis of the fair market value of the underlying securities at the exercise date or year-end, as the case may be, minus the exercise price.

    The following table sets forth certain information regarding estimated potential awards to named executive officers pursuant to the Long-Term Incentive Supplement to the Company's 1987 Stock Option Plan. Currently, there are two Long-Term Incentive Supplement cycles in effect. A plan was established in 1994 with a cycle ending in 1996 and payout, if at all, in 1997. As reported in the Company's proxy statement for 1993, a plan also was established in 1993 with a cycle ending in 1995 and payout, if at all, in 1996. Prior to 1993, the Long-Term Incentive Supplement did not exist.




                              LONG-TERM INCENTIVE
                         PLANS/AWARDS IN 1994 AND 1993


                                        Estimated future payouts under
                     Performance or      non-stock price-based plans
                   Other Period Until   ------------------------------
Name              Maturation or Payout  Threshold    Target   Maximum
- ----              --------------------  ---------   --------  --------
D. V. Fites             1994-1996       $300,000    $600,000  $900,000
                        1993-1995       $300,000    $600,000  $900,000

J. W. Wogsland          1994-1996       $210,000    $420,000  $630,000
                        1993-1995       $210,000    $420,000  $630,000

G. A. Barton            1994-1996       $100,000    $200,000  $300,000
                        1993-1995       $100,000    $200,000  $300,000

G. S. Flaherty          1994-1996       $100,000    $200,000  $300,000
                        1993-1995       $100,000    $200,000  $300,000

V. H. Baumgartner       1994-1996       $ 70,800    $141,600  $212,400
                        1993-1995       $ 70,800    $141,600  $212,400




    Payout is based upon an executive's base salary at the end of the three-year cycle, a predetermined percentage of that salary, and the Company's achievement of specified levels of return on assets ("ROA") over the three year period. The target amount will be earned if 100% of targeted ROA is achieved. The threshold amount will be earned if 70% of targeted ROA is achieved, and the maximum award amount will be earned at 130% of targeted ROA. Salary levels for 1994 were used to calculate the estimated dollar value of future payments under both cycles.

PENSION PROGRAM

    Under the Company's pension program covering officers and other management employees, annual benefits are payable upon retirement. The full cost of this pension program is paid by the Company. Officers are required to retire at age
65. Most other management employees may, under federal law, work indefinitely. Retirement prior to age 62 results in an appropriate pension reduction. The amounts shown in the following table are the estimated aggregate annual benefits for various levels of earnings and years of benefit service payable in the event of retirement after age 62 and not later than age 65.

                              PENSION PLAN TABLE

- ----------------------------------------------------------------
Remuneration                 Years of Service
- ----------------------------------------------------------------
                 15        20        25        30         35
              --------  --------  --------  --------  ----------
$  100,000    $ 22,500  $ 30,000  $ 37,500  $ 45,000  $   52,500
$  150,000      33,750    45,000    56,250    67,500      78,750
$  200,000      45,000    60,000    75,000    90,000     105,000
$  250,000      56,250    75,000    93,750   112,500     131,250
$  300,000      67,500    90,000   112,500   135,000     157,500
$  350,000      78,750   105,000   131,250   157,500     183,750
$  400,000      90,000   120,000   150,000   180,000     210,000
$  450,000     101,250   135,000   168,750   202,500     236,250
$  500,000     112,500   150,000   187,500   225,000     262,500
$  550,000     123,750   165,000   206,250   247,500     288,750
$  650,000     146,250   195,000   243,750   292,500     341,250
$  750,000     168,750   225,000   281,250   337,500     393,750
$  850,000     191,250   255,000   318,750   382,500     446,250
$  950,000     213,750   285,000   356,250   427,500     498,750
$1,100,000     247,500   330,000   412,500   495,000     577,500
$1,400,000     315,000   420,000   525,000   630,000     735,000
$1,600,000     360,000   480,000   600,000   720,000     840,000
$1,950,000     438,750   585,000   731,250   877,500   1,023,750

    The compensation covered by the pension program is generally based on an employee's annual salary and bonus. Amounts payable pursuant to a defined benefit supplementary pension plan are included. As of December 31, 1994, the persons named in the Summary Compensation Table had the following estimated credited years of benefit service for purposes of the pension program: D. V. Fites - 35 years*; J. W. Wogsland - 35 years*; G. A. Barton - 34 years; G. S. Flaherty - 35 years*; and V. H. Baumgartner - 30 years**. The amounts payable under the pension program are computed on the basis of an ordinary life annuity and are generally not subject to deductions for Social Security benefits or other amounts.

_______________
* Although having served more than 35 years with the Company, amounts payable under the plan are based on a maximum of 35 years of service.

** Mr. Baumgartner is covered by the pension plan of a subsidiary of the Company which is intended to provide benefits comparable to those under the Company's pension program. There are no material differences between Mr. Baumgartner's pension plan benefits and those disclosed in the table.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    For disclosure regarding a reportable relationship involving Mr. James P. Gorter, a director of the Company, see page 16, "Compensation Committee Interlocks and Insider Participation."

    Mr. Siegfried R. Ramseyer, a Vice President of the Company, was Managing Director of Caterpillar Overseas S.A. ("Subsidiary") until December 31, 1992, and is indebted to that Subsidiary in the amount of approximately $302,826. The loan relates to a home purchase by Mr. Ramseyer in Switzerland and is collateralized by a mortgage on the property. The primary purpose of the transaction was to permit Mr. Ramseyer to retain his home in Switzerland and to purchase a home in the United States where he has been assigned. The loan is interest free and repayable to the Subsidiary no later than December 31, 2002. If for any reason Mr. Ramseyer returns to Switzerland or ceases to act as a Vice President of the Company prior to December 31, 2002, the Subsidiary is entitled to request repayment of the loan upon giving 60 days prior written notice. During Mr. Ramseyer's assignment in the United States, the Subsidiary may lease the property and receive rental income.

PROPOSAL 2-APPROVAL OF AMENDMENTS TO THE 1987 STOCK OPTION PLAN TO PERMIT RESTRICTED STOCK AWARDS TO OUTSIDE DIRECTORS

    The Board recommends that stockholders approve amendments to the 1987 Stock Option Plan ("Option Plan") permitting restricted stock awards to directors that are not Company employees ("Outside Directors"). The Board believes these amendments would further align the interests of its members with stockholders. The Board also believes the amendments would promote retention of qualified Board members and attraction of qualified Board candidates. According to surveys commissioned by the Company, total compensation paid in retainer and meeting fees to our Outside Directors is below average. Those surveys also indicate that there is a growing trend to pay a portion of that total compensation in Company stock. A significant percentage of surveyed companies provide a portion of Outside Director compensation in common stock. The award of restricted stock would be in lieu of an increase in the retainer fee for Outside Directors. The amendments are described below, and such description is qualified in its entirety by reference to the attached Exhibit A, which includes the text of the Option Plan, as proposed to be amended.

    Under the current Option Plan and Long-Term Incentive Supplement thereto, officers and other key employees are eligible to receive restricted stock awards, options, stock appreciation rights, and long-term incentive awards. Pursuant to a formula, Outside Directors are eligible to receive nonqualified options to purchase Common Stock. The current Option Plan specifically precludes restricted stock awards to directors.

    The proposed amendments would permit the Company to grant 200 shares of restricted stock to each Outside Director on April 14, 1995, and each January 1 thereafter. Restricted stock awards would be made from shares of Company Common Stock otherwise available for stock option grants under the Option Plan.

    The stock would be subject to a restricted period of three years from the date of grant. During that period, the recipient would not be entitled to delivery of the stock certificate underlying the award. That certificate would be held in escrow until expiration of the restricted period, at which time it would be delivered to the recipient.

    During the restricted period, the recipient would have a beneficial interest in the restricted stock and all attendant privileges, including the right to vote the stock and receive dividends. Transfer of such ownership and privileges during the restricted period, other than by will or the laws of descent and distribution, would be prohibited. If during the restricted period the recipient ceased to serve as a director of the Company for reasons other than death, disability or retirement, the award would be forfeited and the stock certificate returned to the Company.



                               New Plan Benefits
                            1987 Stock Option Plan
       Amendment to Permit Restricted Stock Awards to Outside Directors

        Group 1/1/           Dollar Value ($)/2/     Number of Shares/3/
  ----------------------     -------------------     -------------------
  Outside Directors (10)           $103,000                 2,000

/1/ None of the executive officers (including those named in the Summary
    Compensation Table) or other officers or employees of the Company would receive restricted stock awards pursuant to this amendment.

/2/ Based on the closing price per share of the Company's common stock of $51.50 on February 1, 1995.

/3/ The number of shares to be issued in the aggregate to all Outside Directors in 1995.


    For reasons discussed above, the Board of Directors believes these amendments to the Option Plan would be in the best interest of the Company and its stockholders and recommends a vote FOR the proposal.

PROPOSAL 3-APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors wishes to obtain from the stockholders an indication of their approval or disapproval of the Board's action in appointing Price Waterhouse LLP ("Price Waterhouse") as independent auditors of the Company for the year 1995.

    Price Waterhouse have been the independent auditors of the Company since its incorporation in 1925. No relationship exists other than the usual relationship between independent public accountant and client.

    In the event the appointment of Price Waterhouse as independent auditors for 1995 is not approved by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to consider the selection of other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 1995 will be permitted to stand unless the Board finds other good reason for making a change. The directors recommend a vote FOR the approval of the appointment of Price Waterhouse.

    Representatives of Price Waterhouse are expected to be present at the annual meeting of stockholders on April 12, 1995, with the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

PROPOSAL 4-STOCKHOLDER PROPOSAL

    Mr. Dana L. Wiggins, Fund Chairman for the Northern Nevada Carpenters Pension Trust ("Fund"), advises that, on behalf of the Fund (owner of 1,600 shares of Company stock), he or another representative of the Fund intends to present for consideration and action at the annual meeting the following resolution:

Resolution Proposed by Stockholder

    BE IT RESOLVED: That the shareholders of Caterpillar Inc. ("Company") urge that the Board of Directors take the necessary steps, in compliance with Delaware state law, to declassify the Board of Directors for the purpose of director elections. The Board declassification shall be done in a manner that does not affect the unexpired terms of directors previously elected.

Supporting Statement of Proponent

    The election of corporate directors is the primary avenue in the American corporate governance system for shareholders to influence corporate affairs and exert accountability on management. We strongly believe that our Company's financial performance is closely linked to its corporate governance policies and procedures, and the level of management accountability they impose. Therefore, as shareholders concerned about the value of our investment, we are very disturbed by our Company's current system of electing only one-third of the board of directors each year. We believe this staggering of director terms prevents shareholders from annually registering their views on the performance of the board collectively and each director individually.

    Concerns that the annual election of all directors would leave our Company without experienced Board members in the event that all incumbents are voted out is unfounded. If the owners should choose to replace the entire board, it would be obvious that the incumbent directors' contributions were not valued. Additionally, concerns that the annual election of all directors would expose shareholders to takeover attempts at below full value is also unfounded. Our Company's poison pill is a virtually insurmountable takeover defense which forces potential acquirers to negotiate offers with the Board.

    Most alarming is that the staggered Board can help insulate directors and senior executives from the consequences of poor performance by denying shareholders the opportunity to replace an entire Board which is pursuing failed policies. The performance of Caterpillar's stock since the staggered Board was implemented in 1986 emphasizes this point. According to the performance chart on 13 of the Company's 1993 proxy statement, Caterpillar has underperformed its peer group, the S&P Machinery (Diversified) Index, and the S&P 500 in 1987, 1988, 1989, 1990, 1991 and 1992 for a cumulative shareholder return of 31 percent below the peer group and 55 percent below the S&P 500. Underperformance relative to our Company's peer group is primarily attributable to mismanagement, not market forces.

    Additionally, Caterpillar was the 910th worst company out of 1,000 in the United Shareholders Association's 1993 ranking of the Fortune 1,000 on performance and corporate governance. On long-term performance (10 year shareholders returns measured by stock price appreciation plus dividends), Caterpillar's score was 6.6 out of 25, a score which was worse than 863 other companies.

    The poor performance of our Company over the previous five and ten year periods is a compelling reason to reconsider the wisdom of a staggered Board. We believe that allowing shareholders to annually register their views on the performance of the Board collectively and each director individually is one of the best methods to insure that our Company will be managed in the best interests of the shareholders.

Statement in Opposition to Proposal

    In 1986, Company stockholders decided to divide the Board of Directors into three approximately equal classes, with one class to be elected each year for a three-year term. Stockholders affirmed that decision in 1993 and 1994 by rejecting stockholder proposals to reverse it. Your Board of Directors believes a classified structure is in the best interests of stockholders and notes that stockholders at more than 50 percent of Fortune 500 companies agree. We also note that leading institutional investors, including the Teachers Insurance and Annuity Association - College Retirement Equities Fund, have concluded that a classified Board is in full accordance with the principles of good corporate governance, and have recognized and supported the right of a Board to organize its functions and its business in a manner it deems most efficient.

    A classified structure provides many advantages to the Company and its stockholders. At a company like Caterpillar, in which careful and effective long-term planning and product development are critical, a classified Board provides continuity and stability to the Company's business strategies and policies. The classified structure may also provide the Board with needed time to evaluate any proposal to acquire the Company, study alternative proposals, and help ensure the best price would be obtained in any transaction involving the Company. As a result of recent Delaware case law, the value of other mechanisms designed to protect stockholder interests in the event of a takeover attempt has been questioned. With regard to the Stockholder Rights Plan mentioned by the proponent as an "insurmountable takeover defense," the Company notes that it is required to redeem plan rights if requested by two-thirds of the Company's outstanding shares.

    Contrary to the proponent's two-year old assertion, recent Company performance indicates that the continuity and stability provided by the Board's classified structure has paid off. As demonstrated by the Performance Graph on page 16, cumulative total stockholder return for the Company over the past five years exceeds that of the S&P 500 Composite Index and the Company's peer group, the S&P Machinery (Diversified) Index. During fiscal year 1994, the value of Company stock increased 24 percent, substantially outperforming the S&P 500 Composite Index and the S&P Machinery (Diversified) Index.

    Last year the proponent designated a member of the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW") to present the proposal. A majority of that presentation was dedicated to that union's agenda. The Company invites the proponent to respect the integrity of the stockholder proposal process this year by not permitting the proposal to be used again as a sounding board for the UAW.

    If approved, the proposal would constitute a non-binding recommendation to the Board. It would not, in itself, establish elections proposed by the proponent. To do so, would require an amendment to the Company's bylaws approved by 75 percent of the shares entitled to vote at a subsequent meeting of stockholders.

    The Board of Directors recommends a vote AGAINST the proposal.

PROPOSAL 5-STOCKHOLDER PROPOSAL

    Mr. Thomas P.V. Masiello, Administrator for the Massachusetts Laborers' Pension Fund ("Pension Fund"), advises that on behalf of the Pension Fund (owner of 5,000 shares of Company stock) he or another representative intends to present for consideration and action at the annual meeting, the following resolution:

Resolution Proposed by Stockholder

    BE IT RESOLVED: that the stockholders of Caterpillar, Inc. ("Company"), assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

Supporting Statement of Proponent

    Cumulative voting is one of the few ways stockholders can attempt to elect members who they believe represent their views.

    It is vitally needed at Caterpillar, where the current board has sat passively by, collecting its annual retainer of $30,000 and accruing a lifetime pension at that amount, while the company has underperformed the market and its industry group for many of the previous years.

    Cumulative voting maximizes a stockholder's voting power by allowing him or her to concentrate their votes for a single nominee or combination of nominees.

    For example, Caterpillar has 13 directors. Without cumulative voting, the owners of 10 percent of the company's stock do not have a realistic chance of electing a director. They would only be able to cast their 10 percent for each nominee. However, with cumulative voting, those same owners would be able to actually elect a nominee by lumping all of their votes for that nominee.

    Even if dissident stockholders do not have enough votes to elect nominees, cumulative voting ensures that management and the board will consider their views.

    Please mark your ballot in support of this proposal.

Statement in Opposition to Proposal

    In 1986, Company stockholders decided to eliminate cumulative voting in the election of directors, a position that was affirmed last year. A substantial majority of public companies do not provide for cumulative voting in the election of directors and leading institutional investors, such as the Teachers Insurance and Annuity Association - College Retirement Equities Fund, oppose proposals to institute it.

    The Board of Directors believes it has a responsibility to act in the best interests of all stockholders, not the interests of a particular group. Cumulative voting promotes special interest representation on the Board by permitting a relatively small group of stockholders to elect a director that will promote their interests. Such a presence on the Board could result in factionalism and contention among directors to the detriment of the Company and its stockholders.

    The cohesiveness and collective commitment of the current Board has served the Company well. As demonstrated by the Performance Graph on page 16, cumulative total stockholder return for the Company over the past five years exceeds that of the S&P 500 Composite Index and the Company's peer group, the S&P Machinery (Diversified) Index. During fiscal year 1994, the value of Company stock increased 24 percent, substantially outperforming the S&P 500 Composite Index and the S&P Machinery (Diversified) Index. Based on this performance, the proponent's assertion that "the current board has sat passively by ... while the company has underperformed the market and its industry group for many of the previous years" is incomprehensible.

    Last year the proponent designated a member of the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW") to present the proposal. A majority of that presentation was dedicated to that union's agenda. The Company invites the proponent to respect the integrity of the stockholder proposal process this year by not permitting the proposal to be used again as a sounding board for the UAW.

    The Board of Directors recommends a vote AGAINST the proposal.

FILINGS PURSUANT TO SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

    Based upon a review of Company records, it appears that one executive officer, Mr. Richard L. Thompson, filed a Form 4 report two days late. The report relates to one transaction involving 419 shares occurring on July 26, 1994. A Form 4 was filed with respect to that transaction on August 12, 1994.

STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

    Under the rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Company's Proxy Statement for the annual meeting of stockholders to be held in 1996 must submit such proposals so as to be received by the Company's Secretary at 100 NE Adams Street, Peoria, Illinois 61629 on or before October 27, 1995.

STOCKHOLDER NOMINATIONS

    A stockholder may also nominate an individual for election as a director at the annual meeting but, pursuant to the Company's bylaws, written notice of such nomination must be received by the Secretary of the Company at 100 NE Adams Street, Peoria, Illinois 61629, not later than ninety days in advance of such meeting. A copy of the Company's bylaws specifying the requirements for stockholder nominations will be furnished to any stockholder without charge upon written request to the Secretary.

SOLICITATION

    The accompanying proxy is solicited by and on behalf of the Board of Directors. The cost of soliciting proxies will be borne by the Company. Such solicitation is being made by mail and may also be made by telephone or in person using the services of directors, officers and regular employees of the Company. In addition, the Company has engaged Georgeson & Co. for a fee of $20,000 plus out-of-pocket expenses to assist in the solicitation. Banks, brokerage firms and other custodians, nominees, and fiduciaries will be reimbursed by the Company for reasonable expenses incurred in sending proxy material to beneficial owners of Company Common Stock.

STOCKHOLDER LIST

    A listing of the Company's stockholders of record will be available for examination by stockholders during normal business hours at the Loews Ventana Canyon Hotel, 7000 North Resort Drive, Tucson, Arizona, at least ten days prior to the annual meeting.

REVOCABILITY OF PROXY

    A stockholder giving the enclosed proxy may revoke it at any time before it is exercised by filing with the Company a written notice of revocation or by a duly executed and presented proxy bearing a later date or by voting in person at the meeting.

    Dated: February 24, 1995

EXHIBIT A

CATERPILLAR INC.
1987 STOCK OPTION PLAN, AS AMENDED

          (Proposed changes are indicated by underscore (--------); proposed deletions are underscored with asterisks (********)

1. Establishment of Plan

    Caterpillar Inc. (hereafter referred to as the "Company") proposes to grant to selected key employees of the Company and its subsidiaries restricted stock awards, options to purchase common stock of the Company and stock appreciation rights in conjunction therewith for the purposes of (i) furnishing to such employees maximum incentive through ownership of Company shares to improve operations and increase profits and (ii) encouraging such persons to accept or continue employment with the Company and its subsidiaries. Such restricted stock awards, options and stock appreciation rights will be granted pursuant to the plan herein set forth, which shall be known as the Caterpillar Inc. 1987 Stock Option Plan (hereafter referred to as the "Plan").

    The Company also proposes to grant to the members of the Company's Board of Directors who are not officers or employees of the Company at the time of a grant (hereinafter referred to as "Outside Directors") options to purchase common stock of the Company pursuant to the Plan. The Company also proposes to
                                                  ----------------------------
grant to Outside Directors restricted shares of Company common stock pursuant
- -----------------------------------------------------------------------------
to the Plan. The purpose of such option grants is to provide incentives for
- ------------                     ******
highly qualified individuals to stand for election to the Board and to continue service on the Board and to encourage increased stock ownership by Outside Directors in order to promote long-term stockholder value. Stock appreciation rights, restricted stock awards, and incentive stock options, as defined in
        ************************
Section 422A of the Internal Revenue Code, will not be granted to Outside Directors under the Plan.

2. Stock Reserved for Options and Restricted Stock Awards

    Subject to adjustment as provided in Section 3, the maximum number of shares of the Company that may be issued upon the granting of restricted stock awards, performance awards or the exercise of options and Stock Appreciation Rights under the Plan or any Supplement hereto shall not exceed 7,500,000. The shares so issued may be authorized but unissued shares, Treasury shares, or previously issued shares purchased for purposes of the Plan. Any shares subject to options or awards may thereafter be subject to new stock options or awards under the Plan if there is a forfeiture of any such awards or lapse, expiration or termination of any such option but not if there is a surrender of an option or portion thereof pursuant to a stock appreciation right as provided hereafter in
Section 7.

3. Adjustment Provisions

    If there is any change in the outstanding shares of common stock without any consideration to the Company by stock dividend, stock split-up, change in par or no par value, or other similar event, the number and kind of shares then remaining available for issue under the Plan shall be correspondingly changed, and a similar adjustment shall be made in the unexercised portion of all options then outstanding without change in the aggregate purchase price to be paid.

    Options and stock appreciation rights may also contain provisions for the continuation thereof, and for other equitable adjustments, after other changes in the Company's shares, including changes resulting from recapitalization, reorganization, sale, merger, consolidation, or other similar occurrence.

4. Administration of the Plan

    The authority to grant restricted stock awards, options and stock appreciation rights to officers and employees under the Plan shall be vested in the Stock Option and Officers' Compensation Committee (hereafter referred to as the "Committee") consisting of not less than three members of the Board of Directors appointed from time to time by the Board. No member of the Board shall serve on the Committee at a time when such member is, or within one year prior thereto has been, eligible to receive restricted stock awards, options, or stock appreciation rights under the Plan, or restricted stock awards, options, or stock appreciation rights under any other stock option or stock bonus plan of the Company; provided, however, that Outside Directors who receive options and restricted stock under this Plan may serve on the
                --------------------
Committee. The Committee shall have no authority regarding the granting of options and restricted stock to Outside Directors.
        --------------------

    Subject to the provisions of the Plan, the Committee from time to time shall determine (except as to options and restricted stock granted to Outside
                                --------------------
Directors) the individuals to whom, and the time or times at which, restricted stock awards, options, or stock appreciation rights shall be granted; the number of shares to be subject to each restricted stock award, each option, and each stock appreciation right; the option price per share; the extent to which stock appreciation rights are exercisable for cash, or stock, or a combination of cash and stock; whether restricted shares [shares of common stock issued under restrictions which subject them to a "substantial risk of forfeiture" (as defined in Section 83 of the Internal Revenue Code of 1986, as amended) until the restrictions lapse] should be issued on the exercise of an option or stock appreciation right and, if so, the nature of the restrictions; the duration of each option; the specific restrictions applicable to restricted stock awards and the other terms and provisions of each restricted stock award, option, and stock appreciation right. In the case of officers to whom restricted stock awards, options, or stock appreciation rights may be granted, the selection of such officers and all of the foregoing determinations shall be made directly by the Committee in its sole discretion. In the case of key employees other than officers, the selection of such employees and all of the foregoing determinations may be delegated by the Committee to an administrative group of officers chosen by the Committee. Neither restricted stock awards, options, nor stock appreciation rights granted to one employee need be identical to those granted other employees.

    Commencing with the 1988 annual meeting of stockholders, options with a term of ten years and one day shall be granted to each Outside Director for 1,000 shares of the Company's common stock effective as of the close of each annual meeting of the stockholders (i) at which such individual is elected a director or (ii) following which such individual will continue to serve as a director as a member of a continuing class of directors. Any option so granted shall be a nonqualified stock option. In the event any change in the outstanding shares of the Company's common stock occurs and an adjustment is made in the unexercised portion of options outstanding, as provided in Section 3 above, a similar adjustment shall be made in the number of shares to be granted to Outside Directors thereafter under this paragraph.

On April 14, 1995, and each January 1 thereafter, 200 shares of restricted
- --------------------------------------------------------------------------
stock shall be granted to each Outside Director. The stock will be held in
- --------------------------------------------------------------------------
escrow for a period of three years from the award date. Stock issued as
- -----------------------------------------------------------------------
restricted stock shall be forfeited if the director ceases to serve as a
- ------------------------------------------------------------------------
director of the Company for any reason other than death, disability, or
- -----------------------------------------------------------------------
retirement under the Directors' Retirement Plan. In the event any change in the
- -------------------------------------------------------------------------------
outstanding shares of the Company's common stock occurs as provided in Section
- ------------------------------------------------------------------------------
3 above, a similar adjustment shall be made in the number of restricted shares
- ------------------------------------------------------------------------------
to be granted to Outside Directors thereafter under this paragraph.
- -------------------------------------------------------------------

    Subject to the provisions of the Plan specifically governing options and
                                                                         ---
restricted stock granted or to be granted to Outside Directors, the Committee
- ----------------
may also interpret the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee's determinations shall in all cases be conclusive.

    A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee may be made, without notice or meeting, by the written consent of a majority of the Committee members.

5. Eligibility

    Restricted stock awards, options, and stock appreciation rights may be granted to officers and other key employees of the Company or of its present or future subsidiaries. Options and restricted stock will be granted to Outside
                             --------------------
Directors as provided in Sections 4 and 14 hereof.

    A director of the Company or a subsidiary who is not also an employee of the Company or a subsidiary shall not be eligible to receive a restricted stock
                                                           ****************
award, stock appreciation right or an alternative stock option. An employee or
******
officer who has been granted a restricted stock award, option, or stock appreciation right under this or any other stock option plan may or may not be granted additional restricted stock awards, options, and stock appreciation rights at the direction of the Committee.

Options and Stock Appreciation Rights

6. Option Price

    The per share option price shall not be less than 100% of the fair market value of the common stock at the time the option is granted. The per share option price of options granted to Outside Directors shall be 100% of the market value of the common stock at the time an option is granted.

7. Stock Appreciation Rights

    Stock appreciation rights will permit the holder to elect to surrender any option or any portion thereof which is then exercisable and receive in exchange therefor shares of common stock, cash, or a combination thereof. Such stock, cash, or combination shall have an aggregate value equal to the excess of the fair market value of one share of common stock over the purchase price specified in such option multiplied by the number of shares of common stock covered by such option or portion thereof which is so surrendered. The fair market value of one share of common stock shall equal (a) in the case of such a holder who is not a Company officer, the mean of the highest and lowest quoted selling price of shares of the Company's common stock on the New York Stock Exchange on the date of surrender and (b) in the case of such a holder who is a Company officer, but subject to the provisions of the succeeding sentence, the highest of the means of the highest and lowest quoted selling price of shares of the Company's common stock on the New York Stock Exchange determined for each day occurring during the window period during which such election to surrender the option or portion thereof is made; and the window period is the applicable period for making such an election (currently ten business days) prescribed from time to time pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934. In the case of such a holder who is a Company officer, the fair market value of one share of common stock with respect to the surrender of an incentive stock option granted, shall equal the mean of the highest and lowest quoted selling price of shares of the Company's common stock on the New York Stock Exchange on the date of surrender unless it is specifically provided in the option form, or any amendment thereto, that the valuation described in item (b) above shall apply. In the case of any option holder who at the time of an election is an officer of the Company, each election to receive cash alone or in combination with stock shall be subject to the approval of the Committee in its sole discretion.

    Stock appreciation rights may be granted as part of a stock option or as a separate right to any holder of any option theretofore or then being granted under this Plan. A stock appreciation right shall be exercisable upon any additional terms and conditions (including, without limitation, the issuance of restricted shares and the imposition of restrictions upon the timing of exercise) which may be determined as provided in Section 4 of the Plan.

    In the event of the exercise of a stock appreciation right, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares of common stock covered by such option or portion thereof which is surrendered in connection with such exercise. No fractional shares shall be issued on the exercise of a stock appreciation right.

8. Exercise of Options and Stock Appreciation Rights

    Options (other than options granted to Outside Directors) shall be exercisable in such installments and during such periods as may be fixed by the Committee at the time of granting. Options granted to Outside Directors shall become exercisable as follows: one-third at the end of each of the three successive one-year periods commencing on the date of each option grant. Notwithstanding any other provision hereof, no option and no stock appreciation right shall be exercisable after the expiration of ten years and one day from the date such option or stock appreciation right is granted, provided that no incentive stock option (or related stock appreciation right) shall be exercisable after the expiration of ten years from the date such option is granted.

    Payment of the purchase price shall be made upon exercise of all or a portion of any option. Such payment shall be made pursuant to rules adopted by the Committee and the Company in cash or by the tendering (through one transaction or in a series of consecutive transactions) of shares of common stock of the Company having a fair market value equal to 100% of such purchase price or by any combination thereof. The fair market value of a share of common stock so tendered shall be the mean of the highest and lowest quoted selling price of shares of the Company's common stock on the New York Stock Exchange on date of exercise. In addition, on the exercise of an option, surrender of a stock appreciation right, or upon the granting of any restricted stock award or performance award, any applicable taxes which the Company is required to withhold shall be paid to the Company and any information which the Company deems necessary shall be provided to the Company. In fulfilling its withholding obligation, the Company may withhold a portion of any shares to be issued to satisfy such withholding obligation in accordance with rules promulgated by the Committee, in its sole discretion.

9. Termination of Employment

    Each option granted to an officer or employee shall, and each stock appreciation right granted to an officer or employee may, in the Committee's sole discretion require a period or periods of continued employment with the Company and/or its subsidiaries before it may be exercised in whole or in part. No such period shall be less than one year except that the Committee may permit a shorter period in the event of termination of employment by reason of retirement or death.

    Termination of the employment with the Company and its subsidiaries of an officer or employee who holds an option shall terminate any remaining rights under options and stock appreciation rights then held by such holder except as hereinafter provided.

    Each option and stock appreciation right granted to an officer or employee may provide that if employment of the holder with the Company and its subsidiaries terminates after completion of a period of employment so specified, the option or stock appreciation right may be exercised (to the extent then exercisable) by the holder (or, in the event of the holder's death, by whoever shall have received the holder's rights under the option or stock appreciation right) during a specified period of time after such termination of employment. Such a specified period of time may not exceed sixty months where termination of employment is caused by retirement or death and sixty days where it results from any other cause; provided that if death occurs after termination of employment but during the period of time so specified, such period may be extended to not more than sixty-six months after retirement, or thirty-eight months after termination of employment for any other cause. In the event that any such option or stock appreciation right granted under the Plan has a specified period for exercise after retirement or death which is less than the maximum period permitted under this section, the Committee may modify such option or right to extend such specified period up to such maximum period.

    Such options and stock appreciation rights shall not be affected by authorized leaves of absence or by any change of employment so long as the holder continues to be an employee of the Company or a subsidiary.

    Nothing in the Plan or in any such option or stock appreciation right shall interfere with or limit in any way the right of the Company or of any of its subsidiaries to terminate any employee's employment at any time, nor confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries. Notwithstanding the foregoing, the Committee may change the post-termination period of exercisability of an option or stock appreciation right provided that no such change shall extend the original maximum term of the option or stock appreciation right.

9A. Termination of Outside Directorship

    No period of continued service as an Outside Director following the grant of an option shall be required to render exercisable an option granted to an Outside Director in the event an Outside Director holding an option which has not become exercisable or has not been fully exercised shall cease to be an Outside Director. In such event any such option may be exercised at any time within sixty months of the date such Director ceased to be a Director. In the event an Outside Director shall die holding an option which has not become exercisable or has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may exercise such option at any time within sixty months of the date of such death provided that if death occurs after the date an Outside Director ceases to be a Director, such option shall be exercisable within sixty-six months of such date. In no event, however, shall an option which has expired by its terms be exercisable.

10. Incentive Stock Options

    Notwithstanding anything contained herein to the contrary, there may be granted under the Plan, other than to Outside Directors, incentive stock options as defined in Section 422A of the Internal Revenue Code as it may be amended from time to time. The Committee from time to time shall determine whether any incentive stock options shall be granted. It shall also determine in its full discretion the individuals to whom, and the time or times at which, any such grants shall be made. Incentive stock options shall not by their terms be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder. The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the holder during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000; provided, however, that all or any portion of an option which cannot be exercised as an incentive stock option because of such limitation may be converted by the Committee to an option other than an incentive stock option. The Board of Directors of the Company may amend the Plan from time to time as may be necessary (1) to comply with Section 422A of the Internal Revenue Code, or other sections of the Code or other applicable laws or regulations, and (2) to permit any options granted as, or converted to, incentive stock options to have all of the features provided for incentive stock options in the applicable laws and regulations.

11. Transferability of Options and Stock Appreciation Rights

    Options and stock appreciation rights shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the holder's lifetime, only by the holder except in the case of holder's incapacity or disability when such options and stock appreciation rights may be exercised by the holder's duly appointed

    A holder, however, may file with the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe) to exercise, in the event of the death of the optionee, an option or stock appreciation right, subject to the provisions of the Plan. A holder may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any option or stock appreciation right, the Committee may determine to recognize only an exercise by the legal representative of the optionee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Restricted Stock Awards to Company Employees
                        --------------------

12. Granting of Awards

    The Committee from time to time may determine whether any restricted stock awards shall be granted to other than an Outside Director either alone or in combination with the granting of options under the Plan. The Committee will in so granting establish the time, conditions and restrictions in connection with the issuance or transfer of a restricted stock award, including the restriction period which may differ with respect to each grantee.

13. Shares and Restrictions

    Restricted stock awards will be made from shares of Company common stock otherwise available for stock option grants under the Plan. During the restriction period the grantee shall have a beneficial interest in the restricted stock and all rights and privileges of a stockholder with respect thereto, including the right to vote and receive dividends, subject to the restrictions imposed by the Committee at the time of grant.

    The following restrictions will be imposed on shares of common stock issued as a restricted stock award until the expiration of the restricted period:

        (a) The grantee shall not be entitled to delivery of the stock certificate which certificate shall be held in escrow by the secretary of the Committee;

        (b) None of the stock issued as a restricted stock award may be transferred other than by will or by the laws of descent and distribution; and

        (c) Stock issued as a restricted stock award shall be forfeited and the stock certificate shall be returned to the Company if the grantee terminates employment with the Company and its subsidiaries except for termination due to retirement after a specified age, disability, death or other special circumstances approved by the Committee.

    Shares awarded as a restricted stock award will be issued subject to a restriction period set by the Committee of no less than two nor more than ten years. The Committee except for the restrictions specified in the preceding paragraphs shall have the discretion to remove any or all of the restrictions on a restricted stock award whenever it may determine that such action is appropriate. Upon the expiration of the restriction period with respect to any shares of a restricted stock award, a stock certificate will be delivered out of escrow, subject to satisfaction by the grantee of the applicable withholding tax requirements, without charge to the grantee.

Restricted Stock Awards to Outside Directors
- --------------------------------------------

14. Terms of Grant and Restrictions
- -----------------------------------

    On April 14, 1995, and each January 1 thereafter, 200 shares of restricted
    --------------------------------------------------------------------------
stock shall be granted to each Outside Director who following such date
- -----------------------------------------------------------------------
continues to serve as a director. Restricted stock awards will be made from
- ---------------------------------------------------------------------------
shares of Company common stock otherwise available for stock option grants
- --------------------------------------------------------------------------
under the Plan.
- ---------------

    The stock will be subject to a restriction period of three years from the
    -------------------------------------------------------------------------
date of grant. During that restricted period, subject to the restrictions set
- -----------------------------------------------------------------------------
forth in the next paragraph, the grantee shall have a beneficial interest in
- ----------------------------------------------------------------------------
the restricted stock and all rights and privileges of a stockholder with
- ------------------------------------------------------------------------
respect thereto, including the right to vote and receive dividends.
- -------------------------------------------------------------------
The following restrictions will be imposed on shares of common stock issued
- ---------------------------------------------------------------------------
as a restricted stock award until the expiration of the restricted period:
- --------------------------------------------------------------------------


        (a) The grantee shall not be entitled to delivery of the stock
        --------------------------------------------------------------
            certificate which certificate shall be held in escrow by the
            ------------------------------------------------------------
            secretary of the Committee;
            ---------------------------


        (b) None of the stock issued pursuant to a restricted stock award may be
        ------------------------------------------------------------------------
            transferred other than by will or by the laws of descent
            --------------------------------------------------------
            distribution; and
            -----------------


        (c) Stock issued pursuant to a restricted stock award shall be forfeited
        ------------------------------------------------------------------------
            and the stock certificate returned to the Company if the grantee
            ----------------------------------------------------------------
            ceases to serve as a director of the Company, except for termination
            --------------------------------------------------------------------
            due to death, disability, or retirement under the Directors'
            ------------------------------------------------------------
            Retirement Plan.
            ----------------


    Upon expiration of the restricted period with respect to any shares of a
    ------------------------------------------------------------------------
restricted stock award, a stock certificate will be delivered out of escrow,
- ----------------------------------------------------------------------------
subject to satisfaction by the grantee of applicable tax withholding
- --------------------------------------------------------------------
requirements, without charge to the grantee.
- --------------------------------------------

General Provisions

14. 15. Amendment and Termination
*** ---

    The Plan may be terminated at any time by the Board of Directors except with respect to any restricted stock awards, options, or stock appreciation rights then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with any applicable laws or regulations, provided that no such amendment shall (i) increase the total number of shares which may be issued under the Plan, (ii) reduce the minimum purchase price or otherwise materially increase the benefits under the Plan, (iii) change the basis for valuing stock appreciation rights, (iv) impair any outstanding option, stock appreciation right or restricted stock award without the consent of the holder, (v) alter the class of employees eligible to receive options, stock appreciation rights or restricted stock awards, or (vi) amend any provision of the Plan insofar as it applies specifically to options and restricted stock granted or to be
                                   --------------------
granted to Outside Directors, unless, in each case, such amendment is required in order to assure the Plan's continued compliance with applicable securities
                                                                   **********
laws, including Rule 16b-3 under the Securities Exchange Act of 1934.

    Plan provisions applicable to Outside Director option and restricted stock
    --------------------------------------------------------------------------
awards shall not be amended more than once every six months other than to
- -------------------------------------------------------------------------
comply with changes in the Internal Revenue Code, Employee Retirement Income
- ----------------------------------------------------------------------------
Security Act, or rules thereunder.
- ----------------------------------

16. Regulatory Compliance
- -------------------------

    Notwithstanding any other provision of the Plan, the issuance or delivery of
    ----------------------------------------------------------------------------
any shares of common stock may be postponed for such period as may be required
- ------------------------------------------------------------------------------
to comply with any applicable requirements of any national securities exchange
- ------------------------------------------------------------------------------
or any requirements under any other law or regulation applicable to the
- -----------------------------------------------------------------------
issuance or delivery of such shares. The Company shall not be obligated to
- --------------------------------------------------------------------------
issue or deliver any shares if such issuance or delivery shall constitute a
- ---------------------------------------------------------------------------
violation of any provision of any law or regulation of any governmental
- -----------------------------------------------------------------------
authority or national securities exchange.
- ------------------------------------------

15. 17. Miscellaneous
*** ---

    For purposes of this Plan:

    (i) The term "subsidiary" means any corporation in which the Company owns, directly or indirectly, at least 35% of the total combined voting power of all classes of stock; except that for purposes of any option subject to the provisions of Section 425 of the Internal Revenue Code, as amended, the term "subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (ii) "Retirement" as used herein means retirement under any pension or retirement plan of the Company or of a subsidiary, or termination of employment with the Company or a subsidiary, by action of the employing company, because of disability.

                               CATERPILLAR INC.
                        LONG TERM INCENTIVE SUPPLEMENT

                             ARTICLE I -- PURPOSE

    The provisions of this Long Term Incentive Supplement (the "Supplement") shall supplement the provisions of the Caterpillar Inc. 1987 Stock Option Plan (the "Plan") and, unless otherwise expressly qualified by the context of the Supplement, the conditions contained in the Plan shall be applicable to the Supplement and terms used in the Supplement shall have the meanings defined in the Plan.

    The purposes of the Supplement are to (i) strengthen the commonality of interest between management and Caterpillar Inc.'s stockholders, (ii) link effectively executive motivation and compensation with Caterpillar Inc.'s performance, (iii) provide incentives and rewards for key executives to accomplish Caterpillar Inc.'s goals and objectives over the long term, (iv) offer a comprehensive and competitive total compensation program, and (v) attract and retain executives of high caliber and ability.

                           ARTICLE II -- DEFINITIONS

For purposes of the Supplement:

2.1 "AWARD" shall mean the sum of the cash amount and/or restricted stock awarded to a Participant following the conclusion of a Performance Period in which Performance Measures were met or exceeded.

2.2 "DISABILITY" shall mean the total and permanent disability of a Participant as defined by any Caterpillar Inc. long-term disability plan in effect for such Participant.

2.3 "PARTICIPANT" shall mean any employee of Caterpillar Inc. or any subsidiary of Caterpillar Inc. holding a position which the Committee has determined is eligible to participate in the Supplement.

2.4 "PERFORMANCE MEASURES" shall mean the criteria established by the Committee at the beginning of each Performance Period as the basis for making Awards.

2.5 "PERFORMANCE PERIOD" shall mean any period of time determined by the Committee for which the Performance Measures are established.

                          ARTICLE III -- TERM OF PLAN

This Supplement shall be effective from the 1st day of January, 1993, and shall remain in effect until terminated by the Board of Directors of Caterpillar Inc.

                 ARTICLE IV -- PAYMENT AND AMOUNT OF BENEFITS

4.1 Payment of Awards -- Awards shall be paid in cash, shares of restricted stock, or a combination of cash and restricted stock as determined by the Committee in its sole discretion. A check for any cash Award or a certificate for shares of restricted stock awarded shall be delivered to each Participant not later than 90 days following the end of the relevant Performance Period. The number of Caterpillar Inc. shares of restricted stock awarded shall be determined by dividing the portion of the Award payable in restricted stock by the average of the high and low price of Caterpillar Inc. shares on the New York Stock Exchange on the last business day of the Performance Period for which payment is made. The terms of any such restricted stock shall be determined by the Committee in its sole discretion subject to the restrictions of Section 13 of the Plan. Federal, state and local taxes will be withheld as appropriate.

4.2 Amount of Award -- Prior to the beginning of any Performance Period, the Committee in its sole discretion will determine the target award for each salary grade or position for all Participants. The Award amount will be calculated by multiplying such target award by the percentage of the Award payable based on attainment of the applicable Performance Measures.

4.3 Required Employment -- An eligible Participant shall receive an Award under this Supplement for a Performance Period provided he is actively employed by Caterpillar Inc. on the last day of the Performance Period, except for a Participant whose employment terminates during a Performance Period by reason of death, disability, or retirement in which case a prorated Award shall be paid for the time during the Performance Period that he was actively employed. Participants who are employed on the last day of the Performance Period but were not Participants for the entire Performance Period shall receive an Award prorated for that part of the Performance Period for which they were Participants.

                          ARTICLE V -- ADMINISTRATION

5.1 Authority -- The Supplement shall be administered by the Committee which shall have full power and authority to administer and interpret the Supplement within its terms. The Committee's authority shall include, but not be limited to, (i) selecting participants, (ii) determining the timing, amounts and composition of Awards, (iii) setting the duration of Performance Periods, (iv) establishing performance goals for the Performance Periods, and (v) measuring such performance at the end of each Performance Period. All decisions made by the Committee shall be final and binding and shall be given the maximum deference provided by law.

5.2 Adjustments of Company Performance Measures -- At any time during a Performance Period, the Committee may, in its discretion, increase or decrease previously set Performance Measures for such Performance Period to reflect changes in tax laws, regulations or rulings; changes in accounting principles or practices; mergers, acquisitions or divestitures; major technical innovations; or extraordinary, nonrecurring or unusual items.

5.3 Suspension and Termination -- The Committee and/or the Board of
Directors of Caterpillar Inc. may suspend or terminate this Supplement at any time. In such event, all Performance Periods then in effect shall be deemed to have ended on the effective date of such suspension or termination, the applicable Performance Measures shall be appropriately prorated and modified to apply to the shortened Performance Periods, and Awards shall be appropriately prorated and based upon results accomplished over the time intervals from the start of each respective Performance Period through the effective date of suspension or termination.

5.4 Rules and Regulations -- The Committee may adopt from time to time such rules and regulations as it reasonably deems appropriate to assist in administration of this Supplement.

                          ARTICLE VI -- MISCELLANEOUS

6.1 Other Benefit Plans -- No Award amount shall be taken into account under the Retirement Income Plan, the Employees' Investment Plan, the Insurance Benefits Plan, or any other employee benefit plan or payroll practice of Caterpillar Inc. or its subsidiaries.

6.2 Beneficiaries -- If an Employee is deceased at the time any benefit is payable to him, the amount of such benefit shall be payable to the same person or persons and in the same proportionate amount as shall be payable to the beneficiary or beneficiaries for his basic life insurance under the applicable insurance plan of Caterpillar Inc. or its subsidiaries, or if no beneficiary is so designated, to the executor of his estate.

6.3 Employment Rights -- Participation in the Supplement will not give any Participant the right to be retained in the service of Caterpillar Inc., or its subsidiaries, nor shall such participation provide any right or claim to any benefit under the Supplement unless such right or claim has specifically accrued under the terms of the Supplement.

6.4 Gender and Number -- Where the context permits, words in the masculine gender shall include the feminine gender, the plural shall include the singular, and the singular shall include the plural.

6.5 Governing Law -- The Supplement shall be construed in accordance with and governed by the laws of the State of Illinois.

                                   APPENDIX













                               CATERPILLAR INC.


                       GENERAL AND FINANCIAL INFORMATION


                                     1994

                            DESCRIPTION OF BUSINESS

Caterpillar Inc. together with its consolidated subsidiaries (the company) operates in three principal business segments:

(1) Machinery -- Design, manufacture, and marketing of construction, mining, and agricultural machinery -- track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, and related parts.

(2) Engines -- Design, manufacture, and marketing of engines for earthmoving and construction machines, on-highway trucks, and locomotives; marine, petroleum, agricultural, industrial, and other applications; electric power generation systems; and related parts. Caterpillar diesel and spark-ignited engines meet power needs ranging from 54 to 8,000 horsepower. Turbines range from 1,340 to 15,000 horsepower (1000 to 11 200 kilowatts).

(3) Financial Products -- Provides financing alternatives for Caterpillar and noncompetitive related equipment, and extends loans to Caterpillar customers and dealers. Also provides various forms of insurance to Caterpillar dealers and customers to help support their purchase and financing of Caterpillar equipment.

  The company conducts operations in the Machinery and Engines segments of its business under highly competitive conditions, including intense price competition. It places great emphasis upon the high quality and performance of its products and the service support for such products which is supplied by its dealers. Although no one competitor is believed to produce all of the same types of machines and engines produced by the company, there are numerous companies, large and small, which compete with the company in the sale of each of its products.

  The company's products are sold primarily under the marks "Caterpillar," "Cat," "Solar," and "Barber-Greene." Machines are distributed principally through a worldwide organization of independent full-line dealers, and one company-owned dealership, 65 located in the United States and 122 located outside the United States. Worldwide, these dealers have more than 1,250 places of business. Diesel and spark-ignited engines are sold through the worldwide dealer organization and to other manufacturers for use in products manufactured by them. Caterpillar dealers do not deal exclusively in the company's products, although in most cases sales and servicing of the company's products are the dealers' principal business. Turbines are sold through a sales force employed by Solar Turbines Incorporated, a wholly owned subsidiary, or its subsidiaries and associated companies. These employees are from time to time assisted by independent sales representatives.

  Financial Products consists primarily of Caterpillar Financial Services Corporation and its subsidiaries, and Caterpillar Insurance Services Corporation.

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                                                                   Page

Report of Management.............................................   A-3

Report of Independent Accountants................................   A-3

Consolidated Financial Statements and Notes......................   A-4

Eleven-year Financial Summary....................................  A-26

Management's Discussion and Analysis (MD&A)

        Results of Operations

                -- 1994 Compared with 1993.......................  A-28

                -- 1993 Compared with 1992.......................  A-32

        Liquidity & Capital Resources............................  A-33

        Employment...............................................  A-33

        Other Matters............................................  A-34

        Labor Update.............................................  A-37

        1995 Economic and Industry Outlook.......................  A-37

        1995 Company Outlook.....................................  A-37

Supplemental Stockholder Information.............................  A-38

Directors and Officers...........................................  A-39

REPORT OF MANAGEMENT                                            Caterpillar Inc.
- --------------------------------------------------------------------------------

The management of Caterpillar Inc. has prepared the accompanying consolidated financial statements for the years ended December 31, 1994, 1993, and 1992, and is responsible for their integrity and objectivity. The statements were prepared in conformity with generally accepted accounting principles and, reflecting management's best judgment, present fairly the company's results of operations, financial position, and cash flows.

  Management maintains a system of internal accounting controls which has been designed to provide reasonable assurance that: transactions are executed in accordance with proper authorization, transactions are properly recorded and summarized to produce reliable financial records and reports, assets are safeguarded, and the accountability for assets is maintained.

  The system of internal controls includes statements of policies and business practices, widely communicated to employees, which are designed to require them to maintain high ethical standards in their conduct of company affairs. The internal controls are augmented by careful selection and training of supervisory and other management personnel, by organizational arrangements that provide for appropriate delegation of authority and division of responsibility, and by an extensive program of internal audit with management follow-up.

  The financial statements have been audited by Price Waterhouse LLP, independent accountants, in accordance with generally accepted auditing standards. They have made similar annual audits since initial incorporation of the company. Their role is to render an objective, independent opinion on management's financial statements. Their report appears below.

  Through its Audit Committee, the board of directors reviews the company's financial and accounting policies, practices, and reports. The Audit Committee consists exclusively of five directors who are not salaried employees and who are, in the opinion of the board of directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member. The Audit Committee meets several times each year with representatives of management, the internal auditing department, and the independent accountants to review the activities of each and satisfy itself that each is properly discharging its responsibilities. Both the independent accountants and the internal auditors have free access to the Audit Committee and meet with it periodically, with and without management representatives in attendance, to discuss, among other things, their opinions as to the adequacy of internal controls and to review the quality of financial reporting.

                                                /s/ Donald V. Fites
                                                -----------------------
                                                Chairman of the Board


                                                /s/ Douglas R. Oberhelman
                                                -------------------------
                                                Chief Financial Officer

                                                    January 19, 1995
- --------------------------------------------------------------------------------
REPORT OF INDEPENDENT ACCOUNTANTS

[Logo of Price Waterhouse LLP]

TO THE STOCKHOLDERS OF CATERPILLAR INC.:

In our opinion, the accompanying consolidated financial statements, Statements 1 through 4, present fairly, in all material respects, the financial position of Caterpillar Inc. and subsidiaries at December 31, 1994, 1993, and 1992, and their results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  As discussed in Note 2 to the consolidated financial statements, in 1992 the company adopted the provisions of Statement of Financial Accounting Standards
(SFAS) 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions"; the provisions of SFAS 112, "Employers' Accounting for Postemployment Benefits"; and the provisions of SFAS 109, "Accounting for Income Taxes."

/s/ Price Waterhouse LLP

Peoria, Illinois
January 19, 1995

STATEMENT 1
CONSOLIDATED RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31 (Millions of dollars except per share data)

- ---------------------------------------------------------------------------------------------------------------
                                                                                1994      1993      1992
                                                                              -------   -------   --------
MACHINERY AND ENGINES:
 Sales (note 1B)............................................................  $13,863   $11,235   $  9,840
                                                                              -------   -------   --------
 Operating costs:
  Cost of goods sold........................................................   10,834     9,075      8,444
  Selling, general, and administrative expenses.............................    1,348     1,262      1,263
  Research and development expenses (note 4)................................      311       319        310
  Gain on sale of lift truck assets (note 6)................................        -         -        (53)
                                                                              -------   -------   --------
                                                                               12,493    10,656      9,964
                                                                              -------   -------   --------
 Operating profit (loss)....................................................    1,370       579       (124)
 Interest expense...........................................................      200       268        324
                                                                              -------   -------   --------
                                                                                1,170       311       (448)
 Net interest income on U.S. tax settlement (note 8)........................        -       251          -
 Other income (expense) (note 7)............................................       43        92         75
                                                                              -------   -------   --------
 Profit (loss) before taxes.................................................    1,213       654       (373)
                                                                              -------   -------   --------
FINANCIAL PRODUCTS:
 Revenues (note 1B).........................................................      465       380        354
                                                                              -------   -------   --------
 Operating costs:
  Selling, general, and administrative expenses.............................      191       161        146
  Interest expense..........................................................      210       172        173
                                                                              -------   -------   --------
                                                                                  401       333        319
                                                                              -------   -------   --------
 Operating profit...........................................................       64        47         35
 Other income (expense) (note 7)............................................       (4)       21         20
                                                                              -------   -------   --------
 Profit before taxes........................................................       60        68         55
                                                                              -------   -------   --------
CONSOLIDATED PROFIT (LOSS) BEFORE TAXES.....................................    1,273       722       (318)
 Provision (credit) for income taxes (note 8)...............................      354        42       (114)
                                                                              -------   -------   --------
 Profit (loss) of consolidated companies....................................      919       680       (204)
 Equity in profit (loss) of affiliated companies (notes 1A and 12)..........       36         1        (14)
                                                                              -------   -------   --------
 PROFIT (LOSS) BEFORE EXTRAORDINARY LOSS AND
  EFFECTS OF ACCOUNTING CHANGES.............................................      955       681       (218)
 Extraordinary loss on early retirement of debt (note 15)...................        -       (29)         -
 Effects of accounting changes (note 2).....................................        -         -     (2,217)
                                                                              -------   -------   --------
 PROFIT (LOSS)..............................................................  $   955   $   652   $ (2,435)
                                                                              -------   -------   --------
PROFIT (LOSS) PER SHARE OF COMMON STOCK:
 Profit (loss) before extraordinary loss and effects of accounting changes..    $4.70     $3.36   $  (1.08)
 Extraordinary loss on early retirement of debt.............................        -      (.15)         -
 Effects of accounting changes..............................................        -         -     (10.98)
                                                                              -------   -------   --------
 Profit (loss)..............................................................    $4.70     $3.21   $ (12.06)

Dividends declared per share of common stock................................     $.63      $.30   $    .30

          See accompanying Notes to Consolidated Financial Statements.

STATEMENT 2                                                   Caterpillar Inc.
CHANGES IN CONSOLIDATED STOCKHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31 (Dollars in millions)
- ------------------------------------------------------------------------------

                                              1994      1993     1992
                                            -------   -------  --------
COMMON STOCK (NOTE 19):
  Balance at beginning of year...........    $  835    $  799   $   798
  Common shares issued, including
    treasury shares reissued:
    1994 - 1,144,631; 1993 -
    1,819,130; 1992 - 80,928.............        48        36         1
  Treasury shares purchased:
    1994 - 4,426,200.....................      (240)       --        --
  Issuance of common stock to effect
    2-for-1 stock split..................       102        --        --
                                             ------    ------   -------
  Balance at year-end....................       745       835       799
                                             ------    ------   -------

PROFIT EMPLOYED IN THE BUSINESS:
  Balance at beginning of year...........     1,234       643     3,138
  Profit (loss)..........................       955       652    (2,435)
  Dividends declared.....................      (126)      (61)      (60)
  Issuance of common stock
    to effect 2-for-1 stock split........      (102)       --        --
                                             ------    ------   -------
  Balance at year-end....................     1,961     1,234       643
                                             ------    ------   -------

MINIMUM PENSION LIABILITY ADJUSTMENT
  (NOTE 5A)..............................        --       (40)       --
                                             ------    ------   -------

FOREIGN CURRENCY TRANSLATION
  ADJUSTMENT (NOTE 3):
  Balance at beginning of year...........       170       133       108
  Aggregate adjustment for year..........        35        37        25
                                             ------    ------   -------
  Balance at year-end....................       205       170       133
                                             ------    ------   -------

STOCKHOLDERS' EQUITY AT YEAR-END.........    $2,911    $2,199   $ 1,575
                                             ======    ======   =======

          See accompanying Notes to Consolidated Financial Statements.

STATEMENT 3
FINANCIAL POSITION AT DECEMBER 31
(Dollars in millions)
- ------------------------------------------------------------------------------

                                             CONSOLIDATED
                                  (Caterpillar Inc. and subsidiaries)
                                ---------------------------------------
                                     1994          1993         1992
                                ---------------------------------------
ASSETS
 Current assets:
   Cash and short-term
    investments...............       $   419        $    83    $   119
   Receivables - trade and
    other.....................         2,971          2,637      2,190
   Receivables - finance
    (note 9)..................         1,319            988        758
   Refundable income taxes
    (note 8)..................             -              -         86
   Deferred income taxes
    and prepaid expenses
    (note 8)..................           865            838        709
   Inventories (notes 1C
    and 10)...................         1,835          1,525      1,675
                                     ---------------------------------
 Total current assets.........         7,409          6,071      5,537
 Land, buildings,
  machinery, and equipment
  - net (notes 1D and 11).....         3,776          3,827      3,954
 Long-term receivables -
  trade and other.............           125            132        140
 Long-term receivables -
  finance (note 9)............         2,669          2,152      1,767
 Investments in affiliated
  companies (notes 1A and
  12).........................           455            395        345
 Investments in Financial
  Products subsidiaries.......             -              -          -
 Deferred income taxes
  (note 8)....................         1,243          1,321      1,254
 Intangible assets (notes
  1E and 5A)..................           237            353        357
 Other assets (notes 5B
  and 21).....................           336            556        581
                                     ---------------------------------
TOTAL ASSETS..................       $16,250        $14,807    $13,935
                                     =================================
LIABILITIES
 Current liabilities:
   Short-term borrowings
    (note 14).................       $   740        $   822    $   941
   Accounts payable and
    accrued expenses..........         2,624          2,055      1,772
   Accrued wages,
    salaries, and employee
    benefits..................         1,047            957        828
   Dividends payable..........            50             15         15
   Deferred and current
    income taxes payable
    (note 8)..................           144            111         59
   Long-term debt due
    within one year (note
    15).......................           893            711        612
                                     ---------------------------------
 Total current liabilities....         5,498          4,671      4,227
 Long-term debt due after
  one year (note 15)..........         4,270          3,895      4,119
 Liability for
  postemployment benefits
  (note 5)....................         3,548          4,018      3,995
 Deferred income taxes and
  other liabilities (note
  8)..........................            23             24         19
                                     ---------------------------------
TOTAL LIABILITIES.............        13,339         12,608     12,360
                                     ---------------------------------
CONTINGENCIES (NOTE 18)

STOCKHOLDERS' EQUITY
 (STATEMENT 2)
 Common stock of $1.00 par
  value (note 19):
   Authorized shares:
    450,000,000
   Issued shares (1994 -
    203,723,656; 1993 -
    203,723,656;
   and 1992 - 202,907,852)
    at paid-in amount.........           923            835        821
 Profit employed in the
  business....................         1,961          1,234        643
 Minimum pension liability
  adjustment (note 5A)........             -            (40)         -
 Foreign currency
  translation adjustment
  (note 3)....................           205            170        133
 Treasury stock (1994 -
  3,281,569 shares;
   and 1992 - 1,003,326
    shares) at cost...........          (178)             -        (22)
                                     ---------------------------------
TOTAL STOCKHOLDERS' EQUITY....         2,911          2,199      1,575
                                     ---------------------------------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY.........       $16,250        $14,807    $13,935
                                     =================================

         See accompanying Notes to Consolidated Financial Statements.

                                                                Caterpillar Inc.

- --------------------------------------------------------------------------------

              SUPPLEMENTAL CONSOLIDATING DATA
  ----------------------------------------------------------
      MACHINERY AND ENGINES
  (Caterpillar Inc. with Financial
   Products on the equity basis)       FINANCIAL PRODUCTS
  ----------------------------------------------------------
     1994       1993       1992      1994    1993     1992
  ----------------------------------------------------------



    $   395    $    62    $   104   $   24  $   21   $   15

      2,919      2,612      2,201       96      63       56

          -          -          -    1,319     988      758

          -          -         86        -       -        -


        888        869        734        3       2        1

      1,835      1,525      1,675        -       -        -
  ----------------------------------------------------------
      6,037      5,068      4,800    1,442   1,074      830


      3,343      3,456      3,673      433     371      281

        125        132        140        -       -        -

          -          -          -    2,669   2,152    1,767


        455        395        345        -       -        -

        548        457        375        -       -        -

      1,254      1,334      1,269        -       -        -

        237        353        357        -       -        -

        143        398        437      193     158      144
  ----------------------------------------------------------
    $12,142    $11,593    $11,396   $4,737  $3,755   $3,022
  ==========================================================



    $    17    $   139    $   398   $  723  $  683   $  543

      2,416      1,925      1,669      278     201      196


      1,045        955        827        2       2        1
         50         15         15        -       -        -


        112         71         25       32      40       34


         86        218        120      807     493      492
  ----------------------------------------------------------
      3,726      3,323      3,054    1,842   1,419    1,266

      1,934      2,030      2,753    2,336   1,865    1,366


      3,548      4,018      3,995        -       -        -


         23         23         19       11      14       15
  ----------------------------------------------------------
      9,231      9,394      9,821    4,189   3,298    2,647
  ----------------------------------------------------------











        923        835        821      303     258      238

      1,961      1,234        643      245     206      141

          -        (40)         -        -       -        -


        205        170        133        -      (7)      (4)



       (178)         -        (22)       -       -        -
  ----------------------------------------------------------
      2,911      2,199      1,575      548     457      375
  ----------------------------------------------------------

    $12,142    $11,593    $11,396   $4,737  $3,755   $3,022
  ==========================================================

The supplemental consolidating data is presented for the purpose of additional analysis and to provide required supplemental disclosure of information about the Financial Products subsidiaries. See Note 1A on page A-10 for a definition of the groupings in these statements.

STATEMENT 4
STATEMENT OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31
(Millions of dollars)
- -------------------------------------------------------------------------------

                                                       CONSOLIDATED
                                            (Caterpillar Inc. and subsidiaries)
                                            -----------------------------------
                                                1994       1993         1992
                                            -----------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Profit (loss)........................       $   955   $   652        $(2,435)
 Adjustments for noncash items:
   Depreciation and amortization......           683       668            654
   Effects of accounting changes,
    net of tax........................             -         -          2,217
   Gain on sale of lift truck assets..             -         -            (53)
   Profit of Financial Products.......             -         -              -
   Other..............................           166      (153)            (4)
 Changes in assets and liabilities:
   Receivables - trade and other......          (308)     (524)           (251)
   Inventories........................          (315)      154             188
   Accounts payable and accrued
    expenses..........................           519       315             165
   Other - net........................            57       293              22
                                             ----------------------------------
Net cash provided by operating
 activities...........................         1,757     1,405             503
                                             ----------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures - excluding
  equipment leased to others..........          (501)     (417)          (515)
 Expenditures for equipment leased
  to others...........................          (193)     (215)          (125)
 Proceeds from disposals of land,
  buildings, machinery, and equipment.            88        90             57
 Proceeds from sale of lift truck
  assets..............................             -         -            141
 Additions to finance receivables.....        (2,934)   (2,024)        (1,601)
 Collections of finance receivables...         1,850     1,389          1,198
 Proceeds from sale of finance
  receivables.........................           241         -              -
 Other - net..........................           (63)      (41)           (78)
                                             ----------------------------------
Net cash used for investing
 activities...........................        (1,512)   (1,218)          (923)
                                             ----------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends paid.......................           (91)      (61)           (60)
 Common stock issued, including
  treasury shares reissued............            12        36              1
 Treasury shares purchased............          (240)        -              -
 Proceeds from long-term debt issued..         1,083     1,218          1,044
 Payments on long-term debt...........          (746)     (936)        (1,140)
 Short-term borrowings - net..........            74      (451)           585
                                             ----------------------------------
Net cash provided by financing
 activities...........................            92      (194)           430
                                             ----------------------------------
Effect of exchange rate changes
 on cash..............................            (1)      (29)             5
                                             ----------------------------------
INCREASE (DECREASE) IN CASH AND
 SHORT-TERM INVESTMENTS...............           336       (36)            15
Cash and short-term investments at
 the beginning of the period..........            83       119            104
                                             ----------------------------------
Cash and short-term investments at
 the end of the period................       $   419   $    83        $   119
                                             ==================================

All short-term investments, which consist primarily of highly liquid investments with original maturities of three months or less, are considered to be cash equivalents.

         See accompanying Notes to Consolidated Financial Statements.

                                                               Caterpillar Inc.

- --------------------------------------------------------------------------------

              SUPPLEMENTAL CONSOLIDATING DATA
  ----------------------------------------------------------
      MACHINERY AND ENGINES
  (Caterpillar Inc. with Financial
   Products on the equity basis)       FINANCIAL PRODUCTS
  ----------------------------------------------------------
     1994       1993       1992      1994    1993     1992
  ----------------------------------------------------------



    $   955    $   652    $(2,435)  $   39  $   43   $   39

        588        598        591       95      70       63
          -          -      2,220        -       -       (3)
          -          -        (53)       -       -        -
        (39)       (43)       (39)       -       -        -
        126       (201)        (5)      40      48        1

       (281)      (488)      (242)     (33)     (7)       3
       (315)       154        188        -       -        -
        471        322        183       47     (28)       -
         73        279        (26)      (9)      5       22
  ----------------------------------------------------------
      1,578      1,273        382      179     131      125
  ----------------------------------------------------------

        (498)     (415)      (513)      (3)     (2)      (2)
          (9)      (12)        (6)    (184)   (203)    (119)
          15        57         26       73      33       31
           -         -        141        -       -        -
           -         -          -   (2,934) (2,024)  (1,601)
           -         -          -    1,850   1,389    1,198
           -         -          -      241       -        -
         (81)      (85)      (118)     (27)     15       41
  ----------------------------------------------------------
        (573)     (455)      (470)    (984)   (792)    (452)
  ----------------------------------------------------------

        (91)       (61)       (60)       -       -      (15)
         12         36          1       45      30       10
       (240)         -          -        -       -        -
          -        201        427    1,083   1,017      617
       (240)      (419)      (572)    (506)   (517)    (568)
       (112)      (620)       310      186     169      275
  ----------------------------------------------------------
       (671)      (863)       106      808     699      319
  ----------------------------------------------------------
         (1)         3          7        -     (32)      (2)
  ----------------------------------------------------------
        333        (42)        25        3       6      (10)
         62        104         79       21      15       25
  ----------------------------------------------------------
    $   395    $    62    $   104   $   24  $   21   $   15
  ==========================================================

The supplemental consolidating data is presented for the purpose of additional analysis and to provide required supplemental disclosure of information about the Financial Products subsidiaries. See note 1A on page A-10 for a definition of the groupings in these statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in millions except per share data)
- -------------------------------------------------------------------------------

1.  Summary of significant accounting policies

A.  Basis of consolidation

The accompanying financial statements include the accounts of Caterpillar Inc. and all its subsidiaries.

  Affiliated companies (50% interest or less) are accounted for by the equity method. Accordingly, the company's share of the affiliates' profit or loss is included in Statement 1 as "Equity in profit (loss) of affiliated companies" and the company's investments in these affiliates, including its share of their retained profits, are included in Statement 3 as "Investments in affiliated companies." Financial information of the affiliated companies is included in note 12.

  Information in the accompanying financial statements and supplemental consolidating data, where applicable, has been grouped as follows:

  Consolidated -- represents the consolidated data of Caterpillar Inc. and subsidiaries, in accordance with Statement of Financial Accounting Standards
(SFAS) 94.

  Machinery and Engines -- company operations excluding the Financial Products subsidiaries; consists primarily of the company's manufacturing, marketing, and parts distribution operations.

  Financial Products -- the company's finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation and Caterpillar Insurance Co. Ltd.

  Certain amounts for prior years have been reclassified to conform with the current year financial statement presentation.

B.  Sales and revenue recognition

Sales of machines and engines are generally unconditional sales that are recorded after product is shipped and invoiced to independently owned and operated dealers or customers.

  Revenues primarily represent finance and rental revenues of Caterpillar Financial Services Corporation, a wholly owned subsidiary of Caterpillar Inc. Finance revenues are recognized over the term of the contract at a constant rate of return on the scheduled uncollected principal balance, and rental revenues are recognized in the period earned. Recognition of income is suspended when collection of future income is not probable. Income recognition is resumed if the receivable becomes contractually current and collection doubts are removed; previously suspended income is recognized at that time.

C.  Inventories

The cost of inventories is determined principally by the LIFO (last-in, first-out) method of inventory valuation. This method was first adopted for the major portion of inventories in 1950. The value of inventories on the LIFO basis represented approximately 90% of total inventories at current cost value on December 31, 1994, 1993, and 1992.

  If the FIFO (first-in, first-out) method had been in use, inventories would have been $2,035, $1,818, and $1,950 higher than reported at December 31, 1994, 1993, and 1992, respectively.

D.  Depreciation

Depreciation is computed principally using accelerated methods. These methods result in a larger allocation of the cost of buildings, machinery, and equipment to operations in the early years of the lives of assets than does the straight-line method, which allocates costs evenly over the lives of assets.

  When an asset becomes fully depreciated, its cost is eliminated from both the asset and the accumulated depreciation accounts.

E.  Amortization

The cost of purchased intangibles is amortized using the straight-line method. Amortization periods are based on estimated remaining useful lives which, at December 31, 1994, averaged 25 years. Accumulated amortization was $182, $178, and $172, at December 31, 1994, 1993, and 1992, respectively.

  When a purchased intangible becomes fully amortized, its cost is eliminated from the reported accumulated amortization.

F.  Derivative Financial Instruments

Derivative financial instruments are principally used by the company in the management of its interest rate, foreign currency and commodity exposures. Except as described in Note 16, derivative instruments are not reflected in the financial statements at fair market value. Amounts payable or receivable under interest rate swap agreements are recognized as adjustments to interest expense in the periods in which they accrue. Gains and losses on foreign currency instruments that hedge anticipated cash flows during the next twelve months are also recognized in the results of operations as they accrue. Gains and losses related to effective hedges of identified firm foreign currency commitments are deferred and recognized in the results of operations in the same period as the hedged transaction. Net premiums paid for derivative financial instruments are deferred and recognized ratably over the life of the instrument.

2.  Accounting changes

Effective January 1, 1992, the company adopted SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions"; SFAS 112, "Employers' Accounting for Postemployment Benefits"; and SFAS 109, "Accounting for Income Taxes." The effect of these changes, as of January 1, 1992, was as follows:

                                                                 Profit (loss)
                                                                   per share
                                                       Profit      of common
                                                       (loss)       stock
                                                       -------   -----------
Postretirement benefits other than pensions,
 net of applicable income taxes (note 5B)............  $(2,141)    $(10.61)
Postemployment benefits, net of applicable
 income taxes (note 5C)..............................      (29)       (.14)
Income taxes (note 8)................................      (47)       (.23)
                                                       -------     -------
                                                       $(2,217)    $(10.98)
                                                       =======     =======

  In addition to the transition effects, incremental expense for 1992 resulting from the accounting changes was $117 before tax, $28 after tax, and $.14 per share.

  In the first quarter of 1994, the company changed its method of computing LIFO inventories from a single pool approach to a multiple pool approach for substantially all of its inventories. The company believes that the multiple pool method results in a better matching of revenues and expenses. The cumulative effect of the change on prior years was not determinable. This change did not have a material effect on 1994 results of operations or financial position.

  Effective January 1, 1994, the company adopted SFAS 114, "Accounting by Creditors for Impairment of a Loan," as

                                                               Caterpillar Inc.
- -------------------------------------------------------------------------------

amended by SFAS 118. The adoption of these standards did not have a material effect on the company's financial position or results of operations.

3.  Foreign exchange

The U.S. dollar is the functional currency for substantially all of Caterpillar's consolidated companies. The functional currency for equity-basis companies is the local currency of the country in which the company is located. Net foreign exchange gains or losses for companies with the U.S. dollar as their functional currency are included in "Other income" in Statement 1, except as noted below. For all other companies, the exchange effects from translating all assets and liabilities at current exchange rates are reported as "Foreign currency translation adjustment" in Statements 2 and 3.

  For 1992, 1993, and the first half of 1994, net foreign exchange gains arising from operations in Brazil's highly inflationary economy were removed from "Other income" in Statement 1 and included on the operating statement lines where the related inflationary effects were reported. Consequently, exchange gains and losses on local currency denominated debt and cash deposits, where the interest rates reflect the rate of inflation, were offset against interest expense and interest income, respectively. Similarly, exchange gains on local currency liabilities subject to monetary correction were offset against the related expense. Additionally, in the first half of 1994, noninterest bearing trade receivables in Brazil were discounted to present value with the implicit interest income reported as a component of interest income. Exchange losses on these receivables were offset against interest income. These reclassifications were no longer applicable in the second half of 1994 as inflation in Brazil dropped dramatically following the implementation of a new economic reform package. Exchange gains and losses were reclassified as follows:

                                                          1994    1993    1992
                                                          ----    ----    ----
Interest expense.......................................   $ 10    $ 72    $102
Cost of goods sold.....................................     29      33      15
Provision for income taxes.............................     10      11       4
Interest Income........................................    (53)     --      --
                                                          ----    ----    ----
                                                          $ (4)   $116    $121
                                                          ====    ====    ====

  There were no net foreign exchange gains or losses included in profit of consolidated companies for 1994. Profit of consolidated companies for 1993 and 1992 included net foreign exchange gains (losses) of $(25) and $(5), respectively. The aftertax net gains (losses) for 1994, 1993, and 1992 were $1, $(19), and $3, respectively. Certain gains or losses may impact either taxes or pretax income, when stated in U.S. dollars, without impacting the other and; accordingly, the relationship between the pretax and aftertax effects may be disproportionate.

  The company's operations are subject to foreign exchange risk through future foreign currency cash flows as movement in currency exchange rates impact: (1) the U.S. dollar value of its foreign currency denominated sales, and (2) the U.S. dollar value of the foreign currency denominated costs of its manufacturing facilities or purchases of material or services from suppliers. The company enters into forward exchange contracts and certain foreign currency option contracts to manage the risk that the eventual U.S. dollar net cash flows related to its operations will be adversely affected by changes in currency exchange rates. Other than the initial payment of a premium associated with purchased foreign currency option contracts, gains or losses on this hedging activity are realized in the form of cash receipts or payments at the maturity of the contracts.

  Realized and unrealized gains or losses on all financial instruments which are designated as, and are effective as hedges of firmly committed future foreign currency transactions are deferred and are recognized in the results of operations when the operating revenues and/or expenses are recognized. The cash flows from these transactions are classified consistent with the cash flows for the transaction or event being hedged. Similar accounting treatment is applied to gains and losses on purchased foreign currency option hedges of probable anticipated transactions that expose the enterprise to foreign currency risk. In those situations where these financial instruments are either terminated or mature prior to the transaction or event being hedged, the gains or losses continue to be deferred and are recognized in the results of operations when the transaction or event being hedged is recognized. Conversely, deferred gains and losses are recognized in the results of operations immediately when the hedged firmly committed or anticipated transaction is no longer anticipated to occur.

  Gains or losses on financial instruments, other than certain purchased foreign currency options used as hedges of anticipated but not firmly committed foreign currency cash flow exposures, are reported in the results of operations as exchange rates change and included with amounts reported in "Other income" on Statement 1.

  Realized gains or losses not yet recognized in the results of operations and the offset for gains and losses recognized but not realized are included with amounts reported as "Receivables trade and other" on Statement 3.

  At December 31, 1994, the company had approximately $354 in forward exchange and foreign currency option contracts to buy or sell foreign currency to hedge anticipated, but not firmly committed, net foreign currency cash flow exposures for the next twelve months. In conjunction with this hedging activity, losses totaling $15 have been recognized in "Other income" (Statement 1) but have not been realized. This amount is reflected as a reduction of assets in Statement
3. Additionally, at December 31, 1994, the company had approximately $649 in forward exchange and foreign currency option contracts to sell foreign currency to hedge firmly committed revenue (sale) transactions for the next twelve months. Losses totaling $11, associated with hedges of future firmly committed revenue transactions that had matured or been canceled prior to December 31, 1994, have been realized, and will be recognized when the underlying hedged transactions occur. This amount is reflected as an asset in Statement 3. The fair market value of all forward exchange and foreign currency option contracts based on quoted market prices of comparable instruments was a liability of $97. The value of the contracts upon ultimate settlement is dependent upon actual currency exchange rates at the various maturity dates which range through 1995.

  At December 31, 1993, and 1992, the company had approximately $1,345, and $1,705, respectively, in forward exchange and foreign currency option contracts to buy or sell foreign currency in the future. At December 31, 1993, and 1992, the carrying value of such contracts was an asset (liability) of $(2) and $10, and the fair value, based on quoted market prices of comparable instruments, was a liability of $16, and $70, respectively.

NOTES continued
(Dollars in millions except per share data)
- -----------------------------------------------------------------------------

4.  Research and engineering expenses
Research and engineering expenses are charged against operations as incurred. The portions of these expenses related to new product development and major improvements to existing products are classified as "Research and development expenses" in Statement 1. The remaining portions, attributable to engineering expenses incurred during the early production phase, as well as ongoing efforts to improve existing products, are included in "Cost of goods sold" in Statement 1.

5.  Postemployment benefit plans

A.  Pension plans

The company has pension plans covering substantially all employees. These defined benefit plans provide a benefit based on years of service and/or the employee's average earnings near retirement. Pension expense for 1994, 1993, and 1992 was $81, $95, and $72, respectively. The company's funding policy for these plans is to contribute amounts which comply with applicable laws and regulations and are tax deductible.

  Cost components of consolidated pension expense were as follows:

                                 1994             1993             1992
                           ---------------   -------------   ---------------
Service cost -- benefits
 earned during the period..        $108              $103              $ 96
Interest cost on projected
 benefit obligation........         393               387               366
Return on plan assets:(1)
 Actual.................... $(124)           $(674)          $(553)
 Deferred..................  (335)             248             138
                            -----            -----           -----
   Recognized..............        (459)             (426)             (415)
Amortization of:
 Net asset existing at
  adoption of SFAS 87......         (22)              (22)              (24)
 Prior service cost(2).....          60                51                47
 Net actuarial (gain) loss.           1                 2                 2
                                   ----              ----              ----
Pension expense............        $ 81              $ 95              $ 72
                                   ====              ====              ====

(1) Although the actual return on plan assets is shown, the expected long-term rate of return on plan assets of 9.4%, 9.9%, and 9.9% was used in determining consolidated pension expense for 1994, 1993, and 1992, respectively. The difference between the actual return and the recognized return on plan assets is shown as deferred return on plan assets.
(2) Prior service costs are amortized using a straight-line method over the average remaining service period of employees expected to receive benefits from the plan amendment.

  A reconciliation of the funded status of both U.S. and non-U.S. pension plans at their plan year-end (November 30 for U.S. plans and September 30 for non-U.S. plans) with the amount recognized in Statement 3 is presented in Table I on page A-13.

  For certain pension plans with accumulated benefits in excess of plan assets, an additional long-term liability was recorded as required by SFAS 87. This amount is included in Table I as "Adjustment required to recognize minimum liability." A related intangible asset of $209, $323, and $329 was recorded at December 31, 1994, 1993, and 1992. As the intangible asset may not exceed unrecognized prior service cost, at December 31, 1993, this adjustment resulted in a reduction to stockholders' equity of $40 (after deferred taxes of $24).

  Plan assets consist principally of common stocks, corporate bonds, and U.S. government obligations. The actuarial present value of benefits was determined using a weighted average discount rate of 8.3%, 7.3%, and 7.9% for 1994, 1993, and 1992, respectively. The projected benefit, for those plans with benefit payments based upon earnings near retirement, includes an expected annual rate of increase in future compensation of 4.6%, 4.1%, and 5.0% for 1994, 1993, and 1992, respectively.

  A point-in-time comparison of the projected benefit obligation to the market value of assets is only one indicator of the pension plans' ability to pay benefits when due. The benefit information is based on estimated conditions over many future years, while the asset information relates to market values prevailing at a specific moment. The plans' long-range ability to pay benefits also depends on the future financial health of the company.

B.  Other postretirement benefit plans

The company has defined benefit retirement health care and life insurance plans for substantially all U.S. employees. Most of the plans are non-contributory although some plans require retiree contributions. Effective January 1, 1992, the company adopted SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." SFAS 106 requires recognition of the cost of providing postretirement health care and life insurance benefits over the employee service period. Caterpillar, like most U.S. companies, formerly charged the cost of providing these benefits against operations as claims were incurred. This standard does not affect cash flow, but merely accelerates recognition of costs.

  The company recognized the liability for past service (the transition obligation) as of January 1, 1992, of $2,141, net of income taxes of $1,247, as a one-time charge to earnings.

   During the second quarter of 1992, the company announced several changes to its retiree health care plans. Among the changes was the establishment of contractual agreements with certain health care providers at most U.S. locations in which the company operates. The agreements set base prices for certain medical procedures and limit future inflationary increases. In addition, eligibility requirements for plan benefits based on age and years of service were established. During the fourth quarter of 1992, limits were placed on the company's contribution to substantially all future retirees' health care benefits. Such limits will be effective January 1, 2000.

  Cost components of postretirement benefit expense were as follows:

                                        1994             1993           1992
                                    --------------   ------------   -----------
Service cost -- benefits earned
 during the period................          $ 83            $ 79            $ 98
Interest cost on accumulated
 benefit obligation...............           223             227             260
Return on plan assets:(1)
 Actual...........................  $  3             $ --           $ --
 Deferred.........................   (26)              --             --
                                    ----             ____           ____
   Recognized.....................           (23)             --              --
Amortization of:
 Prior service cost(2)............          (190)           (189)           (104)
 Net actuarial loss...............             2               1              --
                                             ___             ___             ___
Postretirement benefit expense....          $ 95            $118            $254
                                             ===             ===             ===

(1) Although the actual return on plan assets is shown, the expected long-term rate of return on plan assets of 9.5% was used in determining consolidated postretirement benefit expense for 1994. The difference between the actual return and the recognized return on plan assets is shown as deferred return on plan assets.
(2) Prior service costs are amortized using a straight-line method over the average remaining service period of employees impacted by the plan amendment.

                                                             Caterpillar Inc.

- -------------------------------------------------------------------------------------------------------------------------------
                                    TABLE I
- -------------------------------------------------------------------------------------------------------------------------------
                                              1994                            1993                            1992
                                    ---------------------------     ---------------------------     ---------------------------
                                    Assets          Accumulated     Assets          Accumulated     Assets          Accumulated
                                    Exceed          Benefits        Exceed          Benefits        Exceed          Benefits
                                    Accumulated     Exceed          Accumulated     Exceed          Accumulated     Exceed
                                    Benefits        Assets          Benefits        Assets          Benefits        Assets
                                    -----------     -----------     -----------     -----------     -----------     -----------
Actuarial present value of:
  Vested benefit obligation.......  $ (2,379)       $ (1,823)       $ (2,453)       $ (2,047)       $ (2,197)       $ (1,838)
  Nonvested benefit obligation....      (146)           (402)           (190)           (476)           (181)           (482)
                                    --------        --------        --------        --------        --------        --------
  Accumulated benefit obligation..  $ (2,525)       $ (2,225)       $ (2,643)       $ (2,523)       $ (2,378)       $ (2,320)
                                    ========        ========        ========        ========        ========        ========
  Actuarial present value
    of projected benefit
    obligation....................  $ (2,829)       $ (2,248)       $ (2,928)       $ (2,587)       $ (2,699)       $ (2,395)
  Plan assets at market value.....     3,310           1,810           3,257           1,922           2,999           1,800
                                    --------        --------        --------        --------        --------        --------
  Funded status at plan year-end..       481            (438)            329            (665)            300            (595)
  Unrecognized net asset
    existing at adoption of
    SFAS 87.......................      (114)             (9)           (160)             13            (192)             18
  Unrecognized prior service
    cost..........................       158             279             115             351             125             402
  Unrecognized net actuarial
    (gain) loss...................      (342)            (45)           (124)             63             (96)            (37)
  Adjustment required to
    recognize minimum liability...        --            (209)             --            (387)             --            (329)
                                    --------        --------        --------        --------        --------        --------
  Prepaid pension cost (pension
    liability) at December 31.....  $    183        $   (422)       $    160        $   (625)       $    137        $   (541)
                                    ========        ========        ========        ========        ========        ========
- -------------------------------------------------------------------------------------------------------------------------------


  The company makes contributions to Voluntary Employees' Beneficiary Association (VEBA) trusts for payment of certain employee benefits for substantially all active and retired U.S. employees. Postretirement benefits funded through VEBA contributions include life insurance for hourly and salaried employees and medical expenses for employees not enrolled in health maintenance organizations. The company currently funds plan obligations on a pay-as-you-go basis. Balances in the VEBA trusts have accumulated over time primarily from earnings on assets previously contributed to the trusts. Assets in the trusts consist principally of mutual funds, common stocks, corporate bonds, and government obligations. In accordance with the company's prior accounting policy, trust assets and earnings were not previously reflected in the company's financial statements. In conjunction with the adoption of SFAS 106, the fair value of previously unrecognized trust assets of $201 for future retiree health care and life insurance benefits were recorded as investments and as a liability for postretirement benefits. The SFAS 106 transition obligation is the accumulated postretirement benefit obligation at January 1, 1992, less the amount recognized from trust assets.

  Earnings from trust assets of $34 were included in Statement 1 as a component of "Other income" (note 7) for 1993. As of December 31, 1993, the carrying value of trust assets was $220, and was a component of "Other assets" in Statement 3.

  Effective January 1, 1994, trust assets for retiree benefits were legally segregated from those for active employees. As such, these assets have been recorded as a reduction to the liability for postretirement benefits rather than as a component of "Other assets." Beginning in 1994, return on plan assets was a component of postretirement benefit expense rather than a component of "Other income."

  The components of the liability for postretirement benefits (other than pensions) as of December 31, were as follows:

                                                  1994       1993       1992
                                                 ------     ------     ------
Accumulated postretirement benefit obligation:
  Retirees.....................................  $(1,910)   $(1,965)   $(1,820)
  Fully eligible active plan participants......     (242)      (323)      (370)
  Other active plan participants...............     (604)      (722)      (699)
                                                 -------    -------    -------
                                                  (2,756)    (3,010)    (2,889)
Plan assets at market value....................      239         --         --
Unrecognized prior service cost................     (669)      (861)    (1,029)
Unrecognized net actuarial (gain) loss.........     (265)       132        161
                                                 -------    -------    -------
Liability for postretirement benefits
  (other than pensions)........................  $(3,451)   $(3,739)   $(3,757)
                                                 =======    =======    =======

  The assumed health care cost trend rate used to measure the accumulated postretirement benefit obligation at December 31, 1994, was 9.4% for 1995, declining gradually to 5.0% in 2001. Postretirement benefit expense for 1994 and the accumulated postretirement benefit obligation at December 31, 1993, were determined using a health care cost trend rate of 10.2% for 1994, declining gradually to 4.5% in 2001. Postretirement benefit expense for 1993 and the accumulated postretirement benefit obligation at December 31, 1992 were determined using a health care cost trend rate of 11.5% for 1993, declining gradually to 5.0% in 2001. Postretirement benefit expense for 1992 was determined using a health care cost trend rate of 12% for 1992, declining gradually to 5.5% in 2001. Increasing the assumed health care trend rate by 1% each year would increase the accumulated postretirement benefit obligation as of December 31, 1994, 1993, and 1992 approximately $202, $234, and $279, respectively, and the aggregate of the service and interest cost components of 1994, 1993, and 1992 postretirement benefit expense by approximately $24, $25, and $62, respectively. The

NOTES continued
(Dollars in millions except per share data)
- -------------------------------------------------------------------------------


accumulated postretirement benefit obligation was determined using a weighted average discount rate of 8.5%, 7.4%, and 8.0% for 1994, 1993, and 1992, respectively.


C.  Other postemployment benefit plans

The company offers various other postemployment benefits to substantially all U.S. employees. These benefits are provided to former or inactive employees after employment but before retirement. Inactive employees are those who are not currently rendering service but have not been terminated, excluding those who have not been terminated but have been laid off for greater than one year. Postemployment benefits include disability benefits, supplemental unemployment benefits, workers' compensation benefits, and continuation of health care benefits and life insurance coverage.

  Effective January 1, 1992, the company adopted SFAS 112, "Employers' Accounting for Postemployment Benefits." SFAS 112 requires recognition of the cost of providing postemployment benefits when it is probable that such benefits will be provided, generally when the employee becomes inactive. The company previously accounted for certain types of these benefits, primarily disability benefits and continuation of health care benefits, on a pay-as-you-go basis.


D.  Summary of long-term liability

The components of the long-term liability for postemployment benefits at December 31 were as follows:

                                                1994     1993     1992
                                               ------   ------   ------
Pensions...................................... $  209   $  387   $  329
Postretirement benefits other than pensions...  3,275    3,566    3,598
Other postemployment benefits.................     64       65       68
                                               ------   ------   ------
                                               $3,548   $4,018   $3,995
                                               ======   ======   ======


6.  Sale of lift truck assets

In July 1992, the company formed three lift truck joint ventures with Mitsubishi Heavy Industries, Ltd. (MHI). The joint ventures are known as Mitsubishi Caterpillar Forklift (MCF) America Inc., MCF Asia Pte Ltd, and MCF Europe B.V. MHI owns 80% of each joint venture; the company owns 20% of each. The joint venture companies design, manufacture, and distribute lift trucks, other materials handling equipment, and related parts. The company received $141 in cash for assets sold to the joint ventures. A pretax gain of $53 was recognized from the sales in 1992. The gain, which includes $51 resulting from liquidations of inventory valued on a LIFO basis, is net of related disposal costs.


7.  Other income

The components of other income were as follows for the years ended December
31:

                                                 1994     1993     1992
                                                 ----     ----     ----
Foreign exchange gains (losses)...............   $ --     $(25)    $ (5)
Investment and interest income................     48       97       78
License fees..................................     23       28       32
Miscellaneous income (expense)................    (32)      13      (10)
                                                 ----     ----     ----
                                                 $ 39     $113     $ 95
                                                 ====     ====     ====


8.  Income taxes

Effective January 1, 1992, the company adopted SFAS 109, "Accounting for
Income Taxes." For years prior to 1992, income taxes were computed based on Accounting Principles Board Opinion (APB) 11. Net assets as of January 1, 1992, were reduced by $47 as a result of the adoption of SFAS 109.

  The provision (credit) for income taxes for the years ended December 31 was:

                                                1994      1993    1992
                                                ----      ----    -----
Machinery and Engines.........................  $333      $ 19    $(131)
Financial Products............................    21        23       17
                                                ----      ----    -----
Provision (credit) for income taxes...........  $354      $ 42    $(114)
                                                ====      ====    =====


  The components of the provision (credit) for income taxes were as follows for the years ended December 31:

                                                 1994     1993    1992
                                                 ----     ----    -----
Current tax provision (credit):
  U.S. federal taxes..........................   $164     $ 63    $ (63)
  Foreign taxes...............................     73       25       28
  U.S. state taxes............................     25       10       (2)
                                                 ----     ----    -----
                                                  262       98      (37)
                                                 ----     ----    -----
Deferred tax provision (credit):
  U.S. federal taxes..........................     87      (51)     (61)
  Foreign taxes...............................     (8)      (2)      (1)
  U.S. state taxes............................     13       (3)     (15)
                                                 ----     ----    -----
                                                   92      (56)     (77)
                                                 ----     ----    -----
Total provision (credit) for income taxes.....   $354     $ 42    $(114)
                                                 ====     ====    =====


  Current tax provision (credit) is the amount of income taxes reported or expected to be reported on the company's tax returns.

  Income taxes paid (refunded) in 1994, 1993, and 1992 totaled $199, $10, and $(26), respectively.

  During 1993, the company reached a settlement with the U.S. Internal Revenue Service (IRS) covering tax years 1979 through 1987. As a result of this settlement, credits of $134 and $10 were recorded to U.S. federal and U.S. state taxes, respectively. Net interest income associated with the settlement was $251 upon which U.S. federal taxes of $88 and U.S. state taxes of $7 were provided.

  Refundable income taxes of $86 at December 31, 1992 resulted from the carryback of tax credits from prior years for U.S. federal income tax purposes. Refunds related to these carrybacks were received in connection with the IRS settlement.

  In August 1993, the U.S. federal income tax rate for corporations was increased from 34% to 35% effective January 1, 1993. As a result of the rate increase, net U.S. deferred tax assets were increased $36, and a credit of the same amount was recorded to the 1993 provision for income taxes.

  Differences between accounting rules and tax laws cause differences between the bases of certain assets and liabilities for financial reporting purposes and tax purposes. The tax effects of these differences, to the extent they are temporary, are recorded as deferred tax assets and liabilities under SFAS 109, and consisted of the following components at December 31:

                                                                CATERPILLAR INC.
- --------------------------------------------------------------------------------

                                                1994     1993     1992
                                               ------   ------   ------
U.S. federal, U.S. state, and foreign taxes:
  Deferred tax assets:
    Postemployment benefits other
     than pensions............................ $1,331   $1,345   $1,316
    Inventory valuation method................     62       66       71
    Unrealized profit excluded
     from inventories.........................    156      193      209
    Plant closing and consolidation costs.....     55       58       69
    Net operating loss carryforwards..........    166      253      239
    Warranty reserves.........................    108       67       50
    Accrued vacation..........................     29       29       30
    Qualified deficits........................     33       54       40
    Foreign tax credit carryforwards..........     --       62       11
    Minimum tax credit carryforwards..........     --       18       30
    Other.....................................    155      126       40
                                               ------   ------   ------
                                                2,095    2,271    2,105
  Deferred tax liabilities:
    Capital assets............................    (84)     (77)     (68)
    Pension...................................    (36)     (22)     (49)
                                               ------   ------   ------
                                                 (120)     (99)    (117)
                                               ------   ------   ------
  Valuation allowance for
   deferred tax assets........................   (182)    (284)    (265)
                                               ------   ------   ------
Deferred taxes -- net......................... $1,793   $1,888   $1,723
                                               ======   ======   ======

  From December 31, 1993 to December 31, 1994, the valuation allowance for deferred tax assets decreased by $102. This was the result of origination and reversal of temporary differences, changes in exchange rates at certain foreign locations where valuation allowances are recorded, and a change in the conclusion regarding the need for a valuation allowance at one of the company's foreign subsidiaries.

  SFAS 109 requires that individual tax paying entities of the company offset all current deferred tax liabilities and assets within each particular tax jurisdiction and present them as a single amount in the Statement of Financial Position. A similar procedure is followed for all noncurrent deferred tax liabilities and assets. Amounts in different tax jurisdictions cannot be offset against each other. Deferred taxes appear in Statement 3, at December 31, on the following lines:

                                                1994     1993     1992
                                               ------   ------   ------
Assets:
  Deferred income taxes and
   prepaid expenses........................... $  575   $  584   $  491
  Deferred income taxes.......................  1,243    1,321    1,254
                                               ------   ------   ------
                                                1,818    1,905    1,745
                                               ------   ------   ------
Liabilities:
  Deferred and current
   income taxes payable.......................     (6)      (2)      (3)
  Deferred income taxes
   and other liabilities......................    (19)     (15)     (19)
                                               ------   ------   ------
                                                  (25)     (17)     (22)
                                               ------   ------   ------
Deferred taxes -- net......................... $1,793   $1,888   $1,723
                                               ======   ======   ======

  The provision (credit) for income taxes was different than would result from applying the U.S. statutory rate to profit (loss) before taxes for the reasons set forth in the following reconciliation:

                                                1994     1993     1992
                                               ------   ------   ------
Taxes computed at U.S. statutory rates........   $445     $253    $(108)
  Increases (decreases) in taxes
    resulting from:
   Subsidiaries' results subject to tax rates
    other than U.S. statutory rates...........     (9)      13       60
   Net operating loss carryforwards...........    (50)     (19)      --
   Benefit of Foreign Sales Corporation.......    (34)     (21)     (20)
   Qualified deficits.........................     21      (12)     (21)
   IRS settlement.............................     --     (144)      --
   Change in U.S. tax rate....................     --      (36)      --
   State income taxes -- net of federal taxes.     25       11      (11)
   Valuation allowance adjustment.............    (22)      --       --
   Research and experimentation credit........     --       (4)      --
   Other -- net...............................    (22)       1      (14)
                                                 ----    -----    -----
Provision (credit) for income taxes...........   $354    $  42    $(114)
                                                 ====    =====    =====

  U.S. income taxes, net of foreign taxes paid or payable, have been provided on the undistributed profits of subsidiaries and affiliated companies, except in those instances where such profits have been permanently invested and are not considered to be available for distribution to the parent company. In accordance with this practice, the consolidated "Profit employed in the business" in Statement 3 at December 31, 1994, 1993, and 1992, included the company's share of undistributed profits of subsidiaries and affiliated companies, totaling $753, $680, and $718, respectively, on which U.S. income taxes, net of foreign taxes paid or payable, have not been provided. If for some reason not presently contemplated, such profits were to be remitted or otherwise become subject to U.S. income taxes, available credits would reduce the amount of taxes otherwise due. Determination of the amount of unrecognized deferred tax liability related to these permanently invested profits is not practicable.

  The domestic and foreign components of profit (loss) before taxes of consolidated companies were as follows:

                                                1994     1993     1992
                                               ------   ------   ------
Domestic...................................... $  779   $611   $(215)
Foreign.......................................    494    111    (103)
                                               ------   ----   -----
                                               $1,273   $722   $(318)
                                               ======   ====   =====

  The foreign component of profit before taxes comprises the profit of all consolidated subsidiaries located outside the United States. This profit information differs from that reported in note 24B, which shows operating profit for foreign geographic segments based only on the company's manufacturing and financing operations located outside the United States.

  Taxation of a multinational company involves many complex variables, such as differing tax structures from country to country and the effect of U.S. taxation of foreign profits. These complexities do not permit meaningful comparisons of the U.S. and foreign components of profit before taxes and the provision for income taxes. Additionally, current relationships between the U.S. and foreign components are not reliable indicators of such relationships in future periods.

  Net operating loss carryforwards were available in various foreign tax jurisdictions at December 31, 1994. The amounts and expiration dates of these carryforwards are as follows:

          1997................................   $ 22
          1998................................     --
          1999................................     29
          2000................................     38
          Unlimited...........................    305
                                                 ----
            Total.............................   $394
                                                 ====

NOTES continued
(Dollars in millions except per share data)
- -------------------------------------------------------------------------------

  With the exception of one foreign taxing jurisdiction where there was sufficient positive evidence to support recognition of net deferred tax assets, a valuation allowance has been recorded for all of the deferred tax assets related to these carryforwards to the extent the assets are not offset with deferred tax liabilities in the same tax jurisdiction. For United States federal tax purposes, qualified deficits of $94, as defined by Internal Revenue Code section 952, are available for an indefinite future period to offset the future profits of certain foreign entities whose earnings are subject to U.S. taxation when earned.

  There were no tax credit carryforwards available in the United States at December 31, 1994.

9.  Finance receivables

Finance receivables are receivables of Caterpillar Financial Services Corporation, which generally may be repaid or refinanced without penalty prior to contractual maturity. Contractual maturities of outstanding receivables at December 31, 1994 were:

                         Installment    Financing
Amounts Due In            Contracts       Leases     Notes     Total
- --------------           -----------    ---------    ------    ------
1995...................    $  468         $  493     $  573    $1,534
1996...................       351            371        334     1,056
1997...................       220            256        364       840
1998...................        90            136        167       393
1999...................        21             55        106       182
Thereafter.............         2             77         78       157
                           ------         ------     ------    ------
                            1,152          1,388      1,622     4,162
Residual value.........        --            292         --       292
Less: Unearned Income..      (137)          (265)       (14)     (416)
                           ------         ------     ------    ------
Total..................    $1,015         $1,415     $1,608    $4,038
                           ======         ======     ======    ======

  The average recorded investment in impaired loans and leases (those for which management does not expect to collect all amounts due according to the contractual terms of the agreement) during 1994 was $49. The total recorded investment in impaired loans and leases at December 31, 1994 of $47 less the fair value of the underlying collateral of $32 represent a $15 projected loss on impaired loans and leases for which there is a related allowance for credit losses. Recognition of income on finance receivables is suspended when management determines that collection of future income is not probable. Accrual is resumed if the receivables become contractually current and collection doubts are removed; previously suspended income is recognized at that time. Total finance receivables reported in Statement 3 are net of an allowance for credit losses. Activity relating to the allowance was as follows:

                                                         1994    1993    1992
                                                         ----    ----    ----
Balance at beginning of year...........................  $ 41    $ 37    $ 31
Provision for credit losses............................    23      20      20
Less: Receivables, net of
      recoveries, written off..........................   (13)    (19)    (14)
Other -- net...........................................    (1)      3      --
                                                         ----    ----    ----
Balance at end of year.................................  $ 50    $ 41    $ 37
                                                         ====    ====    ====

  At December 31, 1994, 1993, and 1992, the fair value of finance receivables (excluding finance type leases classified as finance receivables with net carrying value of $391, $333, and $272, respectively) was $3,582, $2,822, and $2,275, respectively. Fair value was estimated by discounting the future cash flows using the current rates at which receivables of similar remaining maturities would be entered into. Historical bad debt experience was also considered.

  Cat Financial's "Net investment in financing leases" at December 31 consisted of the following components:

                                                     1994      1993      1992
                                                    ------    ------    ------
Total minimum lease payments receivable...........  $1,387    $1,135    $  982
Estimated residual value of leased assets:
  Guaranteed......................................      84        71        55
  Unguaranteed....................................     208       149       124
                                                    ------    ------    ------
                                                     1,679     1,355     1,161
Less: Unearned income.............................     265       229       212
                                                    ------    ------    ------

Net investment in financing leases................  $1,415    $1,126    $  949
                                                    ======    ======    ======

10. Inventories

Inventories at December 31, by major classification, were as follows:

                                                         1994    1993    1992
                                                        ------  ------  ------
Raw materials and work-in-process.....................  $  697  $  545  $  505
Finished goods........................................     942     812   1,006
Supplies..............................................     196     168     164
                                                        ------  ------  ------
                                                        $1,835  $1,525  $1,675
                                                        ======  ======  ======

  Reductions in individual LIFO inventory pools decreased cost of goods sold for 1994, 1993, and 1992 by $28, $38, and $30, respectively.

  The company has entered into commodity price swap and option agreements to reduce the company's exposure to changes in the price of material purchased from various suppliers resulting from underlying commodity price changes. The results of these hedging transactions become a part of the cost of the related inventory transactions. At December 31, 1994, 1993, and 1992, the amounts of the contracts hedging future commodity purchases were immaterial.

11. Land, buildings, machinery, and equipment

  Land, buildings, machinery, and equipment at December 31, by major classification, were as follows:

                                                         1994    1993    1992
                                                        ------  ------  ------
Land -- at original cost..............................  $  105  $  105  $  109
Buildings.............................................   2,597   2,485   2,479
Machinery and equipment...............................   3,609   3,594   3,458
Patterns, dies, jigs, etc.............................     441     428     405
Furniture and fixtures................................     637     613     589
Transportation equipment..............................      44      28      27
Equipment leased to others............................     633     536     429
Construction-in-process...............................     164     176     346
                                                        ------  ------  ------
                                                         8,230   7,965   7,842
Accumulated depreciation..............................  (4,454) (4,138) (3,888)
                                                        ------  ------  ------
Land, buildings, machinery, and
  equipment -- net....................................  $3,776  $3,827  $3,954
                                                        ======  ======  ======

  The company had commitments for the purchase or construction of capital assets of approximately $195 at December 31, 1994. Capital expenditure plans are subject to continuous monitoring, and changes in such plans could reduce the amount committed.

  Maintenance and repair expense for 1994, 1993, and 1992 was $461, $458, and $451, respectively.

                                                               Caterpillar Inc.
- -------------------------------------------------------------------------------

Equipment leased to others

Equipment leased to others, primarily of Caterpillar Financial Services Corporation, consisted of the following components at December 31:

                                                          1994    1993    1992
                                                          ----    ----    ----
Equipment leased to others -- at cost..................   $633    $536    $429
Less:
  Accumulated depreciation.............................    189     150     134
                                                          ----    ----    ----
Equipment leased to others -- net......................   $444    $386    $295
                                                          ====    ====    ====

  Scheduled minimum rental payments to be received for equipment leased to others during each of the years 1995 through 1999, and in total thereafter, are $135, $104, $66, $41, $18, and $9, respectively.

12. Affiliated companies

The company's investments in affiliated companies consist principally of a 50% interest in Shin Caterpillar Mitsubishi Ltd., Japan ($423). The other 50% owner of this company is Mitsubishi Heavy Industries, Ltd., Japan.

  Combined financial information of the affiliated companies, as translated to U.S. dollars (note 3), was as follows:

                                                           Years ended
                                                          September 30,
                                                     1994      1993      1992
                                                    ------    ------    ------
Results of Operations
  Sales..........................................   $3,324    $2,776    $2,450
                                                    ======    ======    ======
  Profit (loss) before effect of
    accounting change............................   $   63    $    1    $  (41)
                                                    ======    ======    ======
   Profit (loss).................................   $   63    $    1    $  (65)
                                                    ======    ======    ======

  Profit for the year ended September 30, 1994, includes $19 representing aftertax gain on the sale of surplus assets.

                                                            September 30,
                                                         1994    1993    1992
                                                        ------  ------  ------
Financial Position
  Assets:
    Current assets...................................   $1,853  $1,691  $1,880
    Land, buildings, machinery, and
     equipment -- net................................      781     750     712
    Other assets.....................................      298     310     250
                                                        ------  ------  ------
                                                         2,932   2,751   2,842
                                                        ------  ------  ------
  Liabilities:
    Current liabilities..............................    1,575   1,441   1,649
    Long-term debt due after one year................      332     449     396
    Other liabilities................................      150      90      85
                                                        ------  ------  ------
                                                         2,057   1,980   2,130
                                                        ------  ------  ------
  Ownership..........................................   $  875  $  771  $  712
                                                        ======  ======  ======

  At December 31, 1994, the company's consolidated "Profit employed in the business" included $113 representing its share of undistributed profit of the affiliated companies. In 1994, 1993, and 1992, the company received $3, $3, and $2, respectively, in dividends from affiliated companies.

13. Credit commitments

The company has arrangements with a number of U.S. and non-U.S. banks to provide lines of credit. These credit lines are changed as anticipated needs vary and are not indicative of short-term borrowing capacity.

  Unsecured, confirmed credit lines available from banks were $3,194 at December 31, 1994 (in U.S. $1,897 and outside U.S. $1,297), of which $1,814 was unused. For the purpose of computing unused credit lines, the total borrowings under these lines and outstanding commercial paper supported by these lines was considered to constitute utilization.

Machinery and Engines

At December 31, 1994, Machinery and Engines had $2,139 confirmed credit lines (in U.S. $1,897 and outside U.S. $242), of which $17 was utilized as backup for bank borrowings. In the United States, the company has a long-term, contractually committed credit agreement, under which $1,200 is available from various banks through October 1999, and another agreement under which $600 is available through October 1995. The latter agreement may be extended on an annual basis subject to mutual agreement. These two credit agreements may be used at the company's option by either the company or up to 80% by Caterpillar Financial Services Corporation, with a $250 sublimit for Caterpillar Financial Australia Limited, a wholly owned subsidiary of Cat Financial.

  Based on a previous long-term agreement, $425 of commercial paper outstanding at December 31, 1992 was classified as long-term debt due after one year. No commercial paper was classified as long-term at December 31, 1994 or 1993.

Financial Products

At December 31, 1994, Financial Products had $2,495 of confirmed lines (in U.S. $1,440 and outside U.S. $1,055), including the $1,440 of the company's credit agreements, of which $841 was utilized as backup for outstanding commercial paper and $523 for bank borrowings.

  Based on long-term credit agreements, $660, $455, and $370 of commercial paper outstanding at December 31, 1994, 1993, and 1992, respectively, was classified as long-term debt due after one year.

14. Short-term borrowings

Short-term borrowings at December 31 consisted of the following:

                                                          1994    1993    1992
                                                          ----    ----    ----
Machinery and Engines:
  Notes payable to banks...............................   $ 17    $104    $184
  Commercial paper.....................................     --      35     214
                                                          ----    ----    ----
                                                            17     139     398
Financial Products:
  Notes payable to banks...............................    532     336     195
  Commercial paper.....................................    181     342     344
  Other................................................     10       5       4
                                                          ----    ----    ----
                                                           723     683     543
                                                          ----    ----    ----
                                                          $740    $822    $941
                                                          ====    ====    ====

  Interest paid on short-term borrowings for 1994, 1993, and 1992 was $99, $94, and $123, respectively (interest paid in 1994, 1993, and 1992 was $109, $166, and $225, respectively, excluding the reclassification described in note
3).

  At December 31, 1994, 1993, and 1992, the carrying value of short-term borrowings approximated fair value.

NOTES continued
(Dollars in millions except per share data)
- ------------------------------------------------------------------------------

  The weighted average interest rates on short-term borrowings at December 31 were as follows:
                                1994    1993    1992
                               -----   -----   -----
Notes payable to banks........  5.8%    6.6%    7.1%
Notes payable to others.......  5.3%    3.6%    3.8%
Commercial paper..............  6.1%    3.6%    4.3%

  The balances used to calculate the weighted average interest rates for notes payable to banks exclude borrowings in high inflation countries (including Brazil). The weighted average interest rates for these borrowings were not considered meaningful because rates were impacted by the effect of significant inflation. The balances used to calculate the weighted average interest rates for commercial paper included $660, $455, and $370 of commercial paper supported by revolving credit agreements which were classified as long-term debt due after one year (note 13).

15. Long-term debt

Debt due after one year at December 31 consisted of the following:
                                               1994      1993      1992
                                              ------    ------   -------
Machinery and Engines:
  Commercial paper supported
   by revolving
   credit agreement (note 13)................ $   --    $   --   $   425
  Notes -- Zero coupon due 1994..............     --        --       117
  Notes -- 9 1/8% due 1996...................    150       150       150
  Notes -- 8% extendable to 1997.............     --        --         3
  Notes -- 9 3/8% due 2000...................    149       149       149
  Notes -- 9 3/8% due 2001...................    183       183       199
  Debentures -- 8% due through 2001..........     --        --        92
  Debentures -- 9% due 2006..................    202       202       248
  Debentures -- 6% due 2007..................    127       124       121
  Debentures -- 9 3/8% due 2011..............    123       123       149
  Debentures -- 9 3/4% due 2000-2019.........    199       200       300
  Debentures -- 9 3/8% due 2021..............    236       236       250
  Debentures -- 8% due 2023..................    199       199        -
  Medium-term notes..........................    300       379       451
  Other......................................     66        85        99
                                              ------    ------    ------
                                               1,934     2,030     2,753
Financial Products:
  Commercial paper supported by revolving
     credit agreement (note 13)..............    660       455       370
  Medium-term notes..........................  1,616     1,366       988
  Other......................................     60        44         8
                                              ------    ------   -------
                                               2,336     1,865     1,366
                                              ------    ------   -------
                                              $4,270    $3,895    $4,119
                                              ======    ======    ======

  The aggregate amounts of maturities and sinking fund requirements of long-term debt during each of the years 1995 through 1999, including that due within one year and classified as current are:

                              1995    1996   1997  1998   1999
                              ----    ----   ----  ----   ----
Machinery and Engines.......  $ 86    $157   $119  $ 41   $ 62
Financial Products..........   807     575    397   368    155
                              ----    ----   ----  ----   ----
                              $893    $732   $516  $409   $217
                              ====    ====   ====  ====   ====

  Interest paid on total long-term borrowings, excluding the reclassification described in note 3, for 1994, 1993, and 1992 was $307, $308, and $314, respectively.

  In 1993, portions of various long-term debt issuances with total principal of $203 were repurchased on the open market by utilizing a portion of the proceeds received from the tax settlement with the IRS (note 8). As a result, the company incurred an extraordinary loss on early retirement of debt of $29 (net of income tax benefit of $19). The extraordinary loss consisted primarily of redemption premiums paid to holders.

  In 1992, the company utilized a portion of the proceeds received from the sale of lift truck assets (note 6) for the in-substance defeasance of the $100 10 1/8% sinking fund debentures. Sufficient funds were deposited in an irrevocable trust to redeem the principal, plus accrued interest through the redemption date of January 21, 1993.

  Other than the notes of the Financial Products subsidiaries, all outstanding notes and debentures itemized above are unsecured direct obligations of the parent company.

  The 6% debentures were sold at significant original issue discounts. This issue is carried net of the unamortized portion of its discount, which is amortized as interest expense over the life of the issue.

  The 6% debentures, with a principal at maturity of $250 and original issue discount of $144, have an effective annual cost of 13.3%. The 6% debentures may be redeemed at any time, at the company's option, at an amount equal to the respective principal at maturity.

  The company may, at its option, redeem annually an additional amount for the 9 3/4% sinking fund debenture issue, without premium, equal to 200% of the amount of the sinking fund requirement. The company may also, at its option, redeem additional portions of the sinking fund debentures by the payment of premiums which, starting in 1999, decrease periodically. The premium at the first redemption date of June 1, 1999, is 4.875%.

  The 8% extendable notes were redeemed at their principal amount at the company's option in 1994.

  All other notes and debentures are not redeemable prior to maturity.

  The medium-term notes are offered on a continuous basis through agents and are primarily at fixed rates. Machinery and Engines' medium-term notes may have maturities from nine months to 30 years. At December 31, 1994, these notes had a weighted average interest rate of 7.2% with about six months to nine years remaining to maturity.

   The notes of the Financial Products subsidiaries primarily represent medium-term notes having a weighted average interest rate of 6.3% with maturities up to 15 years at December 31, 1994.

  At December 31, 1994, 1993, and 1992, the fair value of long-term debt, including that due within one year, was approximately $2,127, $2,646 and $3,125, respectively, for Machinery and Engines and $3,108, $2,397, and $1,890, respectively, for Financial Products. For Machinery and Engines notes and debentures, the fair value was estimated based on quoted market prices. For other issues and for Financial Products, the fair value was estimated using discounted cash flow analyses, based on the company's current incremental borrowing rates for similar types of borrowing arrangements.

16. Interest Rate Derivative Contracts

The company utilizes a variety of interest rate derivative contracts, particularly interest rate swap agreements, to manage its exposure to changes in interest rates arising from imbalances between assets and liabilities, and to lower the cost of borrowed funds. Interest rate swap agreements are settled in cash at specified intervals based on the difference between the fixed-rate and

                                                              Caterpillar Inc.
- --------------------------------------------------------------------------------
                                    TABLE II
- --------------------------------------------------------------------------------
                              INTEREST RATE SWAPS

                                                                              Expected Maturity
                                                ---------------------------------------------------------------
At December 31, 1994                             1995   1996           1997      1998    1999  2000-04    Total
                                                -----  -----          -----     -----   -----  --------   -----
Machinery & Engines:
 Fixed-to-Floating Swaps
  Notional Amount.............................   $ -    $ -           $150      $250     $200   $  -       $600
  Weighted Average:
   Receive Rate...............................     -      -            6.2%      5.3%     5.6%     -        5.7%
   Pay Rate...................................     -      -            6.0%      6.0%     6.0%     -        6.0%
  Pay Rate Index:
   Federal Reserve H-15 Commercial Paper
Financial Products:
 Floating-to-Fixed Swaps
  Notional Amount.............................   $270   $367          $167      $107     $  5   $ 35       $951
  Weighted Average:
   Receive Rate...............................    6.0%   5.7%          6.0%      6.0%     5.6%   5.9%       5.9%
   Pay Rate...................................    6.2%   5.8%          6.1%      5.7%     5.1%   6.9%       6.0%
  Receive Rate Index: LIBOR, Commercial Paper
 Fixed-to-Floating Swaps
  Notional Amount.............................   $ 63   $176          $ 45      $ 20     $ -    $  -       $304
  Weighted Average:
   Receive Rate...............................    7.8%   4.6% (1)      6.2%      5.2%      -       -        5.5%
   Pay Rate...................................    7.2%   5.8%          6.3%      5.7%      -       -        6.2%
  Pay Rate Index: LIBOR
 Floating-to-Floating Swaps
  Notional Amount.............................   $245   $ 37          $ 50      $100     $ 60    $ -       $492
  Weighted Average:
   Receive Rate...............................    5.1%   3.5% (1)       .1% (1)  6.9%     6.4%     -        5.0%
   Pay Rate...................................    5.8%   5.5%          5.7%      6.1%     5.5%     -        5.8%
  Receive/Pay Rate Indices: LIBOR

(1) Low rate offset by low pay rate on related structured medium-term notes.
- -------------------------------------------------------------------------------
                                   TABLE III
- -------------------------------------------------------------------------------
                              INTEREST RATE SWAPS

                                Machinery
                                & Engines               Financial Products
                                ----------  --------------------------------------------
                                 Fixed-to   Floating-   Fixed-to    Floating-
                                 Floating    to-Fixed   Floating   to-Floating    Total
                                ----------  ----------  ---------  ------------  -------
Balance, December 31, 1993....    $ 500       $ 851        $329        $ 867      $2,047
  Additions...................      200         363          89          287         739
  Maturities/Amortizations....     (100)       (220)        (96)        (241)       (557)
  Terminations................        -         (54)        (18)        (421)       (493)
  F/X Translation Adjustment..        -          11           -            -          11
                                  -----       -----        ----        -----      ------
Balance, December 31, 1994....    $ 600       $ 951        $304        $ 492      $1,747
                                  =====       =====        ====        =====      ======
- ----------------------------------------------------------------------------------------

floating-rate interest amounts calculated by reference to the contractual notional amount.

  Hedge accounting treatment is applied to interest rate derivative contracts that are designated as hedges of specific debt positions. That is, interest differentials currently payable or receivable under the derivative contract are recognized each period as an adjustment to "Interest expense" in Statement 1. Under hedge accounting treatment, current period income is not affected by the increase or decrease in the fair market value of derivative instruments as interest rates change. Premiums paid on forward rate agreements and/or purchased interest rate caps are deferred and recognized ratably as adjustments to "Interest expense" on Statement 1 over the lives of the agreement. Interest accruals in a net payable position are recorded as accrued interest payable, while those accruals in a net receivable position are recorded as other assets. Early termination of a hedging instrument does not result in recognition of immediate gain or loss except in those cases when the debt instrument to which a contract is specifically linked is terminated.

  The notional amounts of interest rate swap agreements outstanding as of December 31, 1994, segregated by type of instrument and year of maturity are presented in Table II on Page A-19. The weighted average receive and pay interest rates and the primary index to which the floating interest rates are linked are

NOTES continued
(Dollars in millions except per share data)
- --------------------------------------------------------------------------------

also presented. The notional amounts are not indicative of the company's exposure to credit risk. The floating interest rates presented are based on the interest rates in effect at the reporting date. These rates may change substantially in the future due to open market factors.

  The notional amount of Financial Products subsidiaries' outstanding forward rate agreements, which are utilized to hedge interest rate exposure on short-term borrowings, totaled $3 at December 31, 1994. These agreements generally range up to six months.

  As of December 31, 1994, Financial Products subsidiaries had three written index-amortizing interest rate cap agreements outstanding. Two of these caps have notional amounts of $100 with strike rates of 5.0% and 4.75% based on three month LIBOR and maturity dates in 1997. One has a notional amount of Canadian $50 (U.S. dollar equivalent $36) with a strike rate of 5.15% based on three month Canadian Banker's Acceptance and a maturity date in 1997. The maturity dates of all three interest rate cap agreements may be earlier based on the notional amount index-amortizing feature of each agreement.

  The company entered into these instruments, in return for a premium, in order to reduce the overall cost of borrowing. Fair value or mark to market accounting treatment is being applied to these instruments. Accordingly, unrealized and realized gains and losses on these instruments are recorded as "Other income" on Statement 1 and as "Accounts payable and accrued expenses" on Statement 3. Increases in interest rates during 1994 have resulted in a recognized but unrealized mark to market loss on these written options of $18 during the year. The company does not currently intend to liquidate these instruments, but will evaluate alternatives as economic conditions change. In the future, the use of interest rate contracts will be limited to those that qualify for deferred accounting treatment, thereby minimizing fluctuations to the earnings of the company created by mark to market accounting treatment.

  The company's activity for 1994 for each type of interest rate swap agreement is summarized in Table III on Page A-19.

  The notional amounts of interest rate swaps, caps and forward rate agreements outstanding at December 31, 1993, and 1992 were as follows:


                                      1993     1992
                                    ------    -----
Machinery and Engines:
  Interest rate swaps:
    Fixed to floating rate........  $  500    $ 250
                                    ======    =====
Financial Products:
  Interest rate swaps and caps:
    Floating to fixed rate........  $1,051    $ 527
    Fixed to floating rate........     629      338
    Floating to floating rate.....     867       80
                                    ------    -----
                                    $2,547    $ 945
                                    ======    =====
  Forward rate agreements.........  $  246    $  59
                                    ======    =====

  For Machinery and Engines, the carrying value and the fair value of interest rate swaps and options in a net receivable position were approximately zero at December 31, 1994. The carrying value of interest rate swaps and options in a net receivable position was $1 at both December 31, 1993 and 1992, respectively, and the fair value was $8 and $2 at December 31, 1993 and 1992, respectively. At December 31, 1994, the carrying value of interest rate swaps and options in a net payable position was $2, and the fair value was $50.

  For Financial Products, at December 31, 1994, 1993, and 1992, the carrying value of interest rate swaps and options in a


                                    TABLE IV
________________________________________________________________________________
                      FAIR VALUES OF FINANCIAL INSTRUMENTS

Asset (Liability)                                  1994                  1993                 1992
                                           --------------------  -------------------  -------------------
At December 31                             Carrying     Fair     Carrying     Fair    Carrying     Fair            Note
                                            Amount      Value     Amount     Value     Amount     Value        Reference #
                                           ---------  ---------  ---------  --------  ---------  --------  --------------------
Cash and Short-term Investments..........  $    419   $    419    $    83   $    83    $   119   $   119   Statement 3, Note 21
Long-term Investments....................       172        172        362       362        353       353   Note 21
Foreign Currency Exchange Contracts......        (4)       (97)        (2)      (16)        10       (70)  Note 3
Finance Receivables - net
  (excluding finance type leases and
  currency swaps)........................     3,603      3,582      2,807     2,822      2,253     2,275   Note 9
Short-term Borrowings....................       740        740        822       822        941       941   Note 14
Long-term Debt
  (including amounts due within one year)
    Machinery and Engines................    (2,020)    (2,127)    (2,248)   (2,646)    (2,873)   (3,125)  Note 15
    Financial Products...................    (3,143)    (3,108)    (2,358)   (2,397)    (1,858)   (1,890)  Note 15
Interest Rate Swaps and Options
  Machinery and Engines..................         -          -          1         8          1         2   Note 16
  Machinery and Engines..................        (2)       (50)         -         -          -         -   Note 16
  Financial Products.....................         3         46          3         8          1         3   Note 16
  Financial Products.....................       (23)       (62)        (7)      (24)        (7)      (22)  Note 16
- -------------------------------------------------------------------------------------------------------------------------------

                                                                Caterpillar Inc.
- --------------------------------------------------------------------------------

net receivable position was $3, $3, and $1, respectively, and the fair value was $46, $8, and $3, respectively. The carrying value of interest rate swaps and options in a net payable position was $23 at December 31, 1994 and was $7 at both December 31, 1993 and 1992, and the fair value was $62, $24, and $22 at December 31, 1994, 1993, and 1992, respectively.

  The fair values represent the estimated amount that the company would receive or pay to terminate the agreements taking into account current interest rates. Fair values for related short-term borrowings and long-term debt are presented in Table IV on page A-20.

17.  Fair Values of Financial Instruments

The following methods and assumptions were used by the company in estimating its fair value disclosures for financial instruments:

  Cash and Short-term Investments: The carrying amount reported in the balance sheet for cash and short-term investments approximated its fair value.

  Long-term Investments: The fair value of long-term investments was based on quoted market prices.

  Foreign Currency Exchange Contracts: Fair value for foreign currency exchange contracts was based on quoted market prices of comparable instruments.

  Finance Receivables: Fair value of finance receivables was estimated by discounting the future cash flows using the current rates at which receivables of similar remaining maturities would be entered into. Historical bad debt experience was also considered.

  Short-term Borrowings: The carrying amount of short-term borrowings approximated fair value.

  Long-term Debt: For Machinery and Engines notes and debentures, the fair value was estimated based on quoted market prices. For other issues and for Financial Products, the fair value was estimated using discounted cash flow analyses, based on the company's current incremental borrowing rates for similar types of borrowing arrangements.

  Interest Rate Swaps and Options: The fair values of interest rate swaps and options represent the estimated amount that the company would receive or pay to terminate the agreements taking into account current interest rates. Dealer quotes are available for most of these agreements.

  The carrying amounts and fair values of the company's financial instruments are presented in Table IV on Page A-20.

18.  Litigation

On September 6, 1994, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW"), UAW Local 974, and Citizens for a Better Environment filed a complaint againt the company with the Illinois Pollution Control Board ("Board"). The complaint generally alleges, in seven counts, that the company has violated certain provisions of the Illinois Environmental Protection Act and Board regulations with respect to a particular property in East Peoria, Illinois. The complaint further alleges that the maximum penalties for the alleged violations total $199. The company believes the claims are without merit and will vigorously contest them. The company further believes final resolution of this matter will not have a material impact on the company's liquidity, capital resources, or results of operations.

  On May 12, 1993, a Statement of Objections ("Statement") was filed by the Commission of European Communities against Caterpillar Inc. and certain overseas subsidiaries. The Statement alleges that certain service fees payable by dealers, certain dealer recordkeeping obligations, a restriction which prohibits a European Community ("EC") dealer from appointing subdealers, and certain export pricing practices and parts policies violate EC competition law under Article 85 of the European Economic Community Treaty. The Statement seeks injunctive relief and unspecified fines. Based on an opinion of counsel, the company believes it has strong defenses to each allegation set forth in the Statement.

  On November 19, 1993, the Commission of European Communities informed the company that a new complaint has been received by it alleging that certain export parts policies violate Article 85 and Article 86 of the European Economic Community Treaty. The Commission advised the company that it intends to deal with the new complaint within the framework of the proceedings initiated on May 12, 1993. Based on an opinion of counsel, the company believes it has strong defenses to the allegations set forth in the new complaint.

  The company is party to other litigation matters and claims which are normal in the course of its operations, and while the results of litigation and claims cannot be predicted with certainty, management believes, based on advice of counsel, the final outcome of such matters will not have a materially adverse effect on the consolidated financial position.

19.  Capital stock

A.   Stock Options

In 1977 and 1987, stockholders approved plans providing for the granting to officers and other key employees of options to purchase common stock of the company. In 1988, the 1987 plan was amended to annually grant each non-employee director options to purchase 2,000 shares each year of the company's common stock. The 1987 plan provided an additional 6,000,000 shares for grants. In 1993 and 1991, the 1987 plan was amended to provide an additional 2,000,000 and 7,000,000 shares, respectively, for grants. Options granted under both plans carry prices equal to the average market price on the date of grant and therefore, in accordance with APB 25, no compensation expense is incurred in association with the options. Options are exercisable upon completion of one full year of service following the grant date (except in the case of death or retirement) and vest at the rate of one-third per year over the three years following the grant. Common shares issued under stock options, including treasury shares reissued, totaled 1,144,631; 1,819,130; and 80,928 in 1994, 1993, and 1992, respectively. No treasury stock was held at December 31, 1993. Shares held as treasury stock at December 31, 1994 and 1992 were 3,281,569 and 1,003,326, respectively.

  Stock appreciation rights may be granted as part of 1977 or 1987 plan options or as separate rights to holders of options previously granted. Stock appreciation rights permit option holders to exchange exercisable options for shares of common stock, cash, or a combination of both. No stock appreciation rights have been issued since 1990. Compensation expense related to stock appreciation rights was not material in 1994, 1993, or 1992. Of the shares covered by options outstanding at December 31, 1994, 3% were the subject of stock appreciation rights.

NOTES continued
(Dollars in millions except per share data)
- -------------------------------------------------------------------------------

  Changes in the status of common shares subject to issuance under options were as follows:

                                                          Shares
                                            -----------------------------------
                                              1994         1993         1992
                                            ---------   ----------   ----------
Options outstanding at
  beginning of year.......................  7,351,800   10,012,730    8,329,558
Granted to officers and key employees
  in 1994, 1993, and 1992 at
  $53.53, $37.53, and $29.94
  per share, respectively.................  1,581,540    1,488,280    2,069,340
Granted to outside directors in
  1994, 1993, and 1992 at $56.69,
  $30.38, and $24.09
  per share, respectively.................     22,000       16,000       20,000
Exercised................................. (2,344,369)  (4,122,368)    (246,990)
Lapsed....................................    (57,600)     (42,842)    (159,178)
                                            ---------   ----------   ----------
Options outstanding at year-end...........  6,553,371    7,351,800   10,012,730
                                            =========   ==========   ==========

  Options outstanding at December 31, 1994, had exercise prices ranging from $16.97 to $56.69 per share with an average exercise price of $37.09 per share and had expiration dates ranging from June 9, 1995, to June 7, 2004. At December 31, 1994, the number of shares exercisable totaled 3,388,433.

  At December 31, unissued common shares were reserved for potential stock option grants and for issuance to other employee benefit plans in the following amounts:

                                                          Shares
                                           ------------------------------------
                                             1994          1993         1992
                                           ----------   ----------   ----------
1977 stock option plan....................  2,547,304    2,547,304    2,546,164
1987 stock option plan....................  2,879,292    4,425,232    3,887,810
Employee investment and
  other benefit plans..................... 11,400,178   11,400,178   11,400,178
                                           ----------   ----------   ----------
                                           16,826,774   18,372,714   17,834,152
                                           ==========   ==========   ==========

B.  Stockholders' Rights Plan

The company is authorized to issue 5,000,000 shares of preferred stock, of which 2,000,000 shares have been designated as Series A Junior Participating Preferred Stock of $1.00 par value. None of the preferred shares or the Series A Junior Participating Preferred Stock have been issued.

  On December 1, 1986, the company distributed a dividend of one preferred stock purchase right for each outstanding share of common stock. Each right entitles the holder to purchase one one-hundredth of a share of the Series A Junior Participating Preferred Stock, $1.00 par value, for $150, subject to adjustment. As a result of a two for one split of the company's common stock in the form of a 100% dividend in 1994, such an adjustment was made whereby each share of common stock now evidences one-half of a purchase right. The rights are exercisable only after a third party acquires 20% or more of the company's common stock or after commencement of a tender offer by a third party, which upon consummation, would result in such party's control of 30% or more of the company's common stock. The rights, which do not have voting rights, expire on December 1, 1996, and may be redeemed by the company at a price of 5 cents per right at any time until ten days after a 20% ownership position has been acquired, unless such period is extended. The right of redemption may be reinstated under certain circumstances. In addition, the company amended the stockholder rights plan in December 1992 to permit stockholders, by a two-thirds vote taken at a special meeting of stockholders, to require the redemption of outstanding rights if a cash tender offer is made for all shares of common stock by a person owning not more than 5% of the outstanding common stock and if certain other requirements are satisfied.

  If the company is acquired in a merger or other business combination at any time after the rights become exercisable and the company is not the surviving corporation or its common stock is changed or exchanged or 50% or more of the company's assets or earning power is sold or transferred, each such right will entitle its holder to purchase common shares of the acquiring company having a market value of twice the exercise price of each right (i.e., at a 50% discount). If a 20% or greater holder acquires the company and the company is the surviving corporation and its common stock is not changed or exchanged, or such holder engages in one or more "self-dealing" transactions as set forth in the Rights Agreement or increases its beneficial ownership of the company by more than 1% in a transaction involving the company, each right will entitle its holder, other than the acquirer, to purchase common stock of the company (or under certain circumstances to receive cash, preferred stock, or other securities of the company), at a similar 50% discount from market value at that time.

20.  Leases

The company leases certain computer and communications equipment, transportation equipment, and other property through operating leases. Lease expense on these leases is charged to operations as incurred. Total rental expense for operating leases was $137, $137, and $138 for 1994, 1993, and 1992, respectively. Minimum payments for operating leases having initial or remaining non-cancelable terms in excess of one year are:

Years ending December 31,
1995............................       $ 90
1996............................         71
1997............................         43
1998............................         20
1999............................         16
Thereafter......................         53
                                       ----
Total lease commitments.........       $293
                                       ====

21.  Concentration of credit risk

Financial instruments which potentially subject the company to credit risk consist primarily of trade and finance receivables and short-term and long-term investments. Additionally, to a lesser extent, the company is potentially subject to credit risk associated with counterparties to derivative contracts.

  Trade receivables are primarily short-term receivables from independently owned and operated dealers which arise in the normal course of business. The company performs regular credit evaluations of its dealers. The company generally doesn't require collateral, and the majority of its trade receivables are unsecured. The company does make use of various devices such as security agreements and letters of credit to protect its interests as it deems necessary. No single dealer or region represents a significant concentration of credit risk. At December 31, 1994, 1993, and 1992, the carrying value of trade receivables approximated fair value.

  Finance receivables primarily represent receivables under installment sales contracts, receivables arising from leasing transactions, and notes receivable. The company generally maintains

                                                                CATERPILLAR INC.
- -------------------------------------------------------------------------------

a secured interest in the equipment financed. Receivables from customers in construction-related industries made up approximately one-third of total finance receivables at December 31, 1994, 1993, and 1992, respectively. No single customer or region represents a significant concentration of credit risk. Fair value information on finance receivables is included in note 9.

  The company has short-term and long-term investments with high quality institutions and, by policy, limits the amount of credit exposure to any one institution. At December 31, 1994, 1993, and 1992, the carrying value of short-term investments approximated fair value. Long-term investments are held by Caterpillar Insurance Co. Ltd. and are a component of "Other assets" on Statement 3. VEBA trusts were a component of "Other assets" on Statement 3 at December 31, 1993 and 1992. At December 31, 1994, VEBA trust assets were recorded as a reduction to the liability for postretirement benefits (note 5B). At December 31, 1994, 1993, and 1992, the carrying value of long-term investments was $172, $362, and $353, respectively, which, based on quoted market prices, approximated fair value.

  At December 31, 1994, Caterpillar Financial Services Corporation was contingently liable under guarantees of securities of certain Caterpillar dealers totaling $258 of which $165 was outstanding. These guarantees are fully secured by dealer inventories. No loss is anticipated from these guarantees.

  At December 31, 1994, the company had outstanding derivative contracts with notional amounts totaling $3,350 with terms generally ranging up to five years. To minimize the risk of credit losses, the company deals only with major financial institutions. The company does not anticipate nonperformance by any of the counterparties. Collateral is not required of the counterparties or of the company. The company's exposure to credit loss in the event of nonperformance by the counterparties is limited to only the recognized but not realized gains incurred on the derivative contracts. At December 31, 1994, the company's exposure to credit loss was $3.

22.  Environmental matters

Capital Expenditures and Expenses

The company is subject to extensive environmental regulation at the federal, state, and local level. Research, engineering, depreciation, and administrative expenses related to environmental regulation compliance totaled approximately $125 in 1994. Capital expenditures for pollution abatement and control were approximately $11 in 1994.

  With respect to compliance with the 1990 amendments to the Clean Air Act in particular, research, engineering, and operating expenses totaled $29 and capital expenditures totaled $4 in 1994.

  The 1990 Amendments to the Clean Air Act are scheduled to be implemented throughout the 1990s and the first decade of the 21st century. Many regulations necessary for implementation have not been promulgated. Accordingly, the overall impact of the amendments on company capital expenditures and product design is still uncertain.

Remediation Costs

As of December 31, 1994, the company, in conjunction with numerous other parties, has been identified as a potentially responsible party (PRP) and is actively participating in 17 sites identified by the EPA or similar state authorities for remediation under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA) or comparable federal or state statutes (CERCLA sites). The company is also involved in remediation activities at other sites located on property either currently or formerly owned by the company. Lawsuits and claims involving additional environmental matters are likely to arise from time to time.

  In assessing potential environmental liability, the company considers:

        .  whether it has been designated as a PRP under CERCLA;

        . if the company has been so designated, the number of other PRPs designated at a site;

        . the relative volume contribution alleged for the company at a particular site;

        .  documentation, if any, linking the company to a particular site;

        .  stage of the proceedings;

        .  available technology;

        .  studies conducted by independent environmental consultants;

        .  prior experience regarding environmental remediation; and

        . experience of other companies and industries regarding environmental remediation.

  With respect to potential liability amounts that are probable and reasonably estimable, the company has accrued and charged to income those amounts. For specific sites where only a range of liability is probable and reasonably estimable and no amount in the range is a better estimate than another, the company has accrued, in accordance with appropriate accounting literature, the low end of that range. While the company may have rights of contribution or reimbursement under insurance policies, amounts that may be recoverable from other entities by the company with respect to a particular site are not considered in establishing the accrual. The amounts accrued in 1994 with respect to potential liability are recorded as "Accounts payable and accrued expenses" on Statement 3. This amount represents less than one percent of that line item and accordingly is not material to the company's financial position.

  The company also assesses reasonably possible environmental liability beyond that which it has accrued. This liability is not probable, but is more likely than remote. As of December 31, 1994, the amount of company environmental liability that is reasonably possible is not expected to have a material impact on the company's liquidity, capital resources, or results of operations. Factors considered in assessing reasonably possible liability and its potential impact on the company are those stated above. Amounts that may be recoverable from other entities are not considered. As of December 31, 1994, potential liability at four sites cannot be assessed because they are in very early stages of investigation.

23.  Plant Closing and Consolidation Costs

At December 31, 1994, the reserve for plant closing and consolidation costs was $327. Of this balance, $176 related to costs associated with the probable closure of the Component Products Division's York, Pennsylvania, facility. Significant costs related to the York portion of the reserve are employee severance benefits (pension, medical, and supplemental unemployment benefits), rearrangement and start-up costs related to the relocation of production, and write-down of buildings, machinery, and equipment.

NOTES continued
(Dollars in millions except per share data)
- -------------------------------------------------------------------------------

  The probable closing of the York facility was announced in December 1991.
The company determined that unless significant cost reductions were made, the unit would be closed. The company has notified the United Auto Workers union
(UAW), which represents approximately 1,200 of the 1,500 active employees of the York facility, of its willingness to negotiate a labor agreement that would allow the unit to remain open. The UAW is currently on strike at eight U.S. facilities, including York, and no contract has been signed. Unless a satisfactory contract is reached, the company plans to close the plant in the 1996 time frame.

  Also included in the reserve for plant closing and consolidation costs at December 31, 1994, was $119 for write-downs of buildings, machinery, and equipment at previously closed facilities. The write-downs establish a new cost basis for assets that have been permanently impaired. The remainder of the reserve at December 31, 1994, related to severance benefits provided to former employees at previously closed facilities. Such benefits are amortized over the expected time period over which the benefits are provided. Currently amortization periods are through 2003.

24. Segment information

A.  Business segments

The company operates in three principal business segments: Machinery (Construction, Mining, and Agricultural), Engines, and Financial Products. The company designs, manufactures, and markets products in both the Machinery and Engines segments. Financial Products includes the company's finance and insurance subsidiaries.

  "Operating profit (loss)" for 1992 includes incremental operating expense resulting from the accounting changes (note 2) of $141 which is included in the Machinery and Engines segments and "General corporate expenses" in the amounts of $101, $38, and $2, respectively. In addition, "Operating profit (loss)" for 1992 includes the gain on sale of lift truck assets of $53 (note 6) included in the Machinery segment and charges for environmental clean-up, employee redundancy costs, and write-off of surplus assets of $29 included in the Machinery and Engines segments in the amounts of $14 and $15, respectively.

  The high degree of integration of the company's manufacturing operations necessitates the use of a substantial number of allocations in the determination of business segment information. Intersegment sales and revenues, which primarily represent intersegment engine sales, are valued at prices comparable to those for unaffiliated customers.

  Information on the company's business segments was as follows:

                                                   1994      1993      1992
                                                 -------   -------   -------
For the years ended December 31:
  Sales:
    Machinery..................................  $10,164   $ 8,132   $ 7,209
    Engines....................................    4,381     3,735     3,225
  Elimination of intersegment engine sales.....     (682)     (632)     (594)
                                                 -------   -------   -------
  Consolidated sales...........................   13,863    11,235     9,840
  Financial Products revenues..................      465       380       354
                                                 -------   -------   -------
  Sales and revenues...........................  $14,328   $11,615   $10,194
                                                 =======   =======   =======


  Operating profit (loss):
    Machinery..................................  $ 1,099    $  436   $  (107)
    Engines....................................      348       226        79
    Financial Products.........................       64        47        35
                                                 -------   -------   -------
                                                   1,511       709         7
  General corporate expenses...................      (77)      (83)      (96)
                                                 -------   -------   -------
  Operating profit (loss)......................  $ 1,434   $   626   $   (89)
                                                 =======   =======   =======
  Capital expenditures -- including
   equipment leased to others:
    Machinery..................................  $   272   $   243   $   338
    Engines....................................      182       154       153
    Financial Products.........................      187       205       121
    General corporate..........................       53        30        28
                                                 -------   -------   -------
                                                 $   694   $   632   $   640
                                                 =======   =======   =======
  Depreciation and amortization:
    Machinery..................................  $   394   $   405   $   410
    Engines....................................      168       163       155
    Financial Products.........................       95        70        63
    General corporate..........................       26        30        26
                                                 -------   -------   -------
                                                 $   683   $   668   $   654
                                                 =======   =======   =======
At December 31:
  Identifiable assets:
    Machinery..................................  $ 5,773   $ 5,393   $ 5,569
    Engines....................................    2,570     2,358     2,201
    Financial Products.........................    4,668     3,676     2,956
                                                 -------   -------   -------
                                                  13,011    11,427    10,726
  General corporate assets.....................    2,784     2,986     2,864
  Investments in affiliated companies..........      455       394       345
                                                 -------   -------   -------
  Total assets.................................  $16,250   $14,807   $13,935
                                                 =======   =======   =======


B.  Geographic segments

Manufacturing activities of the Machinery and Engines segments are carried on in 26 plants in the United States, two in France, and one each in Australia, Belgium, Brazil, Indonesia, Italy, Mexico, and the United Kingdom. Three major distribution centers are located in the United States and eight are located outside the United States. While the majority of the activity of the Financial Products segment is carried on in the United States, it also conducts operations in Australia, Canada, and Europe.

  Caterpillar is a highly integrated company. The product of subsidiary companies' manufacturing operations located outside the United States, in most instances, consists of components manufactured or purchased locally which are assembled with components purchased from related companies. As a result, the profits of these operations do not bear any definite relationship to their assets, and individual subsidiaries' results cannot be viewed in isolation. Prices between Caterpillar companies are established at levels deemed equivalent to those which would prevail between unrelated parties.

  For 1992, incremental operating expense resulting from the accounting changes (note 2) of $141 is included in "Operating profit (loss)" for "United States" and "General corporate expenses" in the amounts of $139 and $2, respectively. The gain on sale of lift truck assets of $53 (note 6) is included in "Operating profit (loss)" for "United States." In addition, charges for environmental clean-up, employee redundancy costs, and write-off of surplus assets of $29 are included in "Operating profit (loss)" for "Europe" and "All other" in the amounts of $8 and $21, respectively.

                                                            Caterpillar Inc.
- -------------------------------------------------------------------------------

  Information on the company's geographic segments, based on the location of the company's manufacturing operations for Machinery and Engines, was as follows:

                                                   1994      1993      1992
                                                 -------   -------   -------
For the years ended December 31:
  Sales:
    United States...........................     $10,994   $ 9,159   $ 7,462
    Europe..................................       2,358     1,678     1,908
    All other...............................       1,050       737       748
  Elimination of intersegment sales from:
    United States...........................        (266)     (154)     (144)
    Europe..................................        (141)      (97)      (61)
    All other...............................        (132)      (88)      (73)
                                                 -------   -------   -------
  Consolidated sales........................      13,863    11,235     9,840
  Revenues:
    United States...........................         362       309       298
    All other...............................         103        71        56
                                                 -------   -------   -------
  Sales and revenues........................     $14,328   $11,615   $10,194
                                                 =======   =======   =======
  Operating profit (loss):
   Machinery and Engines:
    United States...........................     $ 1,108   $   620   $    (3)
    Europe..................................         244        46        (3)
    All other...............................          95        (4)      (22)
                                                 -------   -------   -------
                                                   1,447       662       (28)
                                                 -------   -------   -------
   Financial Products:
    United States...........................          61        43        34
    All other...............................           3         4         1
                                                 -------   -------   -------
   Total Financial Products.................          64        47        35
                                                 -------   -------   -------
                                                   1,511       709         7
  General corporate expenses................         (77)      (83)      (96)
                                                 -------   -------   -------
  Operating profit (loss)...................     $ 1,434   $   626   $   (89)
                                                 =======   =======   =======
At December 31:
 Identifiable assets:
  Machinery and Engines:
    United States...........................     $ 6,445   $ 5,996   $ 5,820
    Europe..................................       1,160     1,101     1,211
    All other...............................         738       654       739
                                                 -------   -------   -------
                                                   8,343     7,751     7,770
                                                 -------   -------   -------
   Financial Products:
    United States...........................       3,557     2,896     2,448
    All other...............................       1,111       780       508
                                                 -------   -------   -------
                                                   4,668     3,676     2,956
                                                 -------   -------   -------
                                                  13,011    11,427    10,726
  General corporate assets..................       2,784     2,986     2,864
  Investments in affiliated companies.......         455       394       345
                                                 -------   -------   -------
  Total assets..............................     $16,250   $14,807   $13,935
                                                 =======   =======   =======

C.  Non-U.S. sales

Sales outside the United States were 49% of consolidated sales for 1994, 49% for 1993, and 55% for 1992. Information on the company's sales outside the United States, based on dealer location, was as follows:

                                                   1994      1993      1992
                                                 -------   -------   -------
For the years ended December 31:
  Sales of U.S. manufactured product:
    Europe..................................     $   821   $   645   $   608
    Asia/Pacific............................       1,338     1,172       938
    Latin America...........................         763       570       628
    Canada..................................         806       625       417
    Africa/Middle East......................         522       577       606
                                                 -------   -------   -------
                                                   4,250     3,589     3,197
                                                 -------   -------   -------



                                                   1994      1993      1992
                                                 -------   -------   -------
  Sales of non-U.S. manufactured product:
    Europe..................................       1,257       933     1,177
    Asia/Pacific............................         626       440       371
    Latin America...........................         388       279       280
    Canada..................................         103        59       108
    Africa/Middle East......................         231       225       286
                                                 -------   -------   -------
                                                   2,605     1,936     2,222
                                                 -------   -------   -------
  Total sales outside the United States:
    Europe..................................       2,078     1,578     1,785
    Asia/Pacific............................       1,964     1,612     1,309
    Latin America...........................       1,151       849       908
    Canada..................................         909       684       525
    Africa/Middle East......................         753       802       892
                                                 -------   -------   -------
                                                  $6,855    $5,525    $5,419
                                                 =======   =======   =======

25. Selected quarterly financial results (unaudited)

Financial information for interim periods was as follows:

                                                   1994 Quarter
                                       -------------------------------------
                                        1st       2nd       3rd        4th
                                       ------    ------    ------     ------
Sales and revenues..................   $3,286    $3,605    $3,509     $3,928
Less: Revenues......................      105       113       119        128
                                       ------    ------    ------     ------
Sales...............................    3,181     3,492     3,390      3,800
Cost of goods sold..................    2,483     2,730     2,674      2,947
                                       ------    ------    ------     ------
Gross margin........................      698       762       716        853
Profit..............................      192       240       244        279
Profit per share of common stock....   $  .94    $ 1.18    $ 1.20     $ 1.38

                                                   1993 Quarter
                                       -------------------------------------
                                        1st       2nd       3rd        4th
                                       ------    ------    ------     ------
Sales and revenues...................  $2,697    $2,905    $2,845     $3,168
Less: Revenues.......................      89        95        95        101
                                       ------    ------    ------     ------
Sales................................   2,608     2,810     2,750      3,067
Cost of goods sold...................   2,172     2,298     2,224      2,381
                                       ------    ------    ------     ------
Gross margin.........................     436       512       526        686
Profit before extraordinary loss.....      34        67       432        148
Profit...............................      34        67       432        119
Profit per share of common stock:
   Profit before extraordinary loss..  $  .17    $  .33    $ 2.13     $  .73
   Profit............................  $  .17    $  .33    $ 2.13     $  .58


  Third quarter 1993 results included after-tax nonrecurring gains of $300 related to the settlement with the IRS for taxes and related interest for the period 1979-1987 and of $36 related to revaluation of the company's net U.S. deferred tax asset position as a result of the increase in the U.S. federal corporate tax rate (note 8).

  Fourth quarter 1993 results included an extraordinary loss on early retirement of debt of $29, net of tax (note 15).

ELEVEN-YEAR FINANCIAL SUMMARY
(Dollars in millions except per share data)
- -------------------------------------------------------------------------------

                                                               1994         1993         1992         1991
                                                             ---------    ---------    ---------    ---------
FOR THE YEARS ENDED DECEMBER 31:
Sales and revenues.........................................  $  14,328       11,615       10,194       10,182
  Sales....................................................  $  13,863       11,235        9,840        9,838
    Percent inside the United States.......................        51%          51%          45%          41%
    Percent outside the United States......................        49%          49%          55%          59%
  Revenues.................................................  $     465          380          354          344
Profit (loss) before effects of accounting changes (1).....  $     955          652         (218)        (404)
Effects of accounting changes (note 2).....................  $     --           --        (2,217)         --
Profit (loss)(1)...........................................  $     955          652       (2,435)        (404)
Profit (loss) per share of common stock: (1)(2)
  Profit (loss) before effects of accounting changes(1)....  $    4.70         3.21        (1.08)       (2.00)
  Effects of accounting changes (note 2)...................  $     --           --        (10.98)         --
  Profit (loss)............................................  $    4.70         3.21       (12.06)       (2.00)
Dividends declared per share of common stock...............  $     .63          .30          .30          .53
Return on average common stock equity......................      37.4%        34.6%       (86.7%)       (9.4%)
Capital expenditures:
  Land, buildings, machinery, and equipment................  $     501          417          515          653
  Equipment leased to others...............................  $     193          215          125          121
Depreciation and amortization..............................  $     684          668          654          602
Research and engineering expenses..........................  $     435          455          446          441
  As a percent of sales and revenues.......................       3.0%         3.9%         4.4%         4.3%
Provision (credit) for income taxes(3).....................  $     354           42         (114)        (152)
Wages, salaries, and employee benefits.....................  $   3,146        3,038        2,795        3,051
Average number of employees................................     52,778       50,443       52,340       55,950

AT DECEMBER 31:
Total receivables:
  Trade and other..........................................  $   3,096        2,769        2,330        2,133
  Finance..................................................  $   3,988        3,140        2,525        2,145
Inventories................................................  $   1,835        1,525        1,675        1,921
Total assets:
  Machinery and Engines....................................  $  11,582       11,131       10,979        9,346
  Financial Products.......................................  $   4,668        3,676        2,956        2,696
Long-term debt due after one year:
  Machinery and Engines....................................  $   1,934        2,030        2,753        2,676
  Financial Products.......................................  $   2,336        1,865        1,366        1,216
Total debt:
  Machinery and Engines....................................  $   2,037        2,387        3,271        3,136
  Financial Products.......................................  $   3,866        3,041        2,401        2,111
Ratios -- excluding Financial Products:
  Ratio of current assets to current liabilities...........  1.62 to 1    1.53 to 1    1.57 to 1    1.74 to 1
  Percent of total debt to total debt
   and stockholders' equity................................      41.2%        52.1%        67.5%        43.7%

(1) 1993 profit was after extraordinary loss on early retirement of debt; profit before extraordinary loss was $681, $3.36 per share of common stock. 1987 profit was after extraordinary tax benefit; profit before extraordinary tax benefit was $319, $1.60 per share of common stock.
(2)  Computed on weighted average number of shares outstanding.
(3) As discussed in note 2, the company adopted SFAS 109 in 1992. Prior to 1992, the tax provision was determined in accordance with APB 11. The 1987 provision for income taxes, including the reduction for the $31 extraordinary tax benefit, was $87.

                                                               Caterpillar Inc.
- -------------------------------------------------------------------------------

          1990         1989         1988         1987         1986         1985         1984
        ---------    ---------    ---------    ---------    ---------    ---------    ---------
           11,436       11,126       10,435        8,294        7,380        6,760        6,597
           11,103       10,882       10,255        8,180        7,321        6,725        6,576
              45%          47%          50%          52%          54%          56%          58%
              55%          53%          50%          48%          46%          44%          42%
              333          244          180          114           59           35           21
              210          497          616          350           76          198         (428)
              --           --           --           --           --           --           --
              210          497          616          350           76          198         (428)

             1.04         2.45         3.04         1.76          .39         1.01        (2.24)
              --           --           --           --           --           --           --
             1.04         2.45         3.04         1.76          .39         1.01        (2.24)
              .60          .60          .43          .28          .31          .25          .63
             4.7%        11.6%        16.0%        10.4%         2.4%         6.7%       (13.8%)

              926          984          732          463          290          228          234
              113          105           61           30           41           55           23
              533          471          434          425          453          485          497
              420          387          334          298          308          326          345
             3.7%         3.5%         3.2%         3.6%         4.2%         4.8%         5.2%
               78          162          262          118           21           25         (115)
            3,032        2,888        2,643        2,284        2,184        2,173        2,426
           59,662       60,784       57,954       53,770       54,024       55,815       61,189


            2,361        2,353        2,349        2,044        1,755        1,305        1,135
            1,891        1,498        1,222          795          466          108           64
            2,105        2,120        1,986        1,323        1,211        1,139        1,246

            9,626        9,100        8,226        6,647        6,134        5,951        6,084
            2,325        1,826        1,460          984          627          235          169

            2,101        1,797        1,428          900          963        1,177        1,384
              789          491          525          387          171           87            4

            2,873        2,561        2,116        1,484        1,582        1,404        1,861
            1,848        1,433        1,144          712          370          130           26

        1.67 to 1    1.78 to 1    1.76 to 1    1.55 to 1    1.50 to 1    1.69 to 1    1.43 to 1

            38.8%        36.4%        34.0%        29.4%        33.4%        31.4%        39.5%

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

The discussions of Results of Operations, and Liquidity and Capital Resources are grouped as follows:

  Consolidated -- Represents the consolidated data of Caterpillar Inc. and subsidiaries, including the Financial Products subsidiaries.

  Machinery and Engines -- Company operations excluding the Financial Products subsidiaries. This category consists primarily of the company's manufacturing, marketing, and parts distribution operations, which are highly integrated. Unless attributed to a particular subsidiary, items discussed in Management's Discussion and Analysis reflect the consolidated effect of contributions by worldwide operations.

  Financial Products -- The company's Financial Products subsidiaries, primarily Caterpillar Financial Services Corporation and Caterpillar Insurance Co. Ltd. Cat Financial and its subsidiaries in Australia, Canada, and Europe derive earnings from financing sales and leases of Caterpillar products and noncompetitive related equipment and from loans extended to Caterpillar customers and dealers. Cat Insurance provides insurance services to Caterpillar dealers and customers to help support their purchase and financing of Caterpillar equipment.

RESULTS OF OPERATIONS
- --------------------
1994 COMPARED WITH 1993

Profit for 1994 was $955 million or $4.70 per share, an all-time record and a significant improvement from 1993 profit of $345 million (excluding nonrecurring tax-related items and extraordinary loss totalling $307 million). 1994 sales and revenues of $14.33 billion, also an all-time record, were 23% higher than a year ago and were the most significant factor contributing to the increase in profit.

  At year-end, the United Auto Workers (UAW) union's strike, which began on June 21, 1994, at eight U.S. facilities was ongoing. At the outset of the strike, the company implemented plans designed to meet the needs of its customers and quickly ramped up production schedules. These plans have been immensely successful. The average production rate at the struck manufacturing facilities was 14% higher during the last six months than during the first six months of 1994. (See Labor Update and Outlook sections for additional information.)

Machinery and Engines

Sales of Machinery and Engines were $13.86 billion for 1994, $2.63 billion higher than last year. The improvement resulted from a 19% increase in physical sales volume and a 4% improvement in price realization. Profit before tax was $1.21 billion, up $810 million from last year (excluding net interest income of $251 million on the nonrecurring U.S. tax settlement). Higher physical sales volume was the primary reason for the significant improvement in profit.

  Sales volume increased substantially both inside and outside the United States, a result of strong worldwide demand. The improvement in price realization reflects price increases taken over the past year.

  Margin increased $869 million from 1993 primarily because of higher sales. Margin as a percent of sales was 21.8%, up 2.6 percentage points from a year ago. The margin rate improved because of higher sales volume and better price realization. These favorable items were partially offset by proportionately higher sales of lower margin products, inflation on costs, higher incentive compensation expense (related to the higher profit), and a decrease in LIFO (last-in, first-out) decrement benefits ($28 million in 1994 versus $38 million in 1993).

  The favorable impact on margin resulting from the absence of labor costs for UAW-represented employees on strike for a portion of 1994 was offset by strike-related costs. These include costs for temporary and contract personnel, overtime, other incremental expenses related to the strike, and the inclusion in cost of goods sold of labor costs for employees working in manufacturing operations that are normally included in SG&A (selling, general, and administrative) or R&D (research and development) expense.

  SG&A expenses were $86 million higher than in 1993. The increase was a result of additional volume-related parts distribution costs and higher incentive compensation expense (related to the higher profit). The assignment of labor costs for SG&A employees working in manufacturing areas to cost of goods sold partially offset the increase. All other costs were about the same despite inflation.

  R&D expenses declined $8 million to $311 million. The decrease reflects the assigning of labor costs for R&D employees working in manufacturing functions to cost of goods sold, partially offset by increased activity for new product introductions.

  Interest expense declined $68 million as average debt outstanding was $768 million lower compared with 1993.

  Other income/expense was income of $43 million in 1994, compared with income of $92 million last year. The decline resulted principally from the reclassification of investment income from the company's VEBA (Voluntary Employees' Beneficiary Association) trusts to operating profit (as a reduction of employee benefit expense). VEBA income included in operating profit in 1994 was $23 million. VEBA income included in other income/expense in 1993 was $34 million. In addition, the decline reflects a $17 million charge in 1994 for the settlement of two class action complaints and the absence of a 1993 gain on the sale of a closed facility at the company's Brazilian subsidiary. These unfavorable items were partially offset by a favorable change in foreign exchange gains and losses.

  Brazilian operations for 1994 returned to a more normal level of profit in line with sales volume. Results were significantly improved from a year ago but had no material effect on 1994 consolidated results.

Financial Products

The before-tax profit for Financial Products was $60 million, $8 million lower than 1993. The primary reason for the decrease in profit was unrealized mark-to-market charges of $18 million for interest rate caps and swaptions written by Cat Financial, partially offset by increased profit from Cat Financial's larger portfolio of earning assets.

  Revenues of $465 million were up $85 million from 1993, reflecting Cat Financial's larger portfolio. Cat Financial financed new retail business of $2.18 billion, a $267 million or 14% increase compared with 1993.

  SG&A expenses increased $30 million from last year reflecting higher depreciation of equipment on operating leases and

                                                             Caterpillar Inc.
- ------------------------------------------------------------------------------

other volume-related expenses at Cat Financial. Interest expense of $210 million was $38 million higher, a result of increased borrowings to support Cat Financial's larger portfolio.

  Other income/expense was expense of $4 million, compared with income of $21 million a year ago. The primary reason for the change was unrealized mark-to-market charges for Cat Financial's written interest rate caps and swaptions and a decrease in investment income at Cat Insurance.

Income Taxes

Tax expense was $354 million. 1993 income tax expense of $42 million included $85 million of favorable nonrecurring items related to a tax settlement with the U.S. Internal Revenue Service and restatement of net deferred tax assets as a result of a change in the U.S. corporate tax rate. Excluding these items, tax expense for 1993 was $127 million. The increase of $227 million was a result of higher before-tax profit and an effective tax rate of 28% for 1994, compared with a rate of 27% for 1993.

Affiliated Companies

The company's share of affiliated companies' results was a profit of $36 million, a $35 million improvement from a year ago. The increase was a result of higher sales and cost-cutting measures at SCM (Shin Caterpillar Mitsubishi) plus favorable nonrecurring items at SCM, primarily a gain on the sale of surplus land.

FOURTH-QUARTER RESULTS

The company reported its fourth consecutive quarter of record profit. Profit of $279 million and profit per share of $1.38 were records (after excluding nonrecurring tax-related items from third quarter 1993). Profit improved $131 million or 65 cents per share from the $148 million or 73 cents per share profit before an extraordinary loss ($29 million) in the fourth quarter of 1993. Sales and revenues of $3.93 billion were also the highest for any quarter in the company's history and increased 24% from the same quarter a year ago. The improvement in sales was the primary reason for the higher profit.

FOURTH QUARTER 1994
COMPARED WITH FOURTH QUARTER 1993

Machinery and Engines

Sales of Machinery and Engines were $3.80 billion, an improvement of $733 million from the fourth quarter of 1993. The increase was primarily due to 18% higher physical sales volume, reflecting continued strong demand both inside and outside the United States. Price realization increased 6%, a result of price increases taken over the past year, the impact of stronger European currencies as sales translated into more U.S. dollars and lower sales discounts. Profit before tax of $354 million was up $159 million from a year ago primarily because of the higher sales.

  Margin (sales less cost of goods sold) of $853 million improved $167 million primarily because of higher sales. As a percent of sales, the margin rate of 22.4% was the same as the fourth quarter of 1993. The benefit from higher sales and improved price realization was offset by proportionately higher sales of lower margin products, by the impact from stronger European currencies as costs translated into more U.S. dollars and by inflation on costs. LIFO inventory decrement benefits were $28 million in the fourth quarter of 1994 compared with $23 million in the fourth quarter of 1993.

  The favorable impact on margin resulting from the absence of labor costs for UAW-represented employees on strike was offset by strike-related costs. These include costs for temporary and contract personnel, overtime, other incremental expenses related to the strike and the inclusion in cost of goods sold of labor costs for employees working in manufacturing operations that are normally included in SG&A or R&D expenses.

  SG&A expenses were $374 million, compared with $359 million a year ago. The increase reflects higher volume-related parts distribution costs and increased incentive pay expense (related to the higher profit). The higher costs were partially offset by the assigning of labor costs for SG&A employees working in manufacturing areas to cost of goods sold. All other costs were about the same despite inflation.

  R&D expenses of $82 million decreased $8 million from the same quarter last year. The decline was the result of assigning labor costs for R&D employees working in manufacturing functions to cost of goods sold, partially offset by activity for new product introductions.

  Interest expense declined $11 million as average debt outstanding was $597 million lower compared with the fourth quarter of 1993.

  Other income/expense was income of $7 million compared with income of $19 million in the fourth quarter last year. The change was primarily because of the absence of investment income from the company's VEBA. In 1994, the company modified its VEBA trusts to qualify as plan assets in accounting for employee postretirement benefits other than pensions. Income from the trusts has been reclassified as a component of employee benefit expense and reduces operating costs, primarily cost of goods sold. VEBA income included in operating profit in the fourth quarter of 1994 was $5 million. VEBA income included in other income/expense in the fourth quarter of 1993 was $11 million.

  Results of Brazilian operations continued to be profitable and improved significantly from a year ago but had no material effect on fourth-quarter 1994 results.

Financial Products

Financial Products' profit before tax was $12 million, a decrease of $5 million from the fourth quarter of 1993. The lower profit resulted from a $4 million unrealized charge due to the mark-to-market valuation of interest rate caps written by Caterpillar Financial Services Corporation and lower investment income at Caterpillar Insurance Company, Ltd. These unfavorable items were partially offset by increased profit from Cat Financial's larger portfolio of earning assets.

  Revenues of $128 million increased $27 million from the same quarter a year ago, reflecting Cat Financial's larger portfolio. Cat Financial financed new retail business of $705 million, a $49 million or 8% increase compared with the fourth quarter of 1993.

  SG&A expenses were up $10 million, reflecting higher depreciation of equipment on operating leases and other volume-related expenses at Cat Financial. Interest expense increased $15 million primarily due to higher borrowings to support the larger portfolio.

MANAGEMENT'S DISCUSSION AND ANALYSIS continued
- -------------------------------------------------------------------------------

  Other income/expense was a $2 million expense compared with income of $5 million in the fourth quarter of 1993. The unfavorable change was a result of the unrealized mark-to-market charge for interest rate caps and lower investment income previously mentioned.

Income Taxes

Tax expense of $100 million reflects an effective tax rate of 28%. Tax expense of $64 million for the fourth quarter of 1993 resulted from a 27% effective tax rate and an unfavorable adjustment of $7 million as actual taxes for the year were slightly higher than the estimated rate used for the first nine months of 1993.

Affiliated Companies

The company's share of affiliated companies' results was $13 million, compared with break-even a year ago. The improvement was primarily the result of higher sales and cost-cutting measures at the company's 50%-owned affiliate SCM in Japan.

FOURTH QUARTER 1994
COMPARED WITH THIRD QUARTER 1994

Fourth-quarter profit of $279 million or $1.38 per share improved $35 million from the $244 million or $1.20 per share profit reported in the third quarter of this year. An increase in sales volume was the most significant factor contributing to the higher profit.

Machinery and Engines

Profit before tax for Machinery and Engines was $354 million, compared with $289 million last quarter. Sales of $3.80 billion increased $410 million, primarily because of higher machine sales both inside and outside the United States and higher turbine engine sales outside the United States.

  Margin improved $137 million from the third quarter, largely a result of higher sales. As a percent of sales, the margin rate of 22.4% was 1.3 percentage points higher than the third quarter. The increase reflects higher sales volume and LIFO decrement benefits of $28 million recorded in the fourth quarter versus none in the third quarter.

  SG&A expenses increased $42 million, to $374 million. The increase was primarily the result of timing of expenses, as the fourth quarter is generally a higher cost quarter for these types of expenses. In addition, fewer SG&A employees were working in manufacturing areas during the fourth quarter than in the third quarter thus reducing labor costs being assigned to cost of goods sold.

  R&D expenses were $82 million, compared with $69 million in the third quarter. The change reflects a decrease in labor costs assigned to cost of goods sold as fewer R&D employees were working in manufacturing functions during the fourth quarter and an increase in activity for new product introduction programs.

  Interest expense of $50 million was about the same as the third quarter.

  Other Income/Expense was income of $7 million compared with income of $23 million last quarter. The change resulted from several relatively small unfavorable nonrecurring items in the fourth quarter and the absence of several relatively small favorable nonrecurring items recorded in the third quarter.

Financial Products

Before-tax profit for Financial Products was $12 million, a decrease of $11 million from the third quarter. The decrease occurred because of an increase in the unrealized mark-to-market charge for written interest rate caps at Cat Financial, the absence of a $3 million favorable adjustment to reserves at Cat Insurance made in the third quarter, Cat Financial's higher cost of borrowed funds, and increased provision for credit losses due to increased volume of new retail financing.

Income Taxes

Tax expense of $100 million increased $25 million, reflecting higher profit before tax and the absence of a favorable year-to-date adjustment of $12 million made in the third quarter.

Affiliated Companies

The company's share of affiliated companies' results improved $6 million, a result of favorable year-end adjustments, cost-cutting measures at SCM, and a gain on the sale of surplus land.


1994 SALES

                                                        1994     1993     1992
                                                       ------------------------
                                                              (Billions)
Sales................................................  $13.86   $11.24   $ 9.84
- -------------------------------------------------------------------------------

Caterpillar worldwide sales were a record $13.86 billion in 1994, a $2.62 billion or 23% increase over 1993. Total physical sales volume increased about 19% due primarily to higher industry demand around the world. An increased share of industry sales and a reversal of 1993's dealer machine inventory reduction outside the United States also contributed to the higher sales volume. Sales increased in all regions of the world except the Middle East and China with large gains registered in many areas.


Sales by Business Segment

                                                        1994     1993     1992
                                                       ------------------------
                                                              (Billions)
Machinery...........................................   $10.16   $ 8.14   $ 7.21
Engines.............................................     3.70     3.10     2.63
                                                       ------   ------   ------
                                                       $13.86   $11.24   $ 9.84
                                                       ======   ======   ======
- -------------------------------------------------------------------------------

Worldwide sales for the Machinery segment increased 25% from 1993, setting an all-time record. About one-half of the improvement was due to higher industry demand, particularly in North and South America, Europe and Australia. An increase in dealer inventories, higher price realization and an increased share of industry sales also contributed to the gain.

  Engine segment sales increased 19% over 1993 levels for a third consecutive year of record sales. Sales volume increased significantly in the United States and Canada due to higher industry demand and an increased share of industry sales for both truck and commercial engines. Company diesel and gas engine sales also rose considerably in Latin America and moderately in Asia. Company sales of turbines rose moderately.


Caterpillar Sales Inside the United States

                                                        1994     1993     1992
                                                       ------------------------
                                                              (Billions)
Machinery............................................  $ 5.16   $ 4.27   $ 3.23
Engines..............................................    1.85     1.44     1.19
                                                       ------   ------   ------
                                                       $ 7.01   $ 5.71   $ 4.42
                                                       ======   ======   ======
- -------------------------------------------------------------------------------

                                                               Caterpillar Inc.

- -------------------------------------------------------------------------------

Caterpillar sales inside the United States were $7.01 billion, a $1.30 billion or 23% increase over 1993, resulting primarily from stronger industry demand for both machines and engines. The increase also reflects an increased share of industry sales and higher price realization. Sales inside the United States represented 51% of the worldwide total, the same as 1993.

  In 1994, industry growth for both machines and engines was fueled by relatively low interest rates, strong growth in cash flow, favorable economic prospects and better growth in the activities that use our equipment. By year end, after two years of excellent growth, the machine and commercial engine industries were near previous peaks reached in 1988-1989, and the diesel truck engine industry had surpassed its 1988 peak.

  As a result of the higher industry demand and improved share of industry sales, dealer sales of Caterpillar machinery increased significantly in 1994 for the second consecutive year. Dealer machine sales into most construction sectors increased substantially:

   . Commercial, industrial and government building sector sales were higher for the third year in a row after registering very rapid growth early in the year. Private building construction trended up throughout the year with very noticeable improvements in commercial and industrial construction. Government building construction, however, trended down through the year.

   . Highway sales were moderately higher for the year due to increased spending on highway construction.

   . Sales to the housing sector were higher for the third consecutive year in response to moderately higher housing starts.

  Dealer machine sales into the commodity sectors were up slightly over 1993 levels, although results were mixed by sector:

   . Sand and quarry mining sales increased moderately, reflecting higher mine production in response to greater levels of construction.

   . Sales into coal mining applications were moderately lower for the year although sales have begun to trend up in response to an increase in coal production.

   . Metal mining-related sales increased significantly with an especially sharp rise in the second half of the year. Metal mine production was flat but prices increased noticeably in the second half leading to the higher sales.

   . Agricultural-related sales were up moderately as the farm economy continued to improve.

   . Sales to the forestry sector declined slightly in response to lower forest production. Forestry prices rose slightly in contrast to the very large increase registered in 1993.

   . Petroleum sales were unchanged and in line with flat pipeline construction.

  Dealer machine sales into other sectors rose moderately. Sales to industrial applications (primarily manufacturing and service industries) increased significantly, while sales to solid waste applications were essentially unchanged.

  Engine segment sales rose 28% in 1994 reflecting strong growth in both diesel and turbine engines. The increase in engine sales is attributable to moderately higher industry demand, an increased share of industry sales for both truck and commercial engines, higher price realization and an increase in dealer inventories to keep pace with sales. In particular, sales to truck Original Equipment Manufacturers (OEMs) and to marine and petroleum applications showed good gains over 1993.

Caterpillar Sales Outside the United States

                                                        1994     1993     1992
                                                       ------------------------
                                                              (Billions)
Machinery...........................................   $ 5.00   $ 3.87   $ 3.98
Engines.............................................     1.85     1.66     1.44
                                                       ------   ------   ------
                                                       $ 6.85   $ 5.53   $ 5.42
                                                       ======   ======   ======
- -------------------------------------------------------------------------------

Caterpillar sales outside the United States were $6.85 billion, a $1.32 billion or 24% increase from 1993. These sales represented 49% of the worldwide total, the same as 1993. Sales increased significantly in all regions except the Middle East and China, where sales declined.

  Machinery segment sales rose 29% reflecting higher industry demand, a reversal of 1993's dealer inventory reduction, higher price realization and an increased share of industry sales.

  Engine segment sales rose 11% primarily due to higher industry demand. An increased share of industry sales and improved price realization also contributed to higher sales and more than offset slower growth in dealer inventories. Diesel and gas engine sales rose noticeably in Latin America, Canada and Asia with gains in marine, petroleum and power generation applications as well as sales to truck OEMs. Company sales of turbines rose moderately.

Europe/CIS

Sales increased about 32% as the economic recovery in Western Europe gained momentum. Higher sales were registered in all countries except Italy, Switzerland and Greece. Sales were up moderately in Germany and significantly in most other countries including the United Kingdom, France and Spain. Company sales increased more rapidly than dealer sales to users in this region as dealers made the transition from inventory reduction in 1993 to inventory accumulation in 1994 to keep pace with higher sales.

  Sales to Central European countries were unchanged from 1993 levels and remain limited due to balance of payments constraints.

  Sales into the Commonwealth of Independent States (CIS) rose significantly as a result of several large transactions to provide equipment for the natural resource sector in Russia.

Asia/Pacific

Sales rose about 22%, similar to the increase registered in 1993. Sales were up significantly in Australia as the economy registered excellent economic growth. Sales of machines to end-users were up in most applications, including coal and metal mining and commercial construction. Sales of diesel engines to end-users were also up considerably.

  Sales also rose in Japan as the economy began to recover from the deepest recession since World War II. After three years of industry sales declines, demand has begun to grow, Caterpillar's share of industry sales has increased, and dealer inventories are being replenished in line with the higher sales rates.

MANAGEMENT'S DISCUSSION AND ANALYSIS continued
- ------------------------------------------------------------------------------

  In China, sales fell significantly due to delays in major infrastructure projects as the government tried to limit the increase in inflation.

  In the rest of the Asia/Pacific region company sales rose moderately. Excellent economic growth combined with numerous infrastructure projects led to significant increases in machine end-user demand for the construction sectors as well as forestry, sand and quarry mining and agriculture. Company sales rose in all major countries except Hong Kong, India, Pakistan and the Philippines. Sales of diesel and gas engines also registered good growth in this region in 1994.

Latin America

Sales rose about 36% after declining slightly in 1993. In Brazil, the second year of economic recovery brought excellent economic growth and a significant increase in sales. Machine sales to end-users were up sharply, especially in agriculture and construction.

  Outside Brazil, sales also rose significantly due to better economic growth and improved investor confidence in the region. Machine sales to users registered gains in virtually all applications. Sales were up considerably in all major countries except Venezuela which remains mired in severe recession. In Mexico, sales benefited from both economic recovery and the North American Free Trade Agreement (NAFTA).

Canada

Sales rose 33% following 30% growth in 1993. The improvement reflects significantly higher industry demand as well as an increased share of industry sales.

  The economy registered good growth and the investment climate continued to improve despite uncertainties over the budget deficit and Quebec. Relatively low interest rates, good cash flow, and a special public works program contributed to significant machine growth in nearly all market applications. Diesel and gas engine sales also rose considerably, primarily to truck manufacturers and petroleum applications.

Africa/Middle East

Sales declined 6% for the region as a whole. In the Middle East sales dropped significantly with particularly large declines in Iran, United Arab Emirates and Saudi Arabia--all of which experienced budget or financial difficulties.

  In contrast, sales rose considerably in Africa as economic growth improved and commodity prices strengthened. In South Africa, sales rose sharply as economic recovery and democracy building got underway.

Dealer Inventories of New Machines and Engines

U.S. dealers' new machine inventories rose significantly in 1994, and at year-end were slightly above normal relative to current selling rates. U.S. dealer new engine inventories at year-end were significantly higher but about normal relative to current selling rates.

  Outside the United States, dealers' new machine inventories also rose considerably, reversing a significant decline in 1993. By year end, dealer inventories were still less than at the end of 1992 and slightly below normal relative to current selling rates. Engine inventories were slightly above 1993 levels but about normal relative to current selling rates.


1993 COMPARED WITH 1992

Profit for 1993 was $681 million or $3.36 per share excluding an extraordinary loss of $29 million. A 14% improvement in sales and revenues was the most significant reason for the turnaround from last year's loss of $218 million (excluding the transition effect of new accounting standards adopted in 1992). Sales and revenues were $11.62 billion, up $1.42 billion--a substantial improvement from 1992.

  When comparing 1993 with 1992, several material nonrecurring items should be considered. In 1992, the reported loss of $2,435 million included a $2,217 million charge for transition effects of three new accounting standards. In 1993, the reported profit of $652 million included a $29 million extraordinary loss net of taxes related to premiums paid on the early retirement of $203 million of relatively high interest rate debt. In addition, 1993 included two nonrecurring income tax related items that favorably affected after-tax profit by $336 million: 1) a $300 million after-tax impact related to the settlement with the Internal Revenue Service of interest and taxes for the period 1979-1987; and 2) a tax credit of $36 million related to the 1% increase in the U.S. federal corporate tax rate enacted during the year. The credit was the result of revaluing the company's net U.S. deferred tax asset position.

  Excluding the extraordinary loss and the effect of the tax-related items, profit was $345 million, a $563 million improvement compared with the 1992 loss of $218 million before the transition effect of new accounting standards. The following table summarizes the items mentioned above:

                                                   After Tax
                                        ------------------------------
                                          1993                 1992
                                        ------------------------------
                                                   (Millions)

Profit (Loss)........................    $ 652                $(2,435)

1992 Item
- ---------
.  Transition Effects of New
   Accounting Standards..............                          (2,217)

1993 Items
- ----------
.  Extraordinary Loss................      (29)
.  Nonrecurring Income Tax
   Related Gains.....................      336
                                         -----                -------
Profit Excluding the Above Items.....    $ 345                $  (218)
                                         =====                =======
- ----------------------------------------------------------------------


Machinery and Engines

Sales of $11.24 billion were $1.40 billion higher than in 1992. Profit before tax related to Machinery and Engines was $654 million. Excluding the interest portion of the tax refund, profit before tax was $403 million--a $776 million improvement over 1992.

Profit (Loss) Before Tax and Before
the Interest Effects of the Tax Refund

                                                   Before Tax
                                        ------------------------------
                                          1993                 1992
                                        ------------------------------
                                                   (Millions)

Profit (Loss)........................    $ 654                $  (373)
Less: Interest Effects
  of the Tax Refund..................      251
                                         -----                -------
                                         $ 403                $  (373)
                                         =====                =======

- ----------------------------------------------------------------------

                                                             Caterpillar Inc.
- ------------------------------------------------------------------------------

The primary reasons for the increase in profit were:

        . A 14% increase in sales -- 10% higher physical sales volume and a 4% improvement in price realization. The higher volume was primarily due to an increased share of industry sales and improved U.S. industry demand. The increase was partially offset by the effect of dealer inventory reductions and the absence of most lift-truck-related sales because of the lift truck joint venture established in July 1992 with Mitsubishi Heavy Industries, Ltd. The improvement in price realization was the result of price increases since the beginning of last year and a favorable shift in the geographic mix where sales occurred, partially offset by exchange rates that caused sales in European currencies to translate into fewer U.S. dollars;

        . Lower costs as a result of weaker European currencies as expenses incurred in those currencies translated into fewer U.S. dollars;

        . The full-year effect of employee benefit plan changes implemented during 1992;

        . Lower average employment, despite the increase in physical sales volume;

        . Lower interest expense due to lower average debt and lower interest rates; and

        . An $8 million increase in LIFO inventory decrement benefits ($38 million in 1993 vs. $30 million in 1992).

  These favorable factors were somewhat offset by the effect of inflation on costs; absence of the $53 million net gain related to the sale of lift truck assets recorded in 1992; a change in the mix of sales as relatively more lower margin machines and engines were sold than in 1992; the impact of the stronger yen on purchases from Japan; and a $20 million increase in currency exchange losses.

  Results of the company's Brazilian operations improved, but remained unprofitable. They continued to have a material adverse effect on consolidated results.

Financial Products

For 1993, Financial Products generated before-tax profit of $68 million, compared with $55 million in 1992. The increase was primarily due to a larger portfolio of earning assets and a lower cost of borrowed funds.

  Revenues totaled $380 million, an increase of $26 million from 1992. The increase in revenues, despite the low interest rate environment, resulted primarily from a larger portfolio of earning assets. Cat Financial financed new retail business of $1.97 billion, a $436 million or 28% increase, compared with 1992.

  Receivables of $19 million were written off against the allowance for credit losses in 1993, compared with $14 million in 1992. At year-end, the allowance was $41 million or 1.3% of finance receivables, compared with $37 million or 1.4% at year-end 1992.

Affiliated Companies

The company's share of affiliated companies' results was a profit of $1 million, a $15 million improvement from the loss in 1992. The improvement was primarily due to lower net interest and cost-cutting measures implemented at the company's 50%-owned affiliate, Shin Caterpillar Mitsubishi Ltd. in Japan.

Liquidity & Capital Resources
- -----------------------------
Consolidated operating cash flows totaled $1.76 billion in 1994, compared with $1.41 billion in 1993.

  Total debt at the end of 1994 was $5.90 billion, an increase of $475 million from year-end 1993. Over this period, debt related to Machinery and Engines decreased $350 million, to $2.04 billion, while debt related to Financial Products increased $825 million, to $3.87 billion.

  During 1994, the company purchased 4.4 million shares to be held as Treasury Stock, which have been and will be used to satisfy the requirements of its stock option plans. The company intends to continue repurchasing shares in the market for this purpose.

Machinery and Engines

Operating cash flows totaled $1.58 billion in 1994, compared with $1.27 billion in 1993. The improvement in cash flow is primarily the result of increased profitability, partially offset by higher receivables due to increased sales.

  Capital expenditures, excluding equipment leased to others, totaled $498 million in 1994, compared with $415 million a year ago.

  During 1994, Machinery and Engines debt dropped $350 million. Long-term debt totaling $238 million matured or was repurchased.

  The percent of debt to debt plus stockholders equity improved to 41% at December 31, 1994, from 52% a year ago.

Financial Products
Operating cash flows totaled $179 million in 1994, compared with $131 million in 1993. Cash used to purchase equipment leased to others totaled $183 million in 1994. In addition, at December 31, 1994, net finance receivables increased $843 million from December 31, 1993 levels.

  Financial Products' debt was $3.87 billion at December 31, 1994, an increase of $825 million from a year ago. At the end of the year, finance receivables past due over 30 days were 2.2%, compared with 1.9% at the end of the same period one year ago. The ratio of debt to equity of Cat Financial was 7.7:1 at December 31, 1994, compared with 7.3:1 at December 31, 1993.

  Financial Products had outstanding credit lines totaling $2.50 billion at year-end 1994, which included $1,440 million of the company's revolving credit agreement. Credit lines of $1.53 billion were utilized for backup for commercial paper, for bank borrowings, and as backup for a credit/liquidity enhancement facility. The balance was available to support the issuance of additional commercial paper or other borrowings.


Dividends

Quarterly dividends paid per share of common stock for the last three years were as follows:

Quarter                          1994      1993      1992
- ---------------------------------------------------------
First.........................   $.07      $.07      $.07
Second........................    .08       .08       .08
Third.........................    .15       .07       .07
Fourth........................    .15       .08       .08
                                 ----      ----      ----
                                 $.45      $.30      $.30
                                 ====      ====      ====

MANAGEMENT'S DISCUSSION AND ANALYSIS continued
- ------------------------------------------------------------------------------

EMPLOYMENT
- ----------
At year-end, Caterpillar's worldwide employment, including UAW members on strike, was 53,986, compared with 51,250 one year ago. Hourly employment increased 2,569 to 32,027, while salaried and management employment increased 167 to 21,959.

Year-End Employment                       1994                   1993
- ---------------------------------------------------------------------
Inside United States                    39,749                 38,103
Outside United States
  Europe                     8,146                   7,999
  Latin America              4,500                   3,735
  Asia/Pacific               1,383                   1,235
  Canada                       117                      91
  Other                         91                      87
                            ______                  ______
                            14,237      14,237      13,147     13,147
                                        ______                 ______
Total Employment                        53,986                 51,250
                                        ======                 ======
- ---------------------------------------------------------------------


OTHER MATTERS

ENVIRONMENTAL MATTERS

Capital Expenditures and Expenses

The company is subject to extensive environmental regulation at the federal, state, and local level. Research, engineering, depreciation, and administrative expenses related to environmental regulation compliance totaled approximately $125 million in 1994 and are expected to increase moderately in 1995. Capital expenditures for pollution abatement and control were approximately $11 million in 1994 and are expected to increase moderately in 1995. These expenses and expenditures are expected to remain relatively constant through 1999 and are not expected to have a material impact upon company capital expenditures, earnings, or competitive position, subject to the evolving nature and interpretation of the environmental laws by applicable authorities and future technology.

  With respect to compliance with the 1990 amendments to the Clean Air Act in particular, research, engineering, and operating expenses totaled $29 million and capital expenditures totaled $4 million in 1994. In 1995, expenses and capital expenditures associated with Clean Air Act compliance are expected to remain constant.

  The 1990 Amendments to the Clean Air Act are scheduled to be implemented throughout the 1990s and the first decade of the 21st century. Many regulations necessary for implementation have not been promulgated. Accordingly, the overall impact of the amendments on company capital expenditures and product design is still uncertain.

Remediation Costs

As of December 31, 1994, the company, in conjunction with numerous other parties, has been identified as a potentially responsible party (PRP) and is actively participating in 17 sites identified by the EPA or similar state authorities for remediation under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA) or comparable federal or state statutes (CERCLA sites). The company is also involved in remediation activities at other sites located on property either currently or formerly owned by the company. Lawsuits and claims involving additional environmental matters are likely to arise from time to time.

  In assessing potential environmental liability, the company considers:

        .  whether it has been designated as a PRP under CERCLA;

        . if the company has been so designated, the number of other PRPs designated at a site;

        . the relative volume contribution alleged for the company at a particular site;

        .  documentation, if any, linking the company to a particular site;

        .  stage of the proceedings;

        .  available technology;

        .  studies conducted by independent environmental consultants;

        .  prior experience regarding environmental remediation; and

        . experience of other companies and industries regarding environmental remediation.

  With respect to potential liability amounts that are probable and reasonably estimable, the company has accrued and charged to income those amounts. For specific sites where only a range of liability is probable and reasonably estimable and no amount in the range is a better estimate than another, the company has accrued, in accordance with appropriate accounting literature, the low end of that range. While the company may have rights of contribution or reimbursement under insurance policies, amounts that may be recoverable from other entities by the company with respect to a particular site are not considered in establishing the accrual. The amounts accrued in 1994 with respect to potential liability are recorded as part of "Accounts payable and accrued expenses" on Statement 3. This amount represents less than one percent of that line item and accordingly is not material to the company's financial position.

  The company also assesses reasonably possible environmental liability beyond that which it has accrued. This liability is not probable, but is more likely than remote. As of December 31, 1994, the amount of company environmental liability that is reasonably possible is not expected to have a material impact on the company's liquidity, capital resources, or results of operations. Factors considered in assessing reasonably possible liability and its potential impact on the company are those stated above. Amounts that may be recoverable from other entities are not considered. As of December 31, 1994, potential liability at four sites cannot be assessed because they are in very early stages of investigation.

LITIGATION

On September 6, 1994, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW"), UAW Local 974, and Citizens for a Better Environment filed a complaint against the company with the Illinois Pollution Control Board ("Board"). The complaint generally alleges, in seven counts, that the company has violated certain provisions of the Illinois Environmental Protection Act and Board regulations with respect to a particular property in East Peoria, Illinois. The complaint further alleges that the maximum penalties for the alleged violations total $199 million. The company believes the claims are without merit and will vigorously contest them. The company further believes final resolution of this matter will not have a material impact on the company's liquidity, capital resources, or results of operations.

  On May 12, 1993, a Statement of Objections ("Statement") was filed by the Commission of European Communities against

                                                             Caterpillar Inc.
- -------------------------------------------------------------------------------

Caterpillar Inc. and certain overseas subsidiaries. The Statement alleges that certain service fees payable by dealers, certain dealer recordkeeping obligations, a restriction which prohibits a European Community ("EC") dealer from appointing subdealers, and certain export pricing practices and parts policies violate EC competition law under Article 85 of the European Economic Community Treaty. The Statement seeks injunctive relief and unspecified fines. Based on an opinion of counsel, the company believes it has strong defenses to each allegation set forth in the Statement.

  On November 19, 1993, the Commission of European Communities informed the company that a new complaint has been received by it alleging that certain export parts policies violate Article 85 and Article 86 of the European Economic Community Treaty. The Commission advised the company that it intends to deal with the new complaint within the framework of the proceedings initiated on May 12, 1993. Based on an opinion of counsel, the company believes it has strong defenses to the allegations set forth in the new complaint.

  The company is party to other litigation matters and claims which are normal in the course of its operations, and while the results of litigation and claims cannot be predicted with certainty, management believes, based on advice of counsel, the final outcome of such matters will not have a materially adverse effect on the consolidated financial position.

ACCOUNTING CHANGES

In the first quarter of 1994, the company changed its method of computing LIFO inventories from a single pool approach to a multiple pool approach for substantially all of its inventories. The company believes that the multiple pool method results in a better matching of revenues and expenses. The cumulative effect of the change on prior years was not determinable. This change did not have a material effect on 1994 results of operations or financial position.

  Effective January 1, 1994, the company adopted SFAS 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS 118. The adoption of these standards did not have a material effect on the company's financial position or results of operations.

  In the fourth quarter of 1992, effective January 1, 1992, Caterpillar adopted SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions"; SFAS 112, "Employers' Accounting for Postemployment Benefits"; and SFAS 109, "Accounting for Income Taxes."

  SFAS 106 requires recognition of the cost of providing postretirement health care and life insurance benefits over the employee service period. Caterpillar, like most U.S. companies, formerly charged the cost of providing these benefits against operations as claims were incurred. SFAS 112 requires recognition of the cost of providing other postemployment benefits when it is probable that the benefit will be provided. Such benefits include disability and workers' compensation benefits and continuation of health care benefits. Caterpillar had previously charged the cost of providing certain types of these benefits, primarily health care benefits, against operations as claims were incurred. SFAS 109 requires changing the method of accounting for income taxes from the deferred method to the liability method. None of the accounting changes affect cash flows.

  The effect of the changes, as of January 1, 1992, was as follows:

                                                              Profit
                                                              (loss)
                                                             per share
                                            Profit           of common
                                            (loss)             stock
                                          ------------------------------
                                              (Dollars in millions
                                              except per share data)
Postretirement benefits other than
  pensions, net of applicable
  income taxes (SFAS 106)...............     $(2,141)          $(10.61)
Postemployment benefits, net
  of applicable income taxes
  (SFAS 112)............................         (29)             (.14)
Income taxes (SFAS 109).................         (47)             (.23)
                                             -------           -------
                                             $(2,217)          $(10.98)
                                             =======           =======
- ------------------------------------------------------------------------






  In addition to the above transition effects, incremental expense for 1992 resulting from the accounting changes was as follows:

                                                 (Expense)/Income
                                          ------------------------------
                                          Before Tax           After Tax
                                          ------------------------------
                                                     (Millions)

Postretirement benefits other than
  pension (SFAS 106)....................     $  (113)          $   (65)
Postemployment benefits
  (SFAS 112)............................         (11)               (7)
Income taxes (SFAS 109).................           7                44
                                             -------           -------
                                             $  (117)          $   (28)
                                             =======           =======
- ------------------------------------------------------------------------


INCOME TAXES

SFAS 109, "Accounting for Income Taxes," requires, among other things, the separate recognition, measured at currently enacted tax rates, of deferred tax assets and deferred tax liabilities for the tax effect of temporary differences between the financial reporting and tax reporting bases of assets and liabilities, and net operating loss and tax credit carryforwards for tax purposes. A valuation allowance must be established for deferred tax assets if it is "more likely than not" that all or a portion will not be realized.

  The company's domestic operations recorded profit of $779 million for 1994 and $611 million for 1993, a significant turnaround from the $215 million loss recorded by its domestic operations for 1992. When the three years are combined, the company is in a cumulative profit position. Management has concluded that it is "more likely than not" that the company will ultimately realize the full benefit of its U.S. deferred tax assets related to future deductible items and qualified deficits. Accordingly, a valuation allowance is not required for $1,588 million of U.S. deferred tax assets in excess of deferred tax liabilities, of which $1,331 million is associated with future deductible items related to other postretirement and postemployment benefits under SFAS 106 and SFAS 112.

  At the end of 1994, foreign net operating loss carryforwards of $394 million were available in various tax jurisdictions. Of these carryforwards, $89 million are available for limited periods of time, expiring between 1997 and 2000 based on local tax law.

MANAGEMENT'S DISCUSSION AND ANALYSIS continued

- -------------------------------------------------------------------------------

The balance of $305 million is available for an unlimited time period. Management believes it is likely that tax benefits will be realized for net deferred tax assets in those foreign tax jurisdictions in which the company has a net operating loss carryforward. However, with the exception of one foreign subsidiary, there is not sufficient positive evidence as required by SFAS 109 to substantiate recognition in the financial statements. Accordingly, a valuation allowance of $182 million has been recorded for deferred tax assets at these foreign subsidiaries to the extent the assets are not offset with deferred tax liabilities in the same jurisdiction.

DERIVATIVE FINANCIAL INSTRUMENTS

Derivative financial instruments are principally used by the company in the management of foreign currency, interest rate, and commodity price exposures.

Foreign Currency

The company's operations are subject to foreign exchange risk through future foreign currency cash flows as movement in currency exchange rates impact: (1) the U.S. dollar value of its foreign currency denominated sales, and (2) the U.S. dollar value of the foreign currency denominated costs of its manufacturing facilities or purchases of material or services from suppliers. Additionally, the company faces foreign exchange risk from a competitive perspective as movements in currency exchange rates increase or decrease the local currency cash flow of foreign based competitors and may affect their profitability and pricing strategies.

  It is the company's policy to conduct currency transactions only to the extent necessary to operate the business and protect the company's interests. The company does not conduct currency transactions for speculative purposes. The company buys and sells currencies in amounts large enough to cover requirements for the business, and to protect its financial and competitive positions in those currencies whose relative values may change in foreign exchange markets. The company manages foreign exchange exposures that arise from cash inflows or outflows denominated in currencies other than the U.S. dollar with the objective to maximize consolidated aftertax U.S. dollar cash flows. The company's foreign currency management involves the active management of: 1) anticipated foreign currency cash flows for a future rolling twelve month period, including cash flows related to firmly committed foreign currency transactions, 2) cash flows related to firmly committed future foreign currency transactions for periods beyond the next twelve months, and 3) outstanding hedging transactions. The company normally does not manage or hedge specific asset or liability positions.

  Some foreign exchange exposures are managed through hedging with forward exchange contracts. Foreign currency option contracts (purchased option contracts and/or combination option contracts) are also used to hedge some foreign currency exposures, including firmly committed future transactions. To the extent that foreign currency exposures are hedged using forward exchange contracts, the company has neutralized the foreign exchange risk; i.e., the company is protected from unfavorable exchange rate movement, but has given up any potential benefit of favorable fluctuations in foreign currency exchange rates. Purchased option contacts, on the other hand, protect from unfavorable rate movement while still permitting the ability to benefit from the effect of favorable exchange rate fluctuations. None of the forward exchange or foreign currency option contracts used by the company are exchange traded. The company does not use historic rate rollovers or leveraged options, nor does it sell foreign currency options except in the case of combination option contracts where the purchased to sell ratio is limited to one-to-one. The combination option contracts used by the company are only those which limit the unfavorable effect of exchange rate movement while allowing a limited potential benefit from favorable exchange rate movement.

  Monthly, financial officers of the company approve the company's outlook relative to the expected currency exchange rate movement and company policy concerning desired future cash flow exposure positions (long, short, balanced) for those currencies in which the company has significant activity. Reports which provide information on current and anticipated currency exchange rates, cash flow exposures, and open hedging contracts for each major currency are distributed to financial officers daily. Hedging positions and strategies are continuously monitored. The company's foreign exchange management practices, including the use of derivative financial products are periodically presented to the Audit Committee of the company's Board of Directors.

  The company's anticipated cash inflows and outflows for the next twelve months, including cash flows related to firmly committed foreign currency transactions, along with the contractual amounts of outstanding forward exchange and foreign currency option contracts as of December 31, 1994, are summarized in the following table:

                                           Exposures              Hedges
                                       ------------------   -------------------
                                                              Buy       Sell
                                                            Foreign    Foreign
                                       Inflows   Outflows   Currency   Currency
                                       -------   --------   --------   --------
European Currencies..................   $2,355    $2,637      $--        $562
Japanese Yen.........................      166       591        1          17
Australian Dollar....................      834       167       --         402
Brazilian Real.......................      247       253       --          --
Canadian Dollar......................      158       178       14          --
All Other Currencies.................       55       120       --           7

  Except for changes in foreign currency cash flows which are related to changes in business volume, the company's annual foreign currency cash flows for periods beyond the next twelve months are not expected to be materially different than those included in the above table.

Interest Rate

The company utilizes a variety of interest rate derivative contracts including interest rate swap agreements, interest rate cap (option) agreements, and forward rate agreements to manage its exposure to changes in interest rates and to lower the cost of borrowed funds. Derivative contracts are linked to a specific debt instrument at the time the contracts are entered. The company enters into such agreements only with major financial institutions and does not enter into them without an underlying operating need for the position created. In connection with its match funding objectives, the company's Financial Products subsidiaries use interest rate derivative contracts to modify debt structures in order to match fund receivable portfolios. This match funding reduces the risk of deteriorating margins between interest-bearing assets and interest-bearing liabilities regardless of the direction of interest rate movement. The company, including Financial Products subsidiaries, also uses these instruments to gain an economic and/or a competitive advantage through a lower cost of borrowed funds by changing the characteristics of existing debt instruments or entering into new agreements in combination with the issuance of new debt.

Commodity Price
The company's operations are also subject to commodity price risk as the price of materials purchased from various suppliers are subject to change based upon movement of underlying commodity prices. The company has entered into some commodity swap and option agreements to reduce this risk. However, the use of these types of derivative financial instruments has not been material.

LABOR UPDATE
- ------------
Since June 21, 1994, approximately 9,000 members of the United Auto Workers union have been on strike at eight of the company's U.S. facilities. Even so, the average production rate at the struck facilities was 14% higher in the last half of 1994 than in the first half. Caterpillar's traditional product quality was maintained throughout this period of increased production. This substantial accomplishment was due, in large part, to the dedication and teamwork of thousands of hourly, salaried and management employees and temporary and contract personnel. A few examples of the 1994 production and shipment milestones include:
        . The Mossville, Illinois, engine facility set an all-time shipment record in 1994.

        . During the fourth quarter, the Mapleton, Illinois, foundry set an all-time record for tons of product shipped for any quarter from the current foundry operation.

        . The Aurora, Illinois, manufacturing facility built and shipped the highest number of units in the last thirteen years.

        . Production rates at the Decatur, Illinois, manufacturing facility were 26% higher in the fourth quarter than those in the first half of 1994.

        . At the Pontiac, Illinois, manufacturing facility unit injector production was 60% higher in the fourth quarter than pre-strike levels.

Work on critical product programs continued throughout the strike utilizing employees who remained on their normal job assignments, as well as overtime. During the fourth quarter more than half of the salaried and management employees who were temporarily working in manufacturing assignments returned to their regular jobs. As a result, activities that these employees normally work on, such as research and development, new product introduction programs and systems development, will return to more normal levels in 1995.

Caterpillar is prepared to continue meeting customer demand indefinitely, with or without resolution of the strike.

1995 ECONOMIC AND INDUSTRY OUTLOOK
- ----------------------------------
World economic growth is forecast to improve as accelerating growth in Europe, Japan, Africa and the Middle East is anticipated to more than offset moderation in the United States and any slowing in Latin America. Good growth is expected to continue in Canada and Australia with strong growth forecast to continue in Asia. In this improving global economic environment, industry demand is likely to increase moderately in all regions with the exception of the United States where demand is expected to remain near 1994 levels.

  The U.S. economy registered surprisingly good growth in 1994, especially in the second half. In response to this momentum, the Federal Reserve is expected to raise short-term interest rates further which, combined with the six rate increases already taken, should slow the economy in 1995. Although corporate cash flow and activities like mining and commercial construction are expected to register good increases in 1995, higher interest rates, lower housing starts and a slower pace of replacement demand are likely to result in a U.S. industry near 1994 levels. In contrast, a stronger economy in Canada should lead to another year of better industry demand.

  In Western Europe, economic growth is forecast to accelerate as short-term interest rates remain near 20-year lows. Long-term rates have risen but are still below year-ago levels, and with inflation at the lowest levels since the sixties, neither short- or long-term rates are expected to increase enough to jeopardize faster growth in 1995. Leading indicators also suggest that the economy now has enough momentum to accelerate despite tighter government budgets. In 1995, moderate to excellent economic growth is forecast for all Western European countries which should lead to another year of higher industry demand.

  Economic recovery is expected to continue in Japan leading to moderate improvement in industry demand. In Australia, good economic growth is forecast to continue despite somewhat higher interest rates, leading to moderately higher demand.

  An end to the severe economic decline in the CIS may be near but political instability remains high and fewer sales to the natural resource sector are expected in 1995. Reform is much further along in Central Europe where good economic and industry growth is forecast for the year.

  The economic and industry outlook for developing countries is generally favorable with the possible exceptions of Latin America and China. Excellent economic prospects for the Asia/Pacific region should lead to a higher industry, although anti-inflation policies and a potential trade dispute with the U.S. may limit sales in China. Stronger economies and a recovery in industry demand are expected in the Africa/Middle East region in response to higher commodity prices, greater export demand and economic restructuring. In Latin America, economic growth had been expected to accelerate but the recent drop in the Mexican peso will slow improvement in that country and the loss of investor confidence could spill over into several other countries as well. At this time, the Latin American industry is still expected to grow moderately but it is too early to assess the full impact of the recent devaluation.

1995 COMPANY OUTLOOK
- --------------------
Worldwide, company sales of machines and engines are forecast to improve moderately, primarily due to increases outside the United States. Profits are also expected to be higher. The 1995 outlook remains the same regardless of the duration of the current UAW strike as the company intends to continue meeting the needs of its customers.

MANAGEMENT'S DISCUSSION AND ANALYSIS [ ]

                     SUPPLEMENTAL STOCKHOLDER INFORMATION

ANNUAL MEETING

On Wednesday, April 12, 1995, at 10:30 a.m., MST, the annual meeting of stockholders will be held at the Loews Ventana Canyon Hotel, Tucson, Arizona. Requests for proxies are being sent to stockholders with this report mailed on or about February 24, 1995.

STOCK TRANSFER AGENT

First Chicago Trust Company of New York
P.O. Box 2500
Jersey City, NJ 07303-2500
Telephone: (201) 324-0498

STOCK EXCHANGE LISTINGS

Caterpillar common stock is listed on stock exchanges in the United States, Belgium, France, Germany, Great Britain, and Switzerland.

NUMBER OF STOCKHOLDERS

Stockholders of record at year-end totaled 29,363, compared with 29,968 at the end of 1993. Approximately 5% of the outstanding shares are held by about 29,000 individuals. The remaining shares are held by trustees, banks, and other institutions for additional thousands of owners.

  Employees' investment and profit-sharing plans acquired 5,984,298 shares of Caterpillar stock in 1994, including 5,156,838 shares received through the stock split in the form of a 100% stock dividend. Investment plans, for which membership is voluntary, held 13,253,668 shares for employee accounts at 1994 year-end. Profit-sharing plans, in which membership is automatic for most U.S. and Canadian employees in eligible categories, held 245,563 shares at 1994 year-end.

COMMON STOCK PRICE RANGE

Quarterly price ranges of Caterpillar common stock on the New York Stock Exchange, the principal market in which the stock is traded, were:


                   1994               1993
              ---------------   ---------------
Quarter        High     Low      High     Low
- -------       ------   ------   ------   ------
First.......  60 3/4   44 1/2   30 1/4   27
Second......  60 5/8   50       39 1/8   28 7/8
Third.......  58 1/4   50       41 5/8   36 3/8
Fourth......  59 7/8   50 5/8   46 1/2   39 1/2

    Market prices have been adjusted to give retroactive effect to a 2 for 1 stock split in 1994.

AUTOMATIC DIVIDEND REINVESTMENT PLAN

An Automatic Dividend Reinvestment Plan -- administered by First Chicago
Trust Company of New York -- is available to stockholders. The plan provides a convenient, low-cost method for stockholders to increase their ownership in Caterpillar common stock. In addition, stockholders who elect to participate can make optional cash payments to purchase more Caterpillar shares. Participation may begin with any regularly scheduled dividend payment if an authorization form is completed and returned to the administrator prior to the dividend record date. Stockholders wishing further information may contact First Chicago Trust Company of New York, P.O. Box 13531, Newark, New Jersey 07188-0001.

PUBLICATIONS FOR STOCKHOLDERS

Single copies of the company's 1994 annual report on Securities and Exchange Commission Form 10-K (without exhibits) will be provided without charge to stockholders after March 31, 1995, upon written request to:

    Secretary
    Caterpillar Inc.
    100 N.E. Adams Street
    Peoria, IL 61629-7310

    The company also makes available to stockholders copies of its quarterly financial reports, annual meeting report, and Form 10-Q reports. The quarterly reports are mailed in April, July, and October. The annual meeting report is mailed in May; 10-Q reports are available in May, August, and November.

INVESTOR INQUIRIES

For those seeking additional information about the corporation--

Institutional analysts, portfolio managers, and representatives of financial institutions should contact:

    James F. Masterson
    Director of Investor Relations
    Caterpillar Inc.
    100 N.E. Adams Street
    Peoria, IL 61629-5310
    Telephone:      (309) 675-4549
    Facsimile:      (309) 675-4457

Individual stockholders should contact:

    Laurie J. Huxtable
    Assistant Secretary
    Caterpillar Inc.
    100 N.E. Adams Street
    Peoria, IL 61629-7310
    Telephone:      (309) 675-4619

                            DIRECTORS AND OFFICERS


DIRECTORS

Lilyan H. Affinito(1,4)         Former Vice Chairman, Maxxam Group Inc.
Donald V. Fites(3,4)            Chairman and Chief Executive Officer,
                                  Caterpillar Inc.
John W. Fondahl(1,4)            Former Professor of Civil Engineering,
                                  Stanford University
David R. Goode(1,2)             Chairman, Chief Executive Officer & President,
                                  Norfolk Southern Corporation
James P. Gorter(1,2)            Chairman, Baker, Fentress & Company
Walter H. Helmerich, III(2,3)   Chairman, Helmerich & Payne, Inc.
Jerry R. Junkins(2,4)           Chairman, President, and Chief Executive
                                  Officer, Texas Instruments Incorporated
Peter A. Magowan(2,3)           Chairman, Safeway, Inc.; President & Managing
                                  General Partner, San Francisco Giants
Gordon R. Parker                Former Chairman, Newmont Mining Corporation
                                  and Newmont Gold Company
George A. Schaefer(1,3)         Former Chairman and Chief Executive Officer,
                                  Caterpillar Inc.
Joshua I. Smith(3,4)            Chairman & Chief Executive Officer,
                                  The MAXIMA Corporation
James W. Wogsland               Vice Chairman, Caterpillar Inc.
Clayton K. Yeutter(2,4)         Of Counsel to Hogan & Hartson, Washington, D.C.

(1) Member of Audit Committee (Lilyan H. Affinito, chairman)
(2) Member of Compensation Committee (James P. Gorter, chairman)
(3) Member of Nominating Committee (Walter H. Helmerich, III, chairman)
(4) Member of Public Policy Committee (Clayton K. Yeutter, chairman)


OFFICERS

Donald V. Fites            Chairman
James W. Wogsland          Vice Chairman
Glen A. Barton             Group President
Gerald S. Flaherty         Group President
R. Rennie Atterbury III    Vice President, General Counsel, and Secretary
James W. Baldwin           Vice President
Vito H. Baumgartner        Vice President
James S. Beard             Vice President
Richard A. Benson          Vice President
Ronald P. Bonati           Vice President
James E. Despain           Vice President
Robert C. Dryden           Vice President
Roger E. Fischbach         Vice President
Donald M. Ings             Vice President
Keith G. Johnson           Vice President
Duane H. Livingston        Vice President(2)
Douglas R. Oberhelman      Vice President(2)
James W. Owens             Vice President(1)
Gerald Palmer              Vice President
Robert C. Petterson        Vice President
Siegfried R. Ramseyer      Vice President
Alan J. Rassi              Vice President
Gerald L. Shaheen          Vice President(2)
Gary A. Stroup             Vice President
Richard L. Thompson        Vice President(1)
Sherril K. West            Vice President(2)
Donald G. Western          Vice President(2)
Wayne M. Zimmerman         Vice President
Robert R. Gallagher        Controller
Rudolf W. Wuttke           Treasurer
Robin D. Beran             Assistant Treasurer
Mary J. Callahan           Assistant Secretary
Laurie J. Huxtable         Assistant Secretary
__________
Note: All director/officer information above is as of December 31, 1994, except as noted below.

(1) Group President effective January 1, 1995
(2) Effective January 1, 1995

                   [Logo of Caterpillar Inc. appears here.]

/x/ Please mark your votes as in this example.                           1433
                                                                         ----
UNLESS OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR THE ELECTION OF THE
NOMINEES FOR DIRECTORS LISTED, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4
AND 5.
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS AND PROPOSALS
2 AND 3.
- --------------------------------------------------------------------------------
                                               FOR           WITHHELD
1. Election of Directors (See reverse)         / /              / /
For, except vote withheld from the following nominee(s):

- ----------------------------------------------------------------------
                                               FOR   AGAINST   ABSTAIN
2. Amendments to 1987 Stock Option Plan        / /     / /       / /


3. Appointment of Independent Auditors         / /     / /       / /
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSALS 4 AND 5.
- --------------------------------------------------------------------------------
                                               FOR   AGAINST   ABSTAIN
4. Stockholder proposal                        / /     / /       / /


5. Stockholder proposal                        / /     / /       / /

SIGNATURE(S)_________________________________________ DATE__________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


                                ANNUAL MEETING
                                      OF
                         CATERPILLAR INC. STOCKHOLDERS

                           WEDNESDAY, APRIL 12, 1995
                                  10:30 A.M.
                          LOEWS VENTANA CANYON HOTEL
                            7000 NORTH RESORT DRIVE
                                TUCSON, ARIZONA

================================================================================
                                    AGENDA
                                    ------

*  Election of Directors
*  Approval of Amendments to the 1987 Stock Option Plan
*  Ratification of the appointment of independent public accountants
*  Act upon two stockholder proposals
*  Transact such other business as may properly be brought before the meeting.
================================================================================

- --------------------------------------------------------------------------------

                         PROXY AND VOTING INSTRUCTION

                               CATERPILLAR INC.

                ANNUAL MEETING OF STOCKHOLDERS - APRIL 12, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  At the Annual Meeting of Stockholders of the Company on April 12, 1995, or at any adjournment thereof, the undersigned hereby appoints (i) C.K. YEUTTER and W.H. HELMERICH, III, and each of them, proxies with power of substitution to vote the common stock of the undersigned and (ii) THE FIRST NATIONAL BANK OF CHICAGO and THE NORTHERN TRUST COMPANY, as Trustee, to appoint C.K. YEUTTER and W.H. HELMERICH, III, and each or either of them, with power of substitution, proxies to vote all shares of the Company's stock credited to the accounts of the undersigned under the Employees' Investment Plan Trust and the Caterpillar Inc. Investment Trust at the close of business on February 13, 1995, as directed hereon on the following matters, and, in their discretion, on any other matters that may come before the meeting.

Election of Directors. Nominees: J.R. Junkins, G.R. Parker, G.A. Schaefer

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS CARD ALSO CONSTITUTES VOTING INSTRUCTIONS FOR ANY SHARES HELD BY THE UNDERSIGNED IN ANY COMPANY EMPLOYEE INVESTMENT PLANS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AND VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                     SEE REVERSE
                                                                         SIDE

                                 [RECYCLED PAPER LOGO] Printed on recycled paper

- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                [Photo of Caterpillar equipment appears here.]

If you think helping build a dam or bridge is incredible, try tearing down a wall.

                     [Photo of Berlin Wall appears here.]

  The fall of the Berlin Wall was more than the demolition of a historic concrete barrier. When Caterpillar equipment helped tear it down, it created new opportunities for expanding markets in Eastern Europe and around the world. In fact, a sizable chunk of the peace dividend is already flowing into the U.S. economy.

  The Commonwealth of Independent States--the former Soviet Union--purchased nearly $200 million worth of Caterpillar equipment in 1993 alone.

  With a worldwide reputation like ours, it's not surprising. Almost half of our $11 billion in sales last year came from customers outside the United States.

  But we manufactured nearly three-quarters of our products in the United
States.

  Caterpillar is known for the things we help build. But one of the jobs we're proudest of is something we helped tear down.

                                                              [CATERPILLAR LOGO]

/x/ Please mark your votes as in this example                            1433
                                                                         ----
UNLESS OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR THE ELECTION OF THE
NOMINEES FOR DIRECTORS LISTED, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4
AND 5.
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS AND PROPOSALS
2 AND 3.
- --------------------------------------------------------------------------------
                                               FOR           WITHHELD
1. Election of Directors (see reverse)         / /              / /
For, except vote withheld from the following nominee(s):

- ----------------------------------------------------------------------
                                               FOR   AGAINST   ABSTAIN
2. Amendments to 1987 Stock Option Plan        / /     / /       / /


3. Appointment of Independent Auditors         / /     / /       / /
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSALS 4 AND 5.
- --------------------------------------------------------------------------------
                                               FOR   AGAINST   ABSTAIN
4. Stockholder proposal                        / /     / /       / /


5. Stockholder proposal                        / /     / /       / /

SIGNATURE(S)_________________________________________ DATE__________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


                                ANNUAL MEETING
                                      OF
                         CATERPILLAR INC. STOCKHOLDERS

                           WEDNESDAY, APRIL 12, 1995
                                  10:30 A.M.
                          LOEWS VENTANA CANYON HOTEL
                            7000 NORTH RESORT DRIVE
                                TUCSON, ARIZONA

================================================================================
                                    AGENDA
                                    ------

*  Election of Directors
*  Approval of Amendments to the 1987 Stock Option Plan
*  Ratification of the appointment of independent public accountants
*  Act upon two stockholder proposals
*  Transact such other business as may properly be brought before the meeting.
================================================================================

- --------------------------------------------------------------------------------

                                     PROXY

                               CATERPILLAR INC.

                ANNUAL MEETING OF STOCKHOLDERS - APRIL 12, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  At the Annual Meeting of Stockholders of the Company on April 12, 1995, or at any adjournments thereof, the undersigned hereby appoints C.K. YEUTTER and W.H. HELMERICH, III, and each of them, proxies with power of substitution to vote the stock of the undersigned on the following matters, and, in their discretion, on any other matters that may come before the meeting.

Election of Directors. Nominees: J.R. Junkins, G.R. Parker, G.A. Schaefer

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                     SEE REVERSE
                                                                         SIDE

                                 [RECYCLED PAPER LOGO] Printed on recycled paper

- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                [Photo of Caterpillar equipment appears here.]

If you think helping build a dam or bridge is incredible, try tearing down a wall.

                     [Photo of Berlin Wall appears here.]

  The fall of the Berlin Wall was more than the demolition of a historic concrete barrier. When Caterpillar equipment helped tear it down, it created new opportunities for expanding markets in Eastern Europe and around the world. In fact, a sizable chunk of the peace dividend is already flowing into the U.S. economy.

  The Commonwealth of Independent States--the former Soviet Union--purchased nearly $200 million worth of Caterpillar equipment in 1993 alone.

  With a worldwide reputation like ours, it's not surprising. Almost half of our $11 billion in sales last year came from customers outside the United States.

  But we manufactured nearly three-quarters of our products in the United
States.

  Caterpillar is known for the things we help build. But one of the jobs we're proudest of is something we helped tear down.

                                                              [CATERPILLAR LOGO]

/x/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE                            1433
                                                                         ----
UNLESS OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR THE ELECTION OF THE
NOMINEES FOR DIRECTORS LISTED. FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4
AND 5.
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS AND PROPOSALS
2 AND 3.
- --------------------------------------------------------------------------------
                                               FOR           WITHHELD
1. Election of Directors (see reverse)         / /              / /
For, except vote withheld from the following nominee(s):

- ----------------------------------------------------------------------
                                               FOR   AGAINST   ABSTAIN
2. Amendments to 1987 Stock Option Plan        / /     / /       / /

                                               FOR   AGAINST   ABSTAIN
3. Appointment of Independent Auditors         / /     / /       / /
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSALS 4 AND 5.
- --------------------------------------------------------------------------------
                                               FOR   AGAINST   ABSTAIN
4. Stockholder proposal                        / /     / /       / /

                                               FOR   AGAINST   ABSTAIN
5. Stockholder proposal                        / /     / /       / /

SIGNATURE(S)_________________________________________ DATE__________________
NOTE: Please sign excatly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


                                ANNUAL MEETING
                                      OF
                         CATERPILLAR INC. STOCKHOLDERS

                           WEDNESDAY, APRIL 12, 1995
                                  10:30 A.M.
                          LOEWS VENTANA CANYON HOTEL
                            7000 NORTH RESORT DRIVE
                                TUCSON, ARIZONA

================================================================================
                                    AGENDA
                                    ------

*  Election of Directors
*  Approval of Amendments to the 1987 Stock Option Plan
*  Ratification of the appointment of independent public accountants
*  Act upon two stockholder proposals
*  Transact such other business as may properly be brought before the meeting.
================================================================================

- --------------------------------------------------------------------------------

                              VOTING INSTRUCTION

                               CATERPILLAR INC.

                        ANNUAL MEETING - APRIL 12, 1995

   THIS VOTING AUTHORIZATION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  At the Annual Meeting of Stockholders of the Company on April 12, 1995, or at any adjournments thereof, the undersigned hereby authorizes THE FIRST NATIONAL BANK OF CHICAGO and THE NORTHERN TRUST COMPANY, as Trustee, to appoint C.K. YEUTTER and W.H. HELMERICH, III, and each or either of them, with power of substitution, proxies to vote all shares of the Company's stock credited to the accounts of the undersigned under the Employees' Investment Plan Trust and the Caterpillar Inc. Investment Trust at the close of business on February 13, 1995, as directed hereon on the following matters, and, in their discretion, on any other matters that may come before the meeting.

Election of Directors. Nominees: J.R. Junkins, G.R. Parker, G.A. Schaefer

THE TRUSTEE CANNOT VOTE YOUR SHARES UNLESS YOU DATE AND SIGN THIS CARD ON THE REVERSE SIDE.


                                 [RECYCLED PAPER LOGO] Printed on recycled paper

- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                [Photo of Caterpillar equipment appears here.]

If you think helping build a dam or bridge is incredible, try tearing down a wall.

                     [Photo of Berlin Wall appears here.]

  The fall of the Berlin Wall was more than the demolition of a historic concrete barrier. When Caterpillar equipment helped tear it down, it created new opportunities for expanding markets in Eastern Europe and around the world. In fact, a sizable chunk of the peace dividend is already flowing into the U.S. economy.

  The Commonwealth of Independent States--the former Soviet Union--purchased nearly $200 million worth of Caterpillar equipment in 1993 alone.

  With a worldwide reputation like ours, it's not surprising. Almost half of our $11 billion in sales last year came from customers outside the United States.

  But we manufactured nearly three-quarters of our products in the United
States.

  Caterpillar is known for the things we help build. But one of the jobs we're proudest of is something we helped tear down.

                                                              [CATERPILLAR LOGO]

/x/ Please mark your votes as in this example.                           9050
                                                                         ----
UNLESS OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR THE ELECTION OF THE
NOMINEES FOR DIRECTORS LISTED, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4
AND 5.
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS AND PROPOSALS
2 AND 3.
- --------------------------------------------------------------------------------
                                               FOR           WITHHELD
1. Election of Directors (see reverse)         / /              / /
For, except vote withheld from the following nominee(s):

- ----------------------------------------------------------------------
                                               FOR   AGAINST   ABSTAIN
2. Amendments to 1987 Stock Option Plan        / /     / /       / /


3. Appointment of Independent Auditors         / /     / /       / /
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSALS 4 AND 5.
- --------------------------------------------------------------------------------
                                               FOR   AGAINST   ABSTAIN
4. Stockholder proposal                        / /     / /       / /


5. Stockholder proposal                        / /     / /       / /

SIGNATURE(S)_________________________________________ DATE__________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


                                ANNUAL MEETING
                                      OF
                         CATERPILLAR INC. STOCKHOLDERS

                           WEDNESDAY, APRIL 12, 1995
                                  10:30 A.M.
                          LOEWS VENTANA CANYON HOTEL
                            7000 NORTH RESORT DRIVE
                                TUCSON, ARIZONA

================================================================================
                                    AGENDA
                                    ------

*  Election of Directors
*  Approval of Amendments to the 1987 Stock Option Plan
*  Ratification of the appointment of independent public accountants
*  Act upon two stockholder proposals
*  Transact such other business as may properly be brought before the meeting.
================================================================================

- --------------------------------------------------------------------------------

                              VOTING INSTRUCTION

                               CATERPILLAR INC.

                        ANNUAL MEETING - APRIL 12, 1995

   THIS VOTING AUTHORIZATION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  At the Annual Meeting of Stockholders of the Company on April 12, 1995, or at any adjournments thereof, the undersigned hereby authorizes THE NATIONAL TRUST COMPANY LTD., TORONTO, as Trustee, to appoint C.K. YEUTTER and W.H. HELMERICH, III, and each or either of them, with power of substitution, proxies to vote all shares of the Company's stock credited to the accounts of the undersigned under the Employees' Investment Plan Trust and the Caterpillar Inc. Investment Trust at the close of business on February 13, 1995, as directed below on the following matters, and, in their discretion, on any other matters that may come before the meeting.

Election of Directors. Nominees: J.R. Junkins, G.R. Parker, G.A. Schaefer

THE TRUSTEE CANNOT VOTE YOUR SHARES UNLESS YOU DATE AND SIGN THIS CARD ON THE REVERSE SIDE.


                                 [RECYCLED PAPER LOGO] Printed on recycled paper

- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                [Photo of Caterpillar equipment appears here.]

If you think helping build a dam or bridge is incredible, try tearing down a wall.

                     [Photo of Berlin Wall appears here.]

  The fall of the Berlin Wall was more than the demolition of a historic concrete barrier. When Caterpillar equipment helped tear it down, it created new opportunities for expanding markets in Eastern Europe and around the world. In fact, a sizable chunk of the peace dividend is already flowing into the U.S. economy.

  The Commonwealth of Independent States--the former Soviet Union--purchased nearly $200 million worth of Caterpillar equipment in 1993 alone.

  With a worldwide reputation like ours, it's not surprising. Almost half of our $11 billion in sales last year came from customers outside the United States.

  But we manufactured nearly three-quarters of our products in the United
States.

  Caterpillar is known for the things we help build. But one of the jobs we're proudest of is something we helped tear down.

                                                              [CATERPILLAR LOGO]

SPECIMEN

/x/ Please mark your votes as in this example.                           1433
                                                                         ----
UNLESS OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR THE ELECTION OF THE
NOMINEES FOR DIRECTORS LISTED, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4
AND 5.
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS AND PROPOSALS
2 AND 3.
- --------------------------------------------------------------------------------
                                               FOR           WITHHELD
1. Election of Directors (see reverse)         / /              / /
For, except vote withheld from the following nominee(s):

- ----------------------------------------------------------------------
                                               FOR   AGAINST   ABSTAIN
2. Amendments to 1987 Stock Option Plan        / /     / /       / /

3. Appointment of Independent Auditors         / /     / /       / /
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSALS 4 AND 5.
- --------------------------------------------------------------------------------
                                               FOR   AGAINST   ABSTAIN
4. Stockholder proposal                        / /     / /       / /

5. Stockholder proposal                        / /     / /       / /

SIGNATURE(S)_________________________________________ DATE__________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


                                ANNUAL MEETING
                                      OF
                         CATERPILLAR INC. STOCKHOLDERS

                           WEDNESDAY, APRIL 12, 1995
                                  10:30 A.M.
                          LOEWS VENTANA CANYON HOTEL
                            7000 NORTH RESORT DRIVE
                                TUCSON, ARIZONA

================================================================================
                                    AGENDA
                                    ------

*  Election of Directors
*  Approval of Amendments to the 1987 Stock Option Plan
*  Ratification of the appointment of independent public accountants
*  Act upon two stockholder proposals
*  Transact such other business as may properly be brought before the meeting.
================================================================================

- --------------------------------------------------------------------------------

                                     PROXY

                               CATERPILLAR INC.

                ANNUAL MEETING OF STOCKHOLDERS - APRIL 12, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  At the Annual Meeting of Stockholders of the Company on April 12, 1995, or at any adjournments thereof, the undersigned hereby appoints C.K. YEUTTER and W.H. HELMERICH, III, and each of them, proxies with power of substitution to vote the stock of the undersigned on the following matters, and, in their discretion, on any matters that may come before the meeting.

Election of Directors. Nominees: J.R. Junkins, G.R.Parker, G.A. Schaefer

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                     SEE REVERSE
                                                                         SIDE

                                 [RECYCLED PAPER LOGO] Printed on recycled paper

- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                [Photo of Caterpillar equipment appears here.]

If you think helping build a dam or bridge is incredible, try tearing down a wall.

                     [Photo of Berlin Wall appears here.]

  The fall of the Berlin Wall was more than the demolition of a historic concrete barrier. When Caterpillar equipment helped tear it down, it created new opportunities for expanding markets in Eastern Europe and around the world. In fact, a sizable chunk of the peace dividend is already flowing into the U.S. economy.

  The Commonwealth of Independent States--the former Soviet Union--purchased nearly $200 million worth of Caterpillar equipment in 1993 alone.

  With a worldwide reputation like ours, it's not surprising. Almost half of our $11 billion in sales last year came from customers outside the United States.

  But we manufactured nearly three-quarters of our products in the United
States.

  Caterpillar is known for the things we help build. But one of the jobs we're proudest of is something we helped tear down.

                                                              [CATERPILLAR LOGO]

/x/ Please mark your votes as in this example.                           1433
                                                                         ----
UNLESS OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR THE ELECTION OF THE
NOMINEES FOR DIRECTORS LISTED, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4
AND 5.
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS AND PROPOSALS
2 AND 3.
- --------------------------------------------------------------------------------
                                               FOR           WITHHELD
1. Election of Directors (See reverse)         / /              / /
For, except vote withheld from the following nominee(s):

- ----------------------------------------------------------------------
                                               FOR   AGAINST   ABSTAIN
2. Amendments to 1987 Stock Option Plan        / /     / /       / /

3. Appointment of Independent Auditors         / /     / /       / /
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSALS 4 AND 5.
- --------------------------------------------------------------------------------
                                               FOR   AGAINST   ABSTAIN
4. Stockholder proposal                        / /     / /       / /

5. Stockholder proposal                        / /     / /       / /

SIGNATURE(S)_________________________________________ DATE__________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- --------------------------------------------------------------------------------

                                     PROXY

                               CATERPILLAR INC.

                ANNUAL MEETING OF STOCKHOLDERS - APRIL 12, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  At the Annual Meeting of Stockholders of the Company on April 12, 1995, or at any adjournments thereof, the undersigned hereby appoints C.K. YEUTTER and W.H. HELMERICH, III, and each of them, proxies with power of substitution to vote the stock of the undersigned on the following matters, and, in their discretion, on any other matters that may come before the meeting.

Election of Directors. Nominees: J.R. Junkins, G.R. Parker, G.A. Schaefer

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                     SEE REVERSE
                                                                         SIDE

                                 [RECYCLED PAPER LOGO] Printed on recycled paper

                               ADMISSION TICKET

                           ------------------------

                               Caterpillar Inc.

                        Annual Meeting of Stockholders

                           Wednesday, April 12, 1995
                                  10:30 a.m.
                          Loews Ventana Canyon Hotel
                            7000 North Resort Drive
                                Tucson, Arizona

- --------------------------------------------------------------------------------